TRANSACTION AGREEMENT

                                   dated as of

                                November 14, 2000

                                      among

                        PRICE COMMUNICATIONS CORPORATION,

                       PRICE COMMUNICATIONS CELLULAR INC.,

                  PRICE COMMUNICATIONS CELLULAR HOLDINGS, INC.,

                      PRICE COMMUNICATIONS WIRELESS, INC.,

                             VERIZON WIRELESS INC.,

                               CELLCO PARTNERSHIP

                                       and

                           VWI ACQUISITION CORPORATION

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                                TABLE OF CONTENTS

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ARTICLE 1
      DEFINITIONS
Section 1.01.  Definitions.......................................1

ARTICLE 2
      CONTEMPLATED TRANSACTIONS
SECTION 2.01.  Contemplated Transactions........................16
SECTION 2.02.  Acquisition of Minority Interests................16
SECTION 2.03.  Transfer of Assets to the Company................16
SECTION 2.04.  Disposition of Florida Business..................16
SECTION 2.05.  Divestitures.....................................17
SECTION 2.06.  Contribution of Assets...........................18
SECTION 2.07.  Assumption of Liabilities........................18
SECTION 2.08.  Merger...........................................18
SECTION 2.09.  Senior Subordinated Notes........................18
SECTION 2.10.  Senior Secured Notes.............................19

ARTICLE 3
      TRANSFER OF ASSETS AND LIABILITIES
SECTION 3.01.  Asset Contribution...............................20
SECTION 3.02.  Excluded Assets..................................22
SECTION 3.03.  Assumed Liabilities..............................23
SECTION 3.04.  Excluded Liabilities.............................24
SECTION 3.05.  Assignment of Contracts and Rights...............25

ARTICLE 4
      THE MERGER
SECTION 4.01.  The Merger.......................................26
SECTION 4.02.  Conversion of Shares.............................26
SECTION 4.03.  Adjustments......................................27
SECTION 4.04.  Certificate of Incorporation.....................27
SECTION 4.05.  Bylaws...........................................27
SECTION 4.06.  Directors and Officers...........................27

ARTICLE 5
      THE CLOSING
SECTION 5.01.  The Closing......................................27

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Section 5.02.  Aggregate Transaction Consideration..............28
Section 5.03.  Estimated Working Capital Adjustment;
               Estimated Closing Balance Sheet..................30
Section 5.04.  Final Closing Balance Sheet and Closing
               Working Capital Adjustment.......................31
Section 5.05.  Final Working Capital Adjustment.................33

ARTICLE 6
      REPRESENTATIONS AND WARRANTIES OF THE PRICE CORPORATIONS
      AND THE COMPANY
SECTION 6.01.  Existence and Power..............................34
SECTION 6.02.  Authorization....................................34
SECTION 6.03.  Governmental Authorization.......................35
SECTION 6.04.  Noncontravention.................................36
SECTION 6.05.  Required and Other Consents......................36
SECTION 6.06.  Financial Statements.............................37
SECTION 6.07.  Absence of Certain Changes.......................37
SECTION 6.08.  No Undisclosed Material Liabilities..............39
SECTION 6.09.  Material Contracts...............................39
SECTION 6.10.  Litigation.......................................42
SECTION 6.11.  Compliance with Laws and Court Orders............43
SECTION 6.12.  Properties.......................................43
SECTION 6.13.  Sufficiency of and Title to the Contributed
               Assets...........................................45
SECTION 6.14.  Subscriber Accounts..............................45
SECTION 6.15.  Intellectual Property............................46
SECTION 6.16.  Insurance Coverage...............................47
SECTION 6.17.  Licenses and Permits.............................47
SECTION 6.18.  Financial Advisors' Fees.........................49
SECTION 6.19.  Environmental Compliance.........................49
SECTION 6.20.  Acquiror's Environmental Reports.................52
SECTION 6.21.  Subsidiaries.....................................53
SECTION 6.22.  SEC Filings......................................53
SECTION 6.23.  Financial Statements.............................54
SECTION 6.24.  Disclosure Documents.............................54
SECTION 6.25.  Tax Opinion......................................55
SECTION 6.26.  FCC Authorization................................55

ARTICLE 7
      REPRESENTATIONS AND WARRANTIES OF ACQUIROR


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SECTION 7.01.  Existence and Power..............................55
SECTION 7.02.  Authorization....................................56
SECTION 7.03.  Governmental Authorization.......................56
SECTION 7.04.  Noncontravention.................................56
SECTION 7.05.  Consents.........................................57
SECTION 7.06.  Litigation.......................................57
SECTION 7.07.  Finders' Fees....................................57
SECTION 7.08.  Acquiror Capitalization..........................57
SECTION 7.09.  SEC Filings......................................58
SECTION 7.10.  Merger Subsidiary................................59
SECTION 7.11.  FCC Qualification................................59

ARTICLE 8
      COVENANTS OF THE PRICE CORPORATIONS AND THE COMPANY
SECTION 8.01.  Conduct of the Business..........................59
SECTION 8.02.  Maintenance of Assets and Insurance..............61
SECTION 8.03.  Compliance with Laws, Etc........................61
SECTION 8.04.  Co-Operation in Conducting the Business..........61
SECTION 8.05.  Access to Information; Confidentiality...........62
SECTION 8.06.  Notices of Certain Events........................63
SECTION 8.07.  Noncompetition...................................64
SECTION 8.08.  Stockholder Meeting; Proxy Materials.............65
SECTION 8.09.  No Shop..........................................66
SECTION 8.10.  Company Debt.....................................68
SECTION 8.11.  Minimum Cash Balance.............................68
SECTION 8.12.  Environmental Matters............................69
SECTION 8.13.  Contour Extension Agreements.....................69
SECTION 8.14.  Intercompany Obligations and Cross Ownership Interest69

ARTICLE 9
      COVENANTS OF ACQUIROR
SECTION 9.01.  Confidentiality..................................70
SECTION 9.02.  Access...........................................70
SECTION 9.03.  Obligations of Merger Subsidiary.................71
SECTION 9.04.  Director and Officer Liability...................71
SECTION 9.05.  Transaction Registration Statement...............71
SECTION 9.06.  Stock Exchange Listing...........................72
SECTION 9.07.  IPO..............................................72
SECTION 9.08.  Exchange Act Reporting...........................72


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ARTICLE 10
      COVENANTS OF ACQUIROR AND THE PRICE CORPORATIONS
SECTION 10.01.  Best Efforts; Further Assurances................72
SECTION 10.02.  Certain Filings.................................73
SECTION 10.03.  Public Announcements............................74
SECTION 10.04.  Trademarks; Tradenames..........................74
SECTION 10.05.  WARN Act........................................74
SECTION 10.06.  H.O. Systems Agreement..........................75
SECTION 10.07.  Transition Services Agreement...................75
SECTION 10.08.  GiantBear Agreement.............................76
SECTION 10.09.  BCG Agreement...................................76
SECTION 10.10.  FCC Application.................................76

ARTICLE 11
      TAX MATTERS
SECTION 11.01.  Tax Definitions.................................77
SECTION 11.02.  Tax Representations.............................79
SECTION 11.03.  Covenants.......................................82
SECTION 11.04.  Cooperation on Tax Matters......................85
SECTION 11.05.  No Carrybacks...................................86
SECTION 11.06.  Tax Indemnification.............................86
SECTION 11.07.  Refunds.........................................91
SECTION 11.08.  Closing Date Tax Treatment......................91
SECTION 11.09.  Certain Disputes................................92

ARTICLE 12
      EMPLOYEE BENEFITS
SECTION 12.01.  Employee Benefits Definitions...................92
SECTION 12.02.  ERISA Representations...........................92
SECTION 12.03.  No Third Party Beneficiaries....................94
SECTION 12.04.  Employees.......................................94
SECTION 12.05.  Employee Benefits...............................94
SECTION 12.06.  Excluded Employees..............................95

ARTICLE 13
      CONDITIONS TO CLOSING
SECTION 13.01.  Conditions to Obligations of Each Party.........96
SECTION 13.02.  Conditions to Obligation of Acquiror and Cellco.96


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SECTION 13.03.  Conditions to Obligation of The Price
                Corporations and the Company....................99

ARTICLE 14
      SURVIVAL; INDEMNIFICATION
SECTION 14.01.  Survival.......................................101
SECTION 14.02.  Indemnification................................102
SECTION 14.03.  Procedures.....................................104
SECTION 14.04.  Payment........................................106
SECTION 14.05.  Other Rights and Remedies Not Affected.........108

ARTICLE 15
      TERMINATION
SECTION 15.01.  Grounds for Termination........................108
SECTION 15.02.  Effect of Termination..........................109

ARTICLE 16
      MISCELLANEOUS
SECTION 16.01.  Notices........................................110
SECTION 16.02.  Amendments and Waivers.........................111
SECTION 16.03.  Expenses.......................................111
SECTION 16.04.  Successors and Assigns.........................113
SECTION 16.05.  Governing Law..................................113
SECTION 16.06.  Jurisdiction...................................113
SECTION 16.07.  WAIVER OF JURY TRIAL...........................113
SECTION 16.08.  Counterparts; Third Party Beneficiaries........113
SECTION 16.09.  Entire Agreement...............................114
SECTION 16.10.  Bulk Sales Laws................................114
SECTION 16.11.  Joint and Several Liability....................114
SECTION 16.12.  Appointment of Agent...........................114
SECTION 16.13.  Captions.......................................114


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                           EXHIBIT INDEX

Business Balance Sheet...................................Exhibit A
Company Balance Sheet....................................Exhibit B
Lock-up Agreement........................................Exhibit C
Price Parent Third Quarter Balance Sheet.................Exhibit D
Voting Agreement.........................................Exhibit E
Proskauer Rose LLP Tax Opinion...........................Exhibit F
Davis Wright Tremaine LLP Opinion........................Exhibit G
Pledge Agreement.........................................Exhibit H
Tax Certificates and Representations
as of November 14, 2000..................................Exhibit I
Tax Certificates and Representations
as of the Closing Date...................................Exhibit J


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

                              TRANSACTION AGREEMENT

      AGREEMENT dated as of November 14, 2000 between Price Communications Corporation, a New York corporation ("Price Parent"), Price Communications Cellular Inc., a Delaware corporation ("Price Cellular"), Price Communications Cellular Holdings, Inc., a Delaware corporation ("Price Shareholder" and, together with Price Parent and Price Cellular, the "Price Corporations"), Price Communications Wireless, Inc., a Delaware corporation (the "Company"), Verizon Wireless Inc., a Delaware corporation ("Acquiror"), Cellco Partnership, a Delaware general partnership ("Cellco"), and VWI Acquisition Corporation, a newly-formed Delaware corporation and a wholly-owned subsidiary of Acquiror ("Merger Subsidiary").

                              W I T N E S S E T H :

      WHEREAS, the Price Corporations conduct either directly or through one or more affiliates, including the Company, the business of constructing, developing, managing and operating cellular telephone systems;

      WHEREAS, the parties hereto desire that in conjunction with the Acquiror Initial Public Offering, the Company shall transfer the Business (as defined below) to Cellco, upon the terms and subject to the conditions hereinafter set forth, in exchange for a partnership interest in Cellco and Acquiror shall acquire the Company in exchange for Acquiror Stock;

      WHEREAS, the parties intend the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code (a "368 Reorganization") and to also qualify under Section 351(a) of the Code (a "351 Transfer") and the Asset Contribution to qualify under Section 721(a) of the Code (a "721 Contribution");

      The parties hereto agree as follows:

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                                    ARTICLE 1

                                   DEFINITIONS

      Section 1.01.  Definitions.

     (a)   The following terms, as used herein, have the following meanings:

      "Acquiror Initial Public Offering" means the first public offering of the Acquiror Stock pursuant to an effective registration statement under the 1933 Act that (i) is underwritten, on a firm commitment basis, by one or more investment banks of nationally recognized standing, (ii) results in gross proceeds to Acquiror of at least $4 billion and (iii) results in the issuance to Acquiror of partnership units in Cellco representing at least 5% of the aggregate partnership units in Cellco which are outstanding immediately after completion of the offering.

      "Acquiror IPO Price" means the price per share at which shares of Acquiror Stock are offered for sale to the public pursuant to the Acquiror Initial Public Offering, as described in the IPO Registration Statement as declared effective by the SEC.

      "Acquiror Stock" means the Class A common stock, $.001 par value, of Acquiror, substantially with the attributes described in the IPO Registration Statement.

      "Acquisition Proposal" means, other than the transactions contemplated by this Agreement, any offer or proposal for, any indication of interest in, or any submission of inquiries from any Third Party relating to (A) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of Price Parent and its Subsidiaries or over 20% of any class of equity or voting securities of Price Parent, any Price Corporation or the Company or over 20% of any class of equity or voting securities of any one or more Company Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of Price Parent and its Subsidiaries, (B) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Third Party's beneficially owning 20% or more of any class of equity or voting securities of Price Parent, any Price Corporation or the Company or over 20% of any class of equity or voting securities of any one or more Company Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of Price Parent and its Subsidiaries, or (C) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Price Parent, any Price Corporation or the Company or over 20% of any class of equity or voting securities of any one or more Company Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the


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consolidated assets of Price Parent and its Subsidiaries; provided that, notwithstanding the foregoing, the acquisition by any institutional investor of any securities of Price Parent, directly or indirectly, in connection with its investment operations in the ordinary course of business shall not constitute an "Acquisition Proposal" if (I) such investor and its Affiliates do not at any time "beneficially own" (as defined in Rule 13d-3 promulgated under the 1934
Act) voting securities of Price Parent representing more than thirty percent (30%) of the total voting power of all outstanding voting securities of Price Parent and (II) such activities are for investment purposes only and are not, alone or in concert with others, in connection with any plan, arrangement, understanding, proposal, or intention to influence, or affect control over the management, board of directors or policies of Price Parent, provided further that, notwithstanding the foregoing, an Acquisition Proposal shall be deemed to exist if at any time such investor or its Affiliates shall fail to, or no longer, comply with (I) or (II) of the foregoing.

      "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such other Person. For purposes of this definition (a) Robert Price (but no other members of Robert Price's family) and any Person directly or indirectly controlled by Robert Price (including any Person for which Robert Price acts as a guardian of the property of, but no other members of Robert Price's family) shall be deemed to be an Affiliate of the Price Corporations, the Company, each of the Company Subsidiaries and each of their other Affiliates and (b) the term "control" means (x) the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (y) without limiting the foregoing, the beneficial ownership of 10% or more of the voting power of the voting common equity of such Person (on a fully diluted basis) or of warrants or other rights to acquire such equity (whether or not presently exercisable).

      "Ancillary Agreements" means the Lock-up Agreement, the Pledge Agreement, the Transition Services Agreement and the Voting Agreement.

      "Balance Sheet" means the Business Balance Sheet or, if the Florida Election shall have been made, the Company Balance Sheet.

      "Balance Sheet Date" means September 30, 2000.

      "Bank of Montreal" means the Bank of Montreal Trust Company, a New York banking corporation, and its successors.


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      "BCG Agreement" means the Prepaid Connection Service Agreement dated May
15, 2000 between Cellular Express, Inc. d/b/a Boston Communications Group and the Company.

      "Business" means the business of constructing, developing, managing and operating cellular telephone systems serving the Company Cellular Telephone System Areas in Georgia, Alabama and South Carolina, but excluding the Florida Business (unless the Florida Business Acquisition is consummated), conducted by the Company either directly or through Affiliates.

      "Business Balance Sheet" means the consolidated balance sheet of the Company and the Company Subsidiaries, but excluding the Florida Business, as of September 30, 2000, attached as Exhibit A hereto.

      "Business Employee" means any person employed by the Company or the Company Subsidiaries primarily in connection with the Business.

      "CELLULARONE Service Mark" means the CELLULARONE Service Mark registered with the U.S. Patent and Trademark Office licensed by Cellular One Group, a Delaware general partnership, to the Price Corporations, the Company or any of their Affiliates for use in the Company Cellular Telephone System Areas.

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any rules or regulations promulgated thereunder.

      "Change of Control" means (i) any Acquisition Proposal involving the Contributed Assets, any class of equity or voting securities of any Price Corporation (other than Price Parent), the Company or any one or more of the Company Subsidiaries, (ii) any Person (other than a Passive Institutional Investor and other than Robert Price and any 13D Group as to which he has sole voting authority) or 13D Group having or acquiring beneficial ownership (as defined in Rule 13d-3 under the 1934 Act) of voting securities of Price Parent representing more than 30% of the total voting power of all outstanding voting securities of Price Parent (provided that if Robert Price is a member of a 13D Group, it shall not constitute a "Change of Control" if every other member of such group agrees to be subject to the Voting Agreement and provided further that a "Change of Control" shall not be deemed to exist pursuant to this subclause (ii) solely by reason of an acquisition of voting securities of Price Parent by Price Parent which, by reducing the number of voting securities of Price Parent outstanding, increases the proportionate number of voting securities of Price Parent beneficially owned by such Person or 13D Group more than


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30% of the total voting power of all outstanding voting securities of Price
Parent), or (iii) a majority of the members of the board of directors of Price Parent ceasing to be Continuing Directors as a result of a proxy or consent solicitation (or commencement of a proxy or consent solicitation to consummate such a change in the board of directors of Price Parent) if any Person who is a participant in such solicitation has stated that such Person intends to take, or may consider taking, any action which would constitute an Acquisition Proposal. For purposes hereof "Continuing Director" means any individual who is, as of the date of this Agreement, a member of the board of directors of Price Parent and any individual who hereafter becomes a member of such board if such individual's nomination for election is recommended or approved by a majority of the Continuing Directors.

      "Closing Date" means the date of the Closing.

      "Communications Act" means the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Company Balance Sheet" means the consolidated balance sheet of the Company and the Company Subsidiaries as of September 30, 2000, attached as Exhibit B hereto.

      "Company Cellular Telephone System Areas" means the Montgomery and Dothan, Alabama and Macon-Warner Robins, Columbus including Russell County, Alabama, Albany, Augusta (including Aiken County, South Carolina) and Savannah, Georgia metropolitan statistical areas, and the Georgia-6, Georgia-7, Georgia-8, Georgia-9, Georgia-10, Georgia-12, Georgia-13 and Alabama-8 rural service areas, but excludes, for the avoidance of doubt, the Panama City, Florida metropolitan statistical area (unless the Florida Business Acquisition is consummated).

      "Company Debt" means the Senior Subordinated Debt and the Senior Secured Debt.

      "Company Stock" means the common stock, $0.01 par value, of the Company.

      "Company Subsidiaries" means (i) Savannah Cellular Limited Partnership, a Delaware limited partnership, CEI Communications, Inc., a Delaware corporation, Macon Cellular Telephone Systems Limited Partnership, a New Hampshire limited partnership, Columbus Cellular Telephone Company, a Georgia general partnership, Montgomery Cellular Holding Co., Inc., a Delaware corporation, Montgomery Cellular Telephone Company, Inc., an Alabama corporation, Cellular Systems of Southeast Alabama, Inc., a Delaware corporation, Dothan Cellular Telephone Company, Inc., a Alabama


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

corporation, Palmer Wireless Holdings, Inc., a Delaware corporation, Price Communications Wireless II, Inc., a Delaware corporation, Price Communications Wireless III, Inc., a Delaware corporation, Price Communications Wireless IV, Inc., a Delaware corporation, Price Communications Wireless V, Inc., a Delaware corporation, Price Communications Wireless VI, Inc., a Delaware corporation, Price Communications Wireless VII, Inc., a Delaware corporation, Price Communications Wireless VIII, Inc., a Delaware corporation, Old North Tower Corporation, a Delaware corporation, (ii) any Subsidiaries formed by any of the Price Corporations or any of their Affiliates for the purpose of effecting the Contemplated Transactions, (iii) if the Acquiror makes the Florida Election, all of the following: Panama City Communications, Inc., a Florida corporation, Panhandle Cellular Partnership, a Florida general partnership, Panama City Cellular Telephone Company, Ltd., a Florida limited partnership, Price Communications Wireless IX, Inc., a Delaware corporation and (iv) the respective direct and indirect Subsidiaries of the Company and the Persons referred to in clauses (i) and (ii) and, if the Acquiror makes the Florida Election, (iii).

      "Company 10-K" means Price Parent's annual report on Form 10-K for the fiscal year ended December 31, 1999.

      "Confidentiality Agreement" means the Confidentiality Agreement dated as of June 23, 2000 between Price Parent and Cellco.

      "Delaware Law" means the General Corporation Law of the State of Delaware.

      "Environmental Laws" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or any agreement with any governmental authority or other third party, in effect on or prior to the Closing Date, relating to the environment, human health and safety or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

      "Environmental Liabilities" means any and all liabilities, losses, damages or claims arising in connection with, asserted against or sought to be imposed on the Company and Company Subsidiaries (or any predecessors of Company or any of its Subsidiaries or any prior owner of all or part of their business), with respect to any property now or previously owned, leased or operated by any of the Price Corporations, any of their Subsidiaries, the Business (as currently or previously conducted), the Contributed Assets or any activities or operations occurring or conducted at the Real Property (including, without limitation, offsite disposal), whether accrued, contingent,


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

absolute, determined, determinable or otherwise, which (i) arise under any Environmental Law, and (ii) relate to actions occurring or conditions existing on or prior to the Closing.

      "Environmental Permits" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities required by or issued pursuant to Environmental Laws and affecting, or relating in any way to, the Business.

      "Excluded Contracts" means (i) all contracts relating to the Florida Business (unless the Acquiror consummates the Florida Business Acquisition),
(ii) all contracts entered into prior to the Closing Date that relate to any disposition of assets or securities of the Business or any interest in the Business including, without limitation, the contracts relating to the Fort Myers Sale and the Georgia Sale (as defined in the Price SEC Documents), (iii) all contracts relating to the Restructuring Transactions, (iv) the GiantBear Agreement, and (v) the BCG Agreement.

      "Excluded Employee" means any Business Employee of whom Acquiror gives notice as such to the Price Corporations within 30 days prior to the Closing Date.

      "FCC" means the Federal Communications Commission.

      "FCC Authorizations" means all licenses, permits and other authorizations issued by the FCC with respect to the Business including, without limitation,
(i) all licenses issued to the Company or any of its Affiliates by the FCC to construct, own and operate a cellular telecommunications system (including all associated microwave facilities) or otherwise with respect to each of the Company Cellular Telephone System Areas, and (ii) all construction permits, if any, that have been issued by the FCC to the Company or any of its Affiliates with respect to construction of a cellular telecommunications system in each of the Company Cellular Telephone System Areas.

      "Final Working Capital Adjustment" means the Closing Working Capital Adjustment calculated by Acquiror pursuant to Section 5.04(a) if no notice of disagreement is delivered pursuant to Section 5.04(b), or, if such a notice is delivered, the Closing Working Capital Adjustment agreed upon by Acquiror and the Price Corporations pursuant to Section 5.04(c) or, in the absence of such an agreement, the Closing Working Capital Adjustment determined as set forth in
Section 5.04(c).

      "Florida Business" means the business conducted by the Company, either directly or through Affiliates, of operating a cellular telephone system in Panama City, Florida.


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

      "GiantBear Agreement" means the Memorandum of Agreement dated as of February 14, 2000 between GiantBear.com, Inc. and the Company.

      "Governmental Entity" means any government or any state, department or other political subdivision thereof, or any governmental body, agency, authority (including, but not limited to, the FCC or any other telecommunications authority) or instrumentality (including, but not limited to, any court, tribunal or grand jury) exercising executive, prosecutorial, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Hazardous Substances" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise regulated hazardous substance, waste or material or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons, and any substance, waste or material regulated under any Environmental Law.

      "H.O. Agreement" means the License Agreement dated as of May 5, 2000 between H.O. Systems and the Company, together with the Addendum to the License Agreement dated as of such date and any other addenda or amendments thereto.

      "H.O. Systems" means H.O. Systems, Inc., a Georgia corporation.

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "Intellectual Property Rights" means (i) inventions, whether or not patentable, reduced to practice or made the subject of one or more pending patent applications, (ii) national and multinational statutory invention registrations, patents and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof) registered or applied for in the United States and all other nations throughout the world, all improvements to the inventions disclosed in each such registration, patent or patent application, (iii) trademarks, service marks, trade dress, logos, domain names, trade names and corporate names (whether or not registered) in the United States and all other nations throughout the world, including all variations, derivations, combinations, registrations and applications for registration of the foregoing and all goodwill associated therewith, (iv) copyrights (whether or not registered) and registrations and applications for registration thereof in the United States and all other nations throughout the world, including all derivative works, moral rights, renewals, extensions, reversions or restorations associated with such copyrights, now or hereafter


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

provided by law, regardless of the medium of fixation or means of expression,
(v) computer software, (including source code, object code, firmware, operating systems and specifications), (vi) trade secrets and, whether or not confidential, business information (including pricing and cost information, business and marketing plans and customer and supplier lists) and know-how (including manufacturing and production processes and techniques and research and development information), (vii) industrial designs (whether or not registered), (viii) databases and data collections, (ix) copies and tangible embodiments of any of the foregoing, in whatever form or medium, (x) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, (xi) all rights in all of the foregoing provided by treaties, conventions and common law and (xii) all rights to sue or recover and retain damages and costs and attorneys' fees for past, present and future infringement or misappropriation of any of the foregoing.

      "IPO Registration Statement" means Registration Statement No. 333-44394 filed by Acquiror with the SEC, as amended as of the date of this Agreement.

      "Licensed Intellectual Property Rights" means all Intellectual Property Rights owned by a third party and licensed or sublicensed to any of the Price Corporations or any of their Affiliates and held for use or used in the conduct of the Business including, without limitation, the CELLULARONE Service Mark, but excluding software where the Price Corporations and their Affiliates are the nonexclusive licensee and the licensed software is available on an over-the-counter, retail basis.

      "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

      "Lock-up Agreement" means an agreement between Acquiror and the Price Corporations, substantially in the form set forth in Exhibit C hereto.

      "Majority Owned Company Subsidiary" means any Company Subsidiary not wholly owned, directly or indirectly, by the Company or a wholly owned Subsidiary thereof.

      "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Business (other than the Excluded Assets), other than such material adverse effects arising out of business conditions or other matters generally affecting the wireless telecommunications industry.

      "Merger Consideration" means the total number of shares of Acquiror Stock to be received as consideration by the Price Corporations pursuant to the Merger, determined in accordance with Section 4.02(a).

      "Minimum Cash Balance" means unencumbered cash and cash equivalents equal to an aggregate of $150 million plus, to the extent any of the following obligations of the Price Corporations or the Company (other than such obligations that the Acquiror is required to pay or reimburse) have not been satisfied in full prior to Closing, an amount equal to (i) all costs and expenses incurred or committed to by the Company or any of the Company Subsidiaries in connection with any and all amendments and modifications to the H.O. Agreement contemplated pursuant to Section 10.06, except to the extent the Aggregate Transaction Consideration is reduced pursuant to Section 5.02(f) or
(g), (ii) all costs and expenses incurred or committed to by the Company or any of the Company Subsidiaries in connection with any and all amendments and modifications to the GiantBear Agreement and the BCG Agreement, (iii) all other costs and expenses incurred or committed to by the Company or any of the Company Subsidiaries pursuant to, or in connection with, this Agreement including, without limitation, in connection with the Restructuring Transactions, the Asset Contribution, the obtaining of all Required Consents, the calling and holding of the meeting of the stockholders of Price Parent and the preparation, filing and mailing of the Price Proxy Materials as contemplated by Section 8.08, and the fees payable to the Price Corporations' financial advisors as contemplated by
Section 6.18, and (iv) the Senior Subordinated Debt Fee.

      "Network Site" means any site owned, held, leased or used for the provision of network switching or transmission and receiving services in the conduct of the Business by the Price Corporations or any of their Affiliates, including, without limitation, all cell sites, leased or owned tower or antenna sites (including co-location sites) and all mobile telephone switching offices or switch locations.

      "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "No Shop Agreement" means the No Shop Agreement dated as of October 6, 2000 between Price Parent and Cellco which terminates upon the execution of this Agreement.

      "Owned Intellectual Property Rights" means all Intellectual Property Rights owned by the Price Corporations or any of their Affiliates and held for use or used in the conduct of the Business, but excluding all right, title and interest in and use of the "Price Communications" name and any derivative thereof (the "Price Communications' Name Rights").

      "Passive Institutional Investor" means an institutional investor that satisfies clauses (I) and (II) of the definition of "Acquisition Proposal".

      "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "Price Parent Third Quarter Balance Sheet" means the unaudited Price Parent balance sheet dated September 30, 2000, including the notes thereto, attached as Exhibit D hereto.

      "Required Consents" means (i) all consents necessary to amend, modify or terminate the GiantBear Agreement (unless the Price Corporations and the Company notify the Acquiror pursuant to Section 10.08(b) of the failure to terminate or amend the GiantBear Agreement as contemplated by Section 10.08(a) and the Acquiror elects not to terminate this Agreement pursuant to Section 10.08(b)) and BCG Agreement in order to permit the consummation of the transactions contemplated hereby, (ii) the Other Consents, (iii) the Required Notices and
(iv) 90% of the Network Consents; provided that such 90% must include all Network Consents relating to any mobile telephone switching office or any site that houses any microwave hop.

      "SEC" means the Securities and Exchange Commission.

      "Senior Secured Debt" means the Senior Secured Notes and all other obligations of the Company and the Guarantors (as defined therein) pursuant to the Senior Secured Notes Indenture, as such debt may be modified or refinanced prior to or on the Closing Date not in violation of the provisions of this Agreement.

      "Senior Secured Notes" means the 9 1/8% Senior Secured Notes of the Company due 2006.

      "Senior Secured Notes Indenture" means the indenture dated as of June 16, 1998 among the Company, the Guarantors (as defined therein) and Bank of Montreal, as in effect on the Closing Date.

      "Senior Subordinated Debt" means the Senior Subordinated Notes and all other obligations of the Company pursuant to the Senior Subordinated Notes Indenture, as such debt may be modified or refinanced prior to or on the Closing Date not in violation of the provisions of this Agreement.

      "Senior Subordinated Debt Fee" means the amount, if any, payable to the Person acting as dealer manager in connection with the tender offer for the Senior Subordinated Notes contemplated by Section 8.10(b) or performing similar functions in connection therewith.

      "Senior Subordinated Notes" means the 11 3/4% Senior Subordinated Notes of the Company due 2007.

      "Senior Subordinated Notes Indenture" means the indenture dated as of July 10, 1997 between the Company and Bank of Montreal, as in effect on the Closing Date.

      "Shelf Registration Statement" means the registration statement relating to the shelf registration referred to in Section 9.05(b) at the time it becomes effective and as supplemented or amended after such effectiveness.

      "Subsidiary" means, with respect to any Person, any entity (whether a corporation, partnership or otherwise) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or the other person or persons having governing authority over the entity or performing similar functions are at any time directly or indirectly owned by such Person.

      "Superior Proposal" means any bona fide, unsolicited written Acquisition Proposal on terms that the Board of Directors of Price Parent determines in good faith by a majority vote, on the basis of the advice of a financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, are more favorable and provide greater value to all Price Parent's stockholders than as provided hereunder and for which financing, to the extent required, is then either fully committed or reasonably determined to be available by the Board of Directors of Price Parent; provided that, notwithstanding the fact that the transactions contemplated hereby do not contemplate the distribution of consideration to the Price

Parent shareholders, for purposes of determining whether an Acquisition Proposal is a Superior Proposal, the transactions contemplated hereby shall be deemed to have an aggregate value of at least $2,060 million to such shareholders, assuming they were consummated.

      "Third Party" means any Person as defined in Section 13(d) of the 1934 Act, other than the Price Corporations or any of their Affiliates.

      "13D Group" means "group" as defined in Section 13(d) under the 1934 Act and the rules promulgated thereunder.

      "Transaction Registration Statement" means the registration statement of Acquiror to be filed with the SEC with respect to the offering of Acquiror Stock in connection with the Merger, as amended or supplemented.

      "Transferred Employee" means any Business Employee who is not an Excluded Employee.

      "Voting Agreement" means the agreement dated as of the date hereof attached as Exhibit E hereto.

      "Wholly Owned Company Subsidiary" means a Company Subsidiary that is wholly owned by the Company or another wholly owned Subsidiary thereof.

      (b) Each of the following terms is defined in the Section set forth opposite such term:

Term                                                Section

Acquiror DC Plan                                     12.05
Acquiror Difference                                   5.04
Acquiror Indemnitee                                  11.01
Agent                                                14.03
Aggregate Transaction Consideration                   5.02
Alternative Agreement                                16.03
Asset Contribution                                    3.01
Assumed Liabilities                                   3.03
Certificate of Merger                                 4.01
Claim Notice                                         14.03
Closing                                               5.01

Term                                                Section

Closing Working Capital Adjustment                    5.04
Code                                                 11.01
Combined Tax                                         11.01
Contemplated Transactions                             2.01
Contracts                                             3.01
Contribute                                            3.01
Contributed Assets                                    3.01
Contributed Contracts                                 3.01
Damages                                              14.02
Defeased Subordinated Debt                            2.09
EBITDA                                                5.02
Effective Time                                        4.01
Employee Benefit Plan                                12.02
Employee Plans                                       12.01
ERISA                                                12.01
ERISA Affiliate                                      12.01
Estimated Base Working Capital                        5.03
Estimated Closing Balance Sheet                       5.03
Estimated Working Capital Adjustment                  5.03
Exchange Ratio                                        4.02
Excluded Assets                                       3.02
Excluded Liabilities                                  3.04
Federal Tax                                          11.01
Final Base Working Capital                            5.04
Final Closing Balance Sheet                           5.04
Final Determination                                  11.01
Final Order                                          13.02
Florida Business Acquisition                          2.04
Florida Business Assets                               3.02
Florida Election                                      2.04
GAAP                                                  3.03
GiantBear Election Date                              10.08
H.O. Agreement Termination Date                      10.06
H.O. Cancellation Fee                                10.06
Indemnified Party                                    14.03
Indemnified Director/Officer                          9.04
Indemnifying Party                                   14.03
Interim Balance Sheet Date                            6.06

Term                                                Section

Judgments                                             6.10
Merger                                                4.01
Minimum Cash Balance                                  5.03
Minority Entity                                       6.21
Multiemployer Plan                                   12.02
Network Consents                                      6.05
Network Notices                                       6.05
Notice Period                                        14.03
Other Consents                                        6.05
Permits                                               6.17
Permitted Liens                                       6.12
Pledge Agreement                                     13.02
Post-Closing Tax Period                              11.01
Pre-Closing Tax Period                               11.01
Price Corporation Cafeteria Plan                     12.05
Price Corporation DC Plan                            12.05
Price Corporation Group                              11.01
Price Corporations' Difference                        5.04
Price Proxy Materials                                 6.24
Price SEC Documents                                   6.22
Price Trademarks and Tradenames                      10.04
Projected Capital Expenditures                        8.01
Real Property                                         6.12
Required Notices                                      6.05
Requisite Noteholder Consent                          2.09
Restructuring Transactions                            2.01
Returns                                              11.02
Revised Schedules                                     2.04
Scheduled Contract                                    6.09
Secured Debt Defeasance                               2.10
Secured Defeased Debt                                 2.10
Senior Secured Notes Redemption                       8.10
Senior Subordinated Notes Offer                       8.10
721 Contribution                                  Recitals
SIU                                                   6.17
Specified Transactions                                5.03
Subordinated Debt Defeasance                          2.09
Subsequent Acquiror SEC Documents                     7.09

Term                                                Section

Supplemental Indenture                                2.09
Surviving Corporation                                 4.01
Tax                                                  11.01
Tax Asset                                            11.01
Tax Loss                                             11.06
Tax Reduction                                        11.01
Tax Sharing Agreement                                11.01
Tax Warranty Breach                                  11.06
Taxing Authority                                     11.01
Termination Fee                                      16.03
Third Party Interest                                  5.02
351 Transfer                                      Recitals
368 Reorganization                                Recitals
Transition Services Agreement                        10.07
Unrestricted Person                                   8.07
WARN Act                                             10.05
Warranty Breach                                      14.02

                                    ARTICLE 2

                            CONTEMPLATED TRANSACTIONS

      SECTION 2.01. Contemplated Transactions. Except as otherwise provided herein, upon the terms and subject to the conditions of this Agreement, the parties will cause the transactions set forth in Sections 2.02 through 2.10 below (the "Contemplated Transactions") to be completed. The transactions set forth in Sections 2.02 through 2.05 (other than the Florida Business Acquisition) are referred to herein collectively as the "Restructuring Transactions" and shall occur prior to the Closing. The transactions set forth in Sections 2.06 through 2.10 (and the Florida Business Acquisition, if such transaction should occur) shall occur substantially contemporaneously (except to the extent provided otherwise herein) on the Closing Date.

      SECTION 2.02. Acquisition of Minority Interests. The Company and the Price Corporations will use commercially reasonable efforts to acquire on or before the Closing Date all of the outstanding shares of capital stock of, and other ownership interests in, each Majority Owned Company Subsidiary that are held by Persons other than the Price Corporations, the Company and their Affiliates, on terms and conditions, including receipt of any necessary consents or approvals of Governmental Entities, approved in writing by the Acquiror, which approval shall not be unreasonably withheld.

      SECTION 2.03. Transfer of Assets to the Company. Not later than immediately prior to the Closing, the Company will, and the Price Corporations will cause the Company to, (i) take all actions necessary to effect the transfer (whether by merger, sale of assets, liquidation or otherwise) to the Company of all of the assets and liabilities of each of the Company Subsidiaries that are, as of the Closing Date, Wholly Owned Company Subsidiaries and all other assets and liabilities of the Price Corporations and their Affiliates (other than such assets and liabilities of the Company Subsidiaries that are, as of the Closing Date, Majority Owned Company Subsidiaries) that are used in or held for use in the Business and (ii) take all actions necessary to dissolve and liquidate or merge into the Company each of the Wholly Owned Company Subsidiaries. Each such transaction shall be completed in accordance with the requirements of the relevant provisions of the federal securities laws and state corporate and partnership law and shall be subject to (x) receipt of any necessary consents or approvals of third parties or of Governmental Entities, and (y) the prior approval by the Acquiror of the terms and conditions of such transaction, which prior approval shall not be unreasonably withheld.

      SECTION 2.04. Disposition of Florida Business. (a) The Acquiror may elect at its sole discretion (the "Florida Election") to acquire the Florida Business at the Closing (the "Florida Business Acquisition") by giving written notice to the Price Corporations on or before January 31, 2001. If the Acquiror makes the Florida Election, the Acquiror shall consummate the Florida Business Acquisition at the Closing and the parties hereto will negotiate, in good faith, such amendments to this Agreement as may be required to effect the consummation of the Florida Business Acquisition; provided that (i) the Florida Business Acquisition shall not give rise to any adjustment to the Aggregate Transaction Consideration (other than by means of the application of Sections 5.02(b), 5.02(c) and 5.02(i)), and (ii) any such amendments shall be generally consistent with the terms and conditions set forth herein. Within 30 days of the date of this Agreement, the Price Corporations and the Company may deliver revised Schedules (the "Revised Schedules") to the Acquiror which update the Schedules to this Agreement solely with respect to the Florida Business. Notwithstanding the foregoing or anything else included herein or in any of the Revised Schedules or the Schedules hereto, any and all of the Revised Schedules and the Schedules hereto shall be deemed not to include any item relating to the Florida Business unless and until the Acquiror makes the Florida Election.

      (b) If the Acquiror does not make the Florida Election pursuant to Section 2.04(a), (i) the Company will, and the Price Corporations will cause the Company to, take all actions necessary to dispose of the Florida Business, the Florida Business Assets and the Excluded Liabilities relating thereto pursuant to Section 2.05 and (ii) the Aggregate Transaction Consideration will be adjusted as set forth in Section 5.02(a).

      SECTION 2.05. Divestitures. Prior to the Closing, the Company (and each Company Subsidiary then existing immediately prior to the Closing) will, and the Price Corporations will cause the Company (and such Subsidiaries) to, take all actions necessary such that as of Closing the Company (and such Subsidiaries) will have divested (i) all right, title and interest in, to and under all assets, properties and business that constitute the Excluded Assets (whether by sale, assignment to an Affiliate (other than a Company Subsidiary) or otherwise), including without limitation, any assets contributed to the Company pursuant to Section 2.03 that are Excluded Assets and, subject to Section 2.04, the Florida Business and the Florida Business Assets, and (ii) all liabilities and obligations that constitute Excluded Liabilities (whether by satisfying and discharging in full, procuring the assumption by an Affiliate (other than a Company Subsidiary) or otherwise) including without limitation, any liabilities transferred to the Company pursuant to Section 2.03 that are Excluded Liabilities and, subject to Section 2.04, the Excluded Liabilities relating to the Florida Business and the Florida Business Assets. Notwithstanding the foregoing or any other provision of this Agreement, the Company shall not be required to divest the GiantBear Agreement if the Price Corporations and the Company notify the Acquiror pursuant to Section 10.08(b) of the failure to terminate or amend the GiantBear Agreement as contemplated by Section 10.08(a) and the Acquiror elects not to terminate this Agreement pursuant to Section 10.08(b). Each such transaction shall be completed in accordance with the requirements of the relevant provisions of federal and state law and shall be subject to (x) receipt of any necessary consents or approvals of third parties or of Governmental Entities and (y) the prior approval by the Acquiror of the terms and conditions of such transaction, which prior approval shall not be unreasonably withheld.

      SECTION 2.06. Contribution of Assets. At the Closing, the Company will, and the Price Corporations will cause the Company to, consummate the Asset Contribution as set forth in Section 3.01, in exchange for a general partnership interest in Cellco.

      SECTION 2.07. Assumption of Liabilities. At the Closing, Cellco will, and the Acquiror will cause Cellco to, as set forth in Section 3.03 and in partial consideration for the contribution of assets pursuant to Sections 2.06 and 3.01, assume all Assumed Liabilities (other than the Company Debt, which shall not be assumed by Cellcos and undertake to pay, satisfy and discharge when due in accordance with their terms all such Assumed Liabilities.

      SECTION 2.08. Merger. At the Closing, the Acquiror will cause Merger Subsidiary to merge with and into the Company in accordance with the Delaware Law and in a manner that is consistent with the terms and conditions of Article 4.

      SECTION 2.09. Senior Subordinated Notes. (a) Prior to the Closing Date, the Company will, and the Price Corporations will cause the Company to commence the Senior Subordinated Notes Offer as set forth in Section 8.10(b).

      (b) At the Closing, upon the terms and subject to the conditions of the Senior Subordinated Notes Offer and as set forth in Section 5.01(e), the Company shall, and the Acquiror shall cause the Company, to accept for payment and pay for at the Closing all Senior Subordinated Notes validly tendered and not withdrawn pursuant to the Senior Subordinated Notes Offer; provided that the Acquiror will provide to Merger Subsidiary or the Company at the Closing such cash as is necessary to pay any premium in excess of principal and accrued interest to purchase the Subordinated Notes pursuant to the Subordinated Notes Offer (and to effect the Subordinated Debt Defeasance) and such additional cash, if any, as may be required to enable the Company to purchase the Senior Subordinated Notes that are validly tendered and to effect the Subordinated Debt Defeasance and to pay all costs and expenses incurred or committed to by the Company in connection therewith, other than the Senior Subordinated Debt Fee, which shall be borne and paid in full by the Company prior to the Closing.

      (c) At the Closing, if the Holders (as defined in the Senior Subordinated Notes Indenture) of at least a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding have consented (the "Requisite Noteholder Consent") to the waiver of the covenants in the Senior Subordinated Notes Indenture which restrict the transactions contemplated hereby, the Company shall, and shall cause the Trustee (as defined in the Senior Subordinated Notes Indenture) to, execute a supplemental indenture (the "Supplemental Indenture") eliminating such covenants.

     (d) At the Closing, if the Requisite Noteholder Consent has not been obtained, the Company will, and the Acquiror will cause the Company to, effect a covenant defeasance (as defined in the Senior Subordinated Notes Indenture) (the "Subordinated Debt Defeasance"), in accordance with Article 8 of the Senior Subordinated Notes Indenture and as set forth in Section 8.10(b), with respect to all Senior Subordinated Notes (such Senior Subordinated Notes being referred to as the "Defeased Subordinated Debt") that have not been tendered by the holders thereof and accepted for purchase by the Company at the Closing pursuant to the Senior Subordinated Notes Offer; provided that the Acquiror will provide to Merger Subsidiary or the Company at the Closing such cash as is necessary to pay any premium in excess of principal and accrued interest to purchase the Subordinated Notes pursuant to the Subordinated Notes Offer (and to effect the Subordinated Debt Defeasance) and such additional cash, if any, as may be required to enable the Company to purchase the Senior Subordinated Notes that are validly tendered and to effect the Subordinated Debt Defeasance and to pay all costs and expenses incurred or committed to by the Company in connection therewith, other than the Senior Subordinated Debt Fee, which shall be borne and paid in full by the Company prior to the Closing.

      (e) Notwithstanding Section 2.09(a) to 2.09(d), or anything else to the contrary in this Agreement, the parties agree and understand that the Senior Subordinated Debt shall be an Assumed Liability, but in no event shall it be assumed by Cellco.

      SECTION 2.10. Senior Secured Notes. (a) Prior to the Closing Date, the Company will, and the Price Corporations will cause the Company to, give notice of the Senior Secured Notes Redemption to the trustee under the Senior Secured Notes Indenture and each holder of the Senior Secured Notes as set forth in
Section 8.10(a).

      (b) Immediately prior to Closing, the Company will, and the Acquiror will cause the Company to, effect a covenant defeasance (as defined in the Senior Secured Notes Indenture) (the "Secured Debt Defeasance") with respect to all of the outstanding Senior Secured Notes (the "Secured Defeased Debt") in accordance with Article 8 of the Senior Secured Notes Indenture; provided that the Acquiror will provide to Merger Subsidiary or the Company all such cash as is required to enable the Company to effect the Secured Debt Defeasance and to pay all costs and expenses incurred or committed to by the Company in connection therewith.

      (c) On the day following the Closing Date, the Senior Secured Notes shall be redeemed by the Surviving Corporation pursuant to the Senior Secured Notes Redemption.

      (d) Notwithstanding Section 2.10(a) to (c) or anything else to the contrary in this Agreement, the parties agree and understand that the Senior Secured Debt shall be an Assumed Liability, but in no event shall it be assumed by Cellco.

                                    ARTICLE 3

                       TRANSFER OF ASSETS AND LIABILITIES

      SECTION 3.01. Asset Contribution. Except as otherwise provided herein, upon the terms and subject to the conditions of this Agreement, at the Closing the Company will contribute, convey, transfer, assign and deliver ("Contribute") or cause to be Contributed to Cellco, free and clear of all Liens, other than Permitted Liens, all of the Company's and their Affiliates' right, title and interest in, to and under the (i) capital stock or other voting securities or other ownership interests in the Company Subsidiaries that are, as of the Closing Date, Majority Owned Company Subsidiaries or Wholly Owned Company Subsidiaries (notwithstanding Section 2.03), and (ii) assets, properties and business, of every kind and description (other than the Excluded Assets), wherever located, real, personal or mixed, tangible or intangible, owned, held, leased or used in the conduct of the Business by the Company or any of their Affiliates as the same shall exist on the Closing Date, including all assets shown on the Balance Sheet and not disposed of in the ordinary course of business as permitted by this Agreement from the date hereof until the Closing Date, and all assets of the Business thereafter acquired by the Company or any of their Affiliates (the capital stock, voting securities or other ownership interests and the assets, properties and businesses referred to in (i) and (ii) being the "Contributed Assets" and such contribution the "Asset Contribution"), and including, without limitation, all right, title and interest of the Company and any of their Affiliates in, to and under the following items insofar as they are held, used, leased or operated in connection with the Business:

      (a) all real property and leases of, and other interests in, real property used or held for use in the conduct of the Business (including, without limitation, all Network Sites that constitute real property), in each case together with all buildings, fixtures, and improvements erected thereon, including without limitation all towers, transmission lines, antennas and equipment shelters and the other items listed on Schedule 6.12(a);

      (b) all water lines, rights of way, uses, licenses, easements, hereditaments, tenements and appurtenances relating to or used, directly or indirectly, in the conduct of the Business;

      (c) all personal property and interests therein, including any Network Sites that constitute personal property, machinery, equipment, furniture, office equipment, cellular systems, cellular switches, cell site equipment, microwave equipment and other communications equipment, test equipment, tools, vehicles, storage tanks, spare and replacement parts, fuel and other tangible property, including without limitation the items listed on Schedule 6.12(b);

      (d) all raw materials, work-in-process, finished goods, supplies and other inventories (including cellular phones, pagers, accessories and spare parts);

      (e) all rights under all contracts, agreements, leases, licenses, franchises, commitments, sales and purchase orders and other instruments, whether reduced to writing or in oral form, (each, a "Contract") including without limitation all subscriber contracts and other contracts to provide services to customers in the Company Cellular Telephone System Areas, all Contracts relating to the Network Sites, orders received which have not been filled, roaming agreements, interconnection agreements, rights to use and networking agreements and the other items listed on Schedule 6.09, but excluding the Excluded Contracts (collectively, the "Contributed Contracts");

      (f) all accounts, notes and other receivables whether billed or unbilled (including all proceeds of such receivables), including all other negotiable instruments or other instruments and chattel paper and other evidences of indebtedness and rights to receive payment of, or otherwise relating to, the Business;

      (g) all security and other deposits, advance payments, deferred charges, reserves and prepaid expenses, including but not limited to ad valorem taxes, leases and rentals;

      (h) all of the Company's cash and cash equivalents on hand and in banks and all petty cash located at the operating facilities of the Business up to the amount of, the Minimum Cash Balance (provided that $150 million of the Minimum Cash Balance shall be retained in the Company at the Closing and not contributed to Cellco and will be used to satisfy the Company's obligations in connection with the Senior Subordinated Notes Offer and the Subordinated Debt Defeasance);

      (i) all of the Price Corporations', the Company's or any of their Affiliates', rights, claims, credits, causes of action or rights of set-off against third parties relating to the Business or the Contributed Assets, including, without limitation, unliquidated rights under manufacturers' and vendors' warranties;

      (j) all Licensed Intellectual Property Rights and Owned Intellectual Property Rights and including without limitation the items listed on Schedule 6.15;

      (k) all transferable licenses, permits, certificates of occupancy, registrations, certificates of public convenience and necessity, approvals, operating rights or other governmental authorizations affecting, or relating in anyway to, the Business and all applications therefor, together with any renewals, extensions or modifications thereof and additions thereto, including without limitation the FCC Authorizations and the other items listed on Schedule 6.17;

      (l) all books, records, files and papers, whether in hard copy or computer format, used in the Business, including, without limitation, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, lists of present and former customers, personnel and employment records, and any information relating to any Tax imposed on the Contributed Assets; and

      (m) all goodwill associated with the Business or the Contributed Assets, together with the right to represent to third parties that Acquiror is the successor to the Business.

      SECTION 3.02. Excluded Assets. Acquiror and Cellco expressly understand and agree that the following assets and properties of the Price Corporations, the Company or their Affiliates (the "Excluded Assets") shall be excluded from the Contributed Assets:

      (a) unless the Acquiror consummates the Florida Business Acquisition, all right, title and interest in, to and under the assets, properties and business, of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned, held or used exclusively in the conduct of the Florida Business by the Price Corporations, the Company or any of their Affiliates (the "Florida Business Assets");

      (b) the Excluded Contracts;

      (c) the lease of the real property situated at 45 Rockefeller Plaza, New York, New York, 10020;

      (d) the lease of real property located at Saddlebrook (provided that no later than 30 days prior to the Closing Date, Cellco may elect at its sole option to sublease the premises from the lessee under such lease from the Closing Date for the remaining term of the lease on the same financial terms as in effect at the date hereof);

      (e) the rights which accrue or will accrue to the Price Corporations under this Agreement;

      (f) any Contributed Assets sold or otherwise disposed of in the ordinary course of business;

      (g) the Price Communications' Name Rights (except to the extent of the rights granted to the Acquiror and its Affiliates pursuant to Section 10.04); and

      (h) the lease for the Bainbridge Mobile Telephone Switching Office and all assets located at such premises.

      SECTION 3.03. Assumed Liabilities. Upon the terms and subject to the conditions of this Agreement, Cellco agrees, effective at the time of the Closing, to assume the following liabilities (the "Assumed Liabilities"):

      (a) all liabilities set forth on the Balance Sheet (or in the notes to the Price Parent Third Quarter Balance Sheet insofar as they relate to the Business), other than any liability with respect to Taxes which shall be assumed only to the extent provided in Article 11;

      (b) all liabilities and obligations of the Company and their Affiliates arising under the Contributed Contracts disclosed on Schedule 6.09 or 6.12 or not required under the terms of Section 6.09 or 6.12 to be disclosed thereon (other than liabilities or obligations attributable to any failure by such Person to comply with the terms thereof);

      (c) all liabilities (other than liabilities arising under Contributed Contracts) incurred in the ordinary course of business, and not in violation of this Agreement, after the Balance Sheet Date and any such liabilities incurred before the Balance Sheet Date which were not, under generally accepted accounting principles ("GAAP") consistently applied, required to be reflected in the Balance Sheet; provided that any liability with respect to Taxes shall be assumed only to the extent provided in Article 11; and

      (d) the Company Debt (provided that notwithstanding the foregoing the Company Debt shall be dealt with in accordance with Sections 2.09 and 2.10 and shall not be assumed by Cellco at the Closing).

      SECTION 3.04. Excluded Liabilities. Notwithstanding any provision in this Agreement or any other writing to the contrary, Cellco is assuming only the Assumed Liabilities (other than the Company Debt) and is not assuming any other liability or obligation of the Price Corporations, the Company, any of the Company Subsidiaries or their Affiliates (or any predecessor of any such Person or any prior owner of all or part of their businesses and assets) of whatever nature, whether presently in existence or arising hereafter. All such other liabilities and obligations (other than the Company
Debt) shall be retained by and remain obligations and liabilities of the Price Corporations or an Affiliate (other than the Company or a Company Subsidiary) (all such liabilities and obligations not being assumed being herein referred to as the "Excluded Liabilities"), and, notwithstanding anything to the contrary in this Agreement, none of the following shall be Assumed Liabilities for the purposes of this Agreement:

      (a) except for liabilities with respect to Taxes (other than a Combined Tax or Federal Tax) that are reflected as current Tax liabilities on the Final Closing Balance Sheet and are specifically set forth on Schedule 11.06(a), any liability or obligation of the Price Corporations, the Company, any Company Subsidiary or any member of any consolidated, affiliated, combined or unitary group of which any of the Price Corporations, the Company or any Company Subsidiary is or has been a member, for Taxes;

      (b) any liabilities or obligations for indebtedness for borrowed money or financial guarantees incurred by the Price Corporations, the Company or any of their Affiliates or secured by or otherwise relating to the Contributed Assets (other than the Company Debt);

      (c) any liabilities or obligations of the Price Corporations, the Company or any of their Affiliates relating to the execution, delivery and consummation of this Agreement and the transactions contemplated hereby including, without limitation, the Restructuring Transactions;

      (d) any liabilities or obligations relating to the Florida Business or the Florida Business Assets (unless the Acquiror consummates the Florida Business Acquisition);

      (e) any liability or obligation arising under any severance practice, plan, or other arrangement of the Price Corporations or their Affiliates in connection with any Excluded Employee and any claim regarding eligibility or benefits under such practice, plan or arrangement; provided that a portion of such liability, obligation or claim shall be reimbursed by Acquiror or its Affiliates in accordance with Section 12.06; and

      (f) any liabilities or obligations relating to any other Excluded Asset.

      SECTION 3.05. Assignment of Contracts and Rights. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contributed Asset or any claim or right or any benefit arising thereunder or resulting therefrom if such assignment, without the necessary consent of a third party, would constitute a breach or other contravention of such Contributed Asset or in any way adversely affect the rights of Acquiror or any of the Price Corporations, the Company or any of their Affiliates thereunder. Each of the Price Corporations and the Company will use their best efforts (but without any payment of money by any of the Price Corporations, the Company or Acquiror) to obtain the consent of any third party or Governmental Entity, if any, required in connection with the assignment of any such Contributed Asset to Cellco or any claim or right or any benefit arising thereunder or resulting therefrom. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of any of the Price Corporations, the Company or any of their Affiliates thereunder so that Cellco would not in fact receive all such rights, and, notwithstanding Section 13.02 (if applicable), Acquiror determines to consummate the Closing, then each of the Price Corporations and Acquiror will cooperate in a mutually agreeable arrangement under which Cellco would obtain the benefits and assume the obligations thereunder (other than any Excluded Liabilities) in accordance with this Agreement, including sub-contracting, sub-licensing, or sub-leasing to Cellco, or under which the Price Corporations and the Company would enforce for the benefit of Cellco, with Cellco assuming the Price Corporations', the Company's and any of their Affiliates' obligations, any and all rights of the Price Corporations, the Company and any of their Affiliates against a third party thereto. To the extent the benefits therefrom and obligations thereunder have not been provided by alternate arrangements satisfactory to Acquiror and the Price Corporations, the Price Corporations and Acquirors shall negotiate, in good faith, and pay an adjustment in the Aggregate Transaction Consideration (whether or not previously paid hereunder) in an amount necessary to reflect the fact that the assignment contemplated by this Agreement was not made. If any of the Price Corporations or any Affiliate thereof shall receive at any time any monies in respect of a Contributed Asset and Cellco shall not be in default with respect to any alternative arrangement relating to such Contributed Asset, the Price Corporations will pay or cause the Affiliate to pay promptly such monies to Acquiror. The obligations of the parties, pursuant to Section 3.05 shall continue for as long as necessary to provide to Cellco the benefit and cause Cellco to assume the obligations under the Contributed Assets not assigned and negotiate and pay any adjustment in the Aggregate Transaction Consideration.

                                    ARTICLE 4

                                   THE MERGER

      SECTION 4.01. The Merger. (a) At the Closing, Merger Subsidiary shall be merged (the "Merger") with and into the Company in accordance with Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

      (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Closing and upon completion of the Asset Contribution, and in accordance with Section 5.01, the Company and Merger Subsidiary will file a certificate of merger (the "Certificate of Merger") with the Delaware Secretary of State and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time (the "Effective Time") as the Certificate of Merger is duly filed with the Delaware Secretary of State (or at such later time as may be specified in the Certificate of Merger). In connection with the filing of the Certificate of Merger, the Surviving Corporation shall adopt a name which excludes the word "Price" or any name derived therefrom.

      (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Delaware Law.

      SECTION 4.02. Conversion of Shares. At the Effective Time:

      (a) each share of Company Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive that number of shares of Acquiror Stock (rounded to the nearest whole share) (such number, the "Exchange Ratio") determined as the Aggregate Transaction Consideration divided by the Acquiror IPO Price, divided further by the total number of outstanding shares of Company Stock.

      (b) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

      SECTION 4.03. Adjustments. If, during the period between the date of Acquiror Initial Public Offering and the Effective Time, any change in the outstanding shares of capital stock of Company or Acquiror shall occur, excluding the issuance of shares of Acquiror Stock pursuant to the Acquiror Initial Public Offering or employee benefit plans but including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration (including, if applicable, the Exchange Ratio and its determination) shall be appropriately adjusted.

      SECTION 4.04. Certificate of Incorporation. The certificate of incorporation of Merger Subsidiary in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

      SECTION 4.05. Bylaws. The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

      SECTION 4.06. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

                                    ARTICLE 5

                                   THE CLOSING

      SECTION 5.01. The Closing. The closing (the "Closing") of the Asset Contribution, the assumption of the Assumed Liabilities, the Merger, the purchase of the Senior Subordinated Notes pursuant to the Senior Subordinated Notes Offer, the defeasance of the Subordinated Defeased Debt, if any, and the consummation of the Secured Debt Defeasance hereunder shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, as soon as possible, but in no event later than 10 days, after satisfaction of the conditions set forth in Article 13, or at such other time or place as Acquiror and the Price Corporations may agree; provided that the Closing may not be delayed by any party if the delay is a result of a breach by such party of its obligations hereunder. At the Closing:

            (a) the Price Corporations, the Company and Cellco shall enter into an Assignment and Assumption Agreement reflecting the terms and conditions set forth in Article 3, and the Price Corporations and the Company shall deliver to Cellco such warranty deeds, bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as the parties and their respective counsel shall deem reasonably necessary or appropriate to vest in Cellco all right, title and interest in, to and under the Contributed Assets;

            (b) the Price Corporations shall deliver an executed copy of the Lock-up Agreement;

            (c) the Company and Merger Subsidiary will file the Certificate of Merger with the Delaware Secretary of State in accordance with Delaware Law;

            (d) Acquiror shall deliver to the Price Corporations certificates representing the Merger Consideration, duly registered in the name of Price Shareholder;

            (e) the Company shall accept for payment and pay for all Senior Subordinated Notes validly tendered and not withdrawn pursuant to the Senior Subordinated Notes Offer;

            (f) the Supplemental Indenture, if any shall be executed;

            (g) the Company shall consummate the Subordinated Debt Defeasance, if necessary; and

            (h) the Company shall consummate the Secured Debt Defeasance.

      SECTION 5.02. Aggregate Transaction Consideration. The aggregate transaction consideration shall be $2,060 million, increased or decreased on a dollar-for-dollar basis at and following Closing for the cumulative net adjustments required by the following (as so adjusted the "Aggregate Transaction Consideration"):

      (a) If at the Closing, the Acquiror does not consummate the Florida Business Acquisition pursuant to Section 2.04(a), the Aggregate Transaction Consideration shall be decreased by an amount equal to (x) the earnings before interest, taxes, depreciation, amortization ("EBITDA") of the Florida Business for the year ended December 31, 2000 (as derived from the audited financial statements of the Florida Business as at, and for the year ended, December 31,
2000) less $1 million; multiplied by (y) 13.5.

      (b) If, and to the extent, any Majority Owned Company Subsidiary exists at the Closing, the Aggregate Transaction Consideration shall be decreased, for each Company Cellular Telephone System Area in which any such Majority Owned Company Subsidiary owns, directly or indirectly, an interest, by the EBITDA of the relevant Company Cellular Telephone System Areas for the year ended December 31, 2000 as derived from the financial statements of such Company Cellular Telephone System Area as at, and for the year ended, December 31, 2000 multiplied by the percentage ownership interest (the "Third Party Interest") in the Majority Owned Company Subsidiary held by Persons other than the Company and the Company Subsidiaries as of the Closing, which product shall then be further multiplied by 13.5; and

      (c) If, and to the extent that (i) any of the Company Subsidiaries are, as of the Closing Date, Majority Owned Company Subsidiaries, or (ii) as contemplated by Section 2.03, any of the assets and liabilities of any Wholly Owned Company Subsidiary shall not have been transferred to the Company as of the Closing or any Company Subsidiary shall not have been liquidated and dissolved or merged, the Aggregate Transaction Consideration shall be decreased by the net present value of the Tax cost which is expected to be incurred by any Acquiror Indemnitee following the Closing as a result of such failure, which value shall be determined by the Acquiror and set forth in a certificate delivered by the Acquiror to the Price Corporations prior to the Closing Date.

      (d) The Aggregate Transaction Consideration shall be decreased by the aggregate principal amount of the Senior Secured Notes outstanding as of the Closing, plus interest accrued thereon through the Closing Date (excluding any Applicable Premium as defined in the Senior Secured Notes Indenture).

      (e) The Aggregate Transaction Consideration shall be decreased by the aggregate principal amount of the Senior Subordinated Notes outstanding as of the Closing plus interest accrued thereon through the Closing Date (excluding any premium paid in excess of principal and accrued interest to purchase the Senior Subordinated Notes pursuant to the Subordinated Notes Offer).

      (f) If the H.O. Agreement shall not have been amended prior to the Closing in the manner provided in Section 10.06, the Aggregate Transaction Consideration shall be decreased by $38 million.

      (g) If the H.O. Agreement shall have been amended prior to the Closing in the manner provided in Section 10.06 and the amendment requires payment of an H.O. Cancellation Fee by the Company or any Affiliate other than one of the Price Corporations at any time after the Closing Date; the Aggregate Transaction Consideration shall be decreased by the amount of the net present value of the H.O. Cancellation Fee assuming a discount rate of 11.7% p.a.;

      (h) The Aggregate Transaction Consideration shall be decreased by an amount of $3 million;

     (i) The Aggregate Transaction Consideration shall be increased (if the Estimated Working Capital Adjustment is a positive number) or decreased (if the

Estimated Working Capital Adjustment is a negative number) by the Estimated Working Capital Adjustment calculated in accordance with Section 5.03; and

      (j) The Aggregate Transaction Consideration shall be increased if, and to the extent, the Company or any of the Price Corporations pays any amount (excluding funds provided by the Acquiror or Merger Subsidiary) on the Closing Date in respect of the Senior Subordinated Debt or in effecting the Secured Debt Defeasance, in each case, excluding any amount paid with respect to interest accrued thereon through the Closing Date.

      SECTION 5.03. Estimated Working Capital Adjustment; Estimated Closing Balance Sheet. (a) Not later than 5 business days before the Closing Date, the Price Corporations will cause to be prepared and delivered to Acquiror an estimated balance sheet of the Business immediately prior to the Closing but after giving effect to, or otherwise reflecting, the Specified Transactions (the "Estimated Closing Balance Sheet") and a certificate based thereon setting forth the Price Corporations' calculation of the Estimated Working Capital Adjustment. The Estimated Closing Balance Sheet shall be prepared by the Price Corporations in good faith and shall (x) fairly present the financial position of the Business as of the Closing Date after giving effect to or reflecting the items described above in accordance with GAAP applied on a basis consistent with those principles used in the preparation of the Balance Sheet, (y) include line items substantially consistent with those in the Balance Sheet, and (z) be prepared in accordance with accounting policies and practices consistent with those used in the preparation of the Balance Sheet; provided that (A) there shall be no accrual on the Estimated Closing Balance Sheet for any item to the extent that the Aggregate Transaction Consideration is decreased pursuant to Sections 5.02(a) through 5.02(h) and (B) the Estimated Closing Balance Sheet shall include, as a current liability, a reserve against prepaid revenues determined in accordance with GAAP (the "GAAP Accrual"), provided that if there is no GAAP Accrual, the Estimated Closing Balance Sheet shall include, as a liability, a reserve of $2 million against prepaid revenues. For the purposes of this Section 5.03, the "Specified Transactions" shall mean (i) the Restructuring Transactions, (ii) the payment of any inter-company accounts or balances owing between the Company and Company Subsidiaries, on the one hand, and the Price Corporations or any of their respective Affiliates (other than the Company and the Company Subsidiaries), on the other hand, (iii) the payment of all cash distributions owed by any Majority Owned Company Subsidiary to any Person (other than the Company or a Wholly Owned Company Subsidiary) holding an interest therein, (iv) the consummation of the Senior Secured Notes Redemption, the Senior Subordinated Notes Offer, the Senior Secured Debt Defeasance and the Subordinated Debt Defeasance contemplated by Sections 2.09 and 2.10 so that no Company Debt shall be deemed to be outstanding for such purposes, (v) the payment of all costs and expenses (other than any H.O. Cancellation Fee payable after the Closing

Date) incurred or committed to by the Company or its Affiliates in connection with the amendments and modifications to the H.O. Agreement contemplated by
Section 10.06, (vi) the payment of all costs and expenses incurred or committed to by the Company and its Affiliates in connection with any and all amendments to and modifications of the GiantBear Agreement and the BCG Agreement; and (vii) the payment of the costs and expenses described in clauses (iii) and (iv) of the definition of "Minimum Cash Balance".

      (b) The estimated working capital adjustment shall be equal to (i) current assets (excluding current assets in respect of Taxes other than current assets for estimated Taxes that (i) are for Taxes other than Federal Taxes or Combined Taxes, (ii) are in excess of the Tax liability of the Company and the Company Subsidiaries for the Pre-Closing Tax Periods and (iii) could be used to offset a Tax liability of the Company or a Company Subsidiary in a Post-Closing Tax Period) as set forth on the Estimated Closing Balance Sheet minus (ii) current liabilities (excluding Federal Tax and Combined Tax liabilities but including other current liabilities in respect of Taxes) as set forth on the Estimated Closing Balance Sheet; provided that, if there shall remain in existence as of the Closing Date any Company Subsidiary that is not a Wholly Owned Company Subsidiary, the amount calculated pursuant to this Section 5.03(b) (the "Estimated Base Working Capital") shall be reduced by an amount that reflects the proportionate interest in the Estimated Base Working Capital represented by the ownership interest in such Company Subsidiary retained by any Persons other than the Company or a Wholly Owned Company Subsidiary (such amount as so adjusted, if necessary, the "Estimated Working Capital Adjustment").

      SECTION 5.04. Final Closing Balance Sheet and Closing Working Capital Adjustment. (a) As promptly as practicable, but no later than 90 days after the Closing Date, Acquiror will cause to be prepared and delivered to the Price Corporations the balance sheet of the Business immediately prior to the Closing after giving effect to or otherwise reflecting the Specified Transactions (the "Final Closing Balance Sheet") and a certificate based thereon setting forth Acquiror's calculation of (i) current assets (excluding current assets in respect of Taxes other than current assets for estimated Taxes that (i) are for Taxes other than Federal Taxes or Combined Taxes, (ii) are in excess of the Tax liability for the Pre-Closing TaxPeriods of the Company and the Company Subsidiaries and (iii) could be used to offset a Tax liability of the Company or any Company Subsidiary in a Post-Closing Tax Period) as set forth on such Final Closing Balance Sheet minus (ii) current liabilities (excluding Federal Tax and Combined Tax liabilities but including other current liabilities in respect of Taxes) as set forth on such Final Closing Balance Sheet; provided that, if there shall remain in existence as of the Closing Date, any Company Subsidiary, the amount (the "Final Base Working Capital") so calculated pursuant to this Section 5.04(a) shall be reduced by an amount that reflects the proportionate interest in the Final Base Working Capital represented by the ownership interest in such Company Subsidiary retained by any Person other than the Company or a Wholly Owned Company Subsidiary (the Final Base Working Capital as so reduced, if necessary, the "Closing Working Capital Adjustment"). The Final Closing Balance Sheet shall be prepared by Acquiror in good faith and shall (x) fairly present the financial position of the Business as of the Closing Date after giving effect to or reflecting the items described above in accordance with GAAP applied on a basis consistent with those principles used in the preparation of the Balance Sheet, (y) include line items substantially consistent with those in the Balance Sheet, and (z) be prepared in accordance with accounting policies and practices consistent with those used in the preparation of the Balance Sheet; provided that (A) there shall be no accrual on the Final Closing Balance Sheet for any item to the extent that the Aggregate Transaction Consideration is decreased pursuant to Sections 5.02(a) through 5.02(h), and (B) the Final Closing Balance Sheet shall include, as a current liability, the GAAP Accrual, provided that if there is no GAAP Accrual, the Final Closing Balance Sheet shall include, as a liability, a reserve of $2 million against the prepaid revenues.

      (b) If the Price Corporations disagree with Acquiror's calculation of the Closing Working Capital Adjustment delivered pursuant to Section 5.04(a), the Price Corporations may, within 20 calendar days after delivery of the documents referred to in Section 5.04(a), deliver a notice to Acquiror disagreeing with such calculation and setting forth the Price Corporations' calculation of such amount. Any such notice of disagreement shall specify those items or amounts as to which the Price Corporations disagree, and the Price Corporations shall be deemed to have agreed with all other items and amounts contained in the Final Closing Balance Sheet and the calculation of the Closing Working Capital Adjustment delivered pursuant to Section 5.04(a).

      (c) If a notice of disagreement shall be delivered pursuant to Section 5.04(b), Acquiror and the Price Corporations shall, during the 30 calendar days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of the Closing Working Capital Adjustment, which amount shall not be less than the amount thereof shown in Acquiror's calculations delivered pursuant to
Section 5.04(a) nor more than the amount thereof shown in the Price Corporations' calculation delivered pursuant to Section 5.04(b). If, during such period, Acquiror and the Price Corporations are unable to reach such agreement, they shall promptly thereafter cause independent accountants of nationally recognized standing reasonably satisfactory to Acquiror and the Price Corporations, promptly to review this Agreement and the disputed items or amounts for the purpose of calculating the Closing Working Capital Adjustment. In making such calculation, such independent accountants shall consider only those items or amounts in the Final Closing Balance Sheet or Acquiror's calculation of the Closing Working Capital Adjustment as to which the Price Corporations have disagreed. Such independent accountants shall deliver to Acquiror and the Price Corporations, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon Acquiror and the Price Corporations. The fees and expenses of such independent accountants shall be borne (i) by Acquiror if the difference between the Closing Working Capital Adjustment as calculated by such accountants and Acquiror's calculation thereof delivered pursuant to Section 5.04(a) (the "Acquiror Difference") exceeds the difference between the Closing Working Capital Adjustment as calculated by such accountant and the Price Corporations' calculation thereof delivered pursuant to
Section 5.04(b) (the "Price Corporations' Difference"); (ii) by the Price Corporations, if the Price Corporations' Difference exceeds the Acquiror's Difference; and (iii) otherwise equally by the Price Corporations, on the one hand, and the Acquiror, on the other hand.

      (d) Acquiror and the Price Corporations agree that they will, and agree to cause their respective Affiliates, independent accountants and the Company to, cooperate and assist in the preparation of the Final Closing Balance Sheet and the calculation of the Closing Working Capital Adjustment and in the conduct of the audits and reviews referred to in this Section, including without limitation, the making available to the extent necessary of books, records, work papers and personnel.

      SECTION 5.05. Final Working Capital Adjustment. If the Final Working Capital Adjustment exceeds the Estimated Working Capital Adjustment, Acquiror shall deliver to the Price Corporations, as an adjustment to the Merger Consideration, the number of shares of Acquiror Stock (rounded to the nearest whole number) determined by dividing the amount of such excess by the Acquiror IPO Price. If the Estimated Working Capital Adjustment exceeds the Final Working Capital Adjustment, the Price Corporations shall deliver to Acquiror for cancellation the number of shares of Acquiror Stock determined by dividing the amount of such excess by the Acquiror IPO Price.

                                    ARTICLE 6

        REPRESENTATIONS AND WARRANTIES OF THE PRICE CORPORATIONS AND THE
                                     COMPANY

      Each of the Price Corporations and the Company represent and warrant to each of Acquiror and Cellco, jointly and severally, as of the date hereof and as of the Closing Date that:

      SECTION 6.01. Existence and Power. Each of the Price Corporations, the Company and each of the Company Subsidiaries (in existence as of such date) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all corporate or partnership, as applicable, powers and all necessary governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for such failures which would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. Each of the Price Corporations, the Company and each of the Company Subsidiaries (in existence as of such date) is duly qualified to do business as a foreign corporation or foreign partnership, as the case may be, and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified will not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Price Corporations have heretofore delivered to Acquiror true and complete copies of the certificate of incorporation and bylaws (or partnership agreement or other organizational documents) of each of the Price Corporations, the Company and each Company Subsidiary. All the outstanding capital stock of, or other voting securities or ownership interests in, the Company are owned directly or indirectly by the Price Corporations and are owned free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). None of the Company Subsidiaries owns any capital stock of, or other voting securities or ownership interest in, the Company.

      SECTION 6.02. Authorization. (a) The execution, delivery and performance by each of the Price Corporations and the Company of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby are within each of the Price Corporations' and the Company's corporate powers and, except for the required approval of Price Parent's stockholders in connection with the transactions contemplated to occur on the Closing Date pursuant to this Agreement, have been duly authorized by all necessary corporate action on the part of each of the Price Corporations and the Company. The (i) affirmative vote of the holders of two-thirds of the outstanding shares of the common stock, $0.01 par value, of Price Parent and (ii) the approval of each of the Price Corporations other than Price Parent, as the sole shareholder of another Price Corporation or the Company, all of which have been obtained are the only actions required by the stockholders of any of the Price Corporations, the Company or any of their Affiliates in connection with the transactions contemplated to occur on the Closing Date pursuant to this Agreement or any of the Ancillary Agreements to which it is a party. This Agreement and each of the Ancillary Agreements to which it is a party constitutes a valid and binding agreement of each of the Price Corporations and the Company enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy laws and other similar laws affecting creditors' rights generally, and except that the remedy of specific performance and injunctive relief and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

      (b) At a meeting duly called and held, Price Parent's Board of Directors has (i) unanimously determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of Price Parent's stockholders, (ii) unanimously approved and adopted this Agreement and the transactions contemplated hereby and (iii) unanimously resolved (subject to Section 8.09) to recommend approval and adoption of this Agreement by Price Parent's stockholders.

      SECTION 6.03. Governmental Authorization. The execution, delivery and performance by each of the Price Corporations and the Company of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation by each of the Price Corporations and the Company of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any Governmental Entity, domestic, foreign or supranational, other than
(i) the filing of the Certificate of Merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company or the Company Subsidiaries are qualified to do business, (ii) compliance with the requirements of the HSR Act
(iii) the filing with the SEC of the Price Proxy Materials in definitive form;
(iv) the filing and declaration by the SEC of the effectiveness of the IPO Registration Statement, the Transaction Registration Statement and the Shelf Registration Statement, (v) compliance with any other applicable securities laws, (vi) compliance with the applicable requirements of the Communications Act, and (vii) such actions or filings where the failure to obtain would not, individually or in the aggregate, prevent or delay consummation of the Merger in any material respect, or otherwise prevent any Price Corporation or the Company from performing its respective obligations under this Agreement or any Ancillary Document to which it is a party in any material respect, and will not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      SECTION 6.04. Noncontravention. The execution, delivery and performance by each of the Price Corporations and the Company of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate the certificate of incorporation, bylaws, partnership agreement or other organizational documents of any of the Price Corporations, the Company or any Company Subsidiary, (ii) assuming compliance with the matters referred to in Section 6.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree applicable to any of the Price Corporations, the Company or any Company Subsidiary or by which any of their respective properties or assets are bound, (iii) except as set forth on Schedule 6.04, assuming the obtaining of all necessary consents or other actions by any Person, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Acquiror or Cellco or to a loss of any benefit relating to the Business to which any of the Price Corporations, the Company or a Company Subsidiary is entitled under any provision of any agreement or other instrument binding upon any of the Price Corporations or the Company or by which any of the Contributed Assets is or may be bound or (iv) result in the creation or imposition of any Lien on any Contributed Asset, except in the case of clauses
(ii), (iii) and (iv) above, such violations or defaults that will not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      SECTION 6.05. Required and Other Consents. (a) Schedule 6.05(a) sets forth each Contract binding upon any of the Price Corporations or any of their Affiliates that is material to the operation or utilization of any Network Site (or any interest of any of the Price Corporations or any such Affiliate therein) and that requires a consent or other action by, or prior notice to, any Person as a result of the execution, delivery and performance of this Agreement or any Ancillary Agreement to which any of the Price Corporations or the Company are a party, and identifies the consent or action required by such Person (such consents or other actions, the "Network Consents", and such prior notices, the "Network Notices").

      (b) Schedule 6.05(b) sets forth each Contract or Permit (other than Contracts subject to Section 6.05(a)) binding upon or providing benefits to any of the Price Corporations or any of their Affiliates that requires a consent or other action by, or prior notice to, any Person as a result of the execution, delivery and performance of this Agreement or any Ancillary Agreement to which any of the Price Corporations or the Company are a party and identifies the consent or action required by such Person, except such consents, actions or notices as will not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect if not received or taken by the Closing Date (such consents or other actions, the "Other Consents" and such prior notices, together with the Network Notices, the "Required Notices").

      SECTION 6.06. Financial Statements. (a) The unaudited balance sheets as of December 31, of each of the three most recent fiscal years ended prior to the Closing Date and the related unaudited statements of income for each such years and the unaudited interim balance sheet as of the close of the most recent fiscal quarter ended prior to the Closing Date (the "Interim Balance Sheet Date") and the related unaudited interim statements of income for the year to date period ended on the Interim Balance Sheet Date for the Business fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the financial position of the Business as of the dates thereof and its results of operations for the periods then ended (subject to normal year-end adjustments and the absence of footnotes, in the case of any unaudited interim financial statements).

      (b) The Business Balance Sheet fairly presents in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes to the Price Parent Third Quarter Balance Sheet), the consolidated financial position of the Company and the Company Subsidiaries, but excluding the Florida Business as of September 30, 2000 (subject to normal year-end adjustments and the absence of footnotes, in the case of any unaudited interim financial statements).

      (c) The Company Balance Sheet fairly presents in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes to the Price Parent Third Quarter Balance Sheet), the consolidated financial position of the Company and the Company Subsidiaries as of September 30, 2000 (subject to normal year-end adjustments and the absence of footnotes, in the case of any unaudited interim financial statements).

      Section 6.07. Absence of Certain Changes. Since the Balance Sheet Date, except as otherwise contemplated by this Agreement, the Business has been conducted in the ordinary course consistent with past practices and there has not been:

      (a) from the Balance Sheet Date to the date of this Agreement, any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had, will have or would reasonably be expected to have a Material Adverse Effect;

      (b) any incurrence, assumption or guarantee by any of the Price Corporations or any of their Affiliates of any indebtedness for borrowed money or any other long-term liabilities with respect to the Business;

      (c) any creation or other incurrence of any Lien on any Contributed Asset other than (i) in the ordinary course of business consistent with past practices or (ii) Permitted Liens;

      (d) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Business or any Contributed Asset which, individually or in the aggregate, has had, will have or would reasonably be expected to have a Material Adverse Effect;

      (e) any transaction or commitment made, or any contract or agreement entered into, by any of the Price Corporations or any of their Affiliates relating to the Business or any Contributed Asset (including the acquisition or disposition of any assets) or any relinquishment by any of the Price Corporations or any of their Affiliates of any contract or other right, in any case described in this paragraph (e), material to the Business, other than transactions, commitments, contracts, agreements or relinquishments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

      (f) any change in any method of accounting or accounting practice by the Price Corporations or the Company with respect to the Business except for any such change after the date hereof required by reason of a concurrent change in GAAP;

      (g) except as contemplated by Section 12.06, any (i) employment, deferred compensation, severance, retirement or other similar agreement entered into with any officer of the Business (or any amendment to any such existing agreement),
(ii) grant of any severance or termination pay to any officer of the Business or
(iii) change in compensation or other benefits payable to any officer of the Business pursuant to any severance or retirement plans or policies thereof, other than in the ordinary course of business consistent with past practice;

      (h) except as contemplated by Section 12.06, any (i) employment, deferred compensation, severance, retirement or other similar agreement entered into with any Business Employee other than an officer of the Business (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay to any Business Employee other than an officer of the Business or (iii) change in compensation or other benefits payable to any Business Employee other than an officer of the Business, except (in the case of clauses (i), (ii) and (iii) above) pursuant to any severance or retirement plans or policies thereof or in the ordinary course of business consistent with past practice;

      (i) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any Business Employees, who were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to the Business Employees; or

      (j) other than the Projected Capital Expenditures, any capital expenditure, or commitment for a capital expenditure, for additions or improvements to property, plant and equipment in each case in connection with the Business.

      SECTION 6.08. No Undisclosed Material Liabilities. There are no liabilities of the Business of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and, to the knowledge of the Price Corporations, the Company or the Company Subsidiaries, there is no existing condition, situation or set of circumstances which will, or could reasonably be expected to, result in such a liability, other than:

      (a) current liabilities provided for in the Balance Sheet (or in the notes to the Price Parent Third Quarter Balance Sheet insofar as they relate to the Business);

      (b) liabilities incurred in the ordinary course of business since the Balance Sheet Date or prior to the Balance Sheet Date if such liabilities are not of a type that would have been required under GAAP consistently applied, to be set forth in the Balance Sheet (including the notes thereto);

      (c) liabilities disclosed on Schedule 6.08 and 6.19; and

      (d) other undisclosed liabilities which, individually and in the aggregate, are not material to the Business or which constitute current liabilities that will appear on the Final Closing Balance Sheet.

      SECTION 6.09. Material Contracts. (a) Except as disclosed in Schedule 6.09 or 6.12, or otherwise contemplated or permitted by this Agreement, neither the Price Corporations, the Company, any Company Subsidiary nor the Business, is a party to or bound by any of the following which constitute a Contract:

            (i) any (x) lease relating to any Network Site or any other real property or (y) other lease providing for annual rentals of $250,000 or more;

            (ii) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets providing for either (A) annual payments by the Business of $250,000 or more or (B) aggregate payments by the Business of $500,000 or more over the term of the agreement;

            (iii) any sales, distribution or other similar agreement relating to the sale by the Business of materials, supplies, goods, services, equipment or other assets that provides for either (A) annual payments to the Business of $250,000 or more, (B) aggregate payments to the Business of $500,000 or more over the term of the agreement;

            (iv) any partnership, joint venture, stockholder or other similar agreement or arrangement;

            (v) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) other than any agreements relating to the Restructuring Transactions and any agreements relating to the disposition of the Florida Business (other than this Agreement) contemplated by Section 2.04;

            (vi) any agreement relating to indebtedness for borrowed money, the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset) or other long-term liabilities, except any such agreement with respect to the Company Debt, including the Secured Defeased Debt and the Subordinated Defeased Debt;

            (vii) any option, license, franchise or similar agreement;

            (viii) any agency, dealer, outside sales representative, marketing or other similar agreement other than any such agreement terminable on no more than 60 days' notice without any penalty or further obligation on the part of the Business;

            (ix) any agreement that limits the freedom of the Business to compete in any line of business or with any Person or in any area or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any Contributed Asset or which would so limit the freedom of Acquiror or any Affiliate after the Closing Date or that grants to any Person any exclusive rights with respect to the Business or any portion thereof;

            (x) any agreement with or for the benefit of any Affiliate of any of the Price Corporations other than the Company or any Company Subsidiary;

            (xi) any agreement, contract or commitment for any charitable or political contribution;

            (xii) any license, franchise, distributorship or other agreement which relates in whole or in part to any Intellectual Property Rights of or used by any of the Price Corporations, the Company or any of their Affiliates in the conduct of operating the cellular telecommunications systems in the Company Cellular Telephone System Areas;

            (xiii) any interconnection, toll, long distance or air to ground service agreement relating to the operation of the Business;

            (xiv) any agreement or commitment for any capital expenditure or leasehold improvement relating to the Business in excess of $250,000 annually, or providing for aggregate payments of $500,000;

            (xv) any agreement granting power of attorney to any other Person;

            (xvi) any confidentiality or non-disclosure agreement pursuant to which the Price Corporations have agreed to keep confidential information obtained from any other Person or which is related to the Contributed Assets, other than the No-Shop Agreement;

            (xvii) any reseller agreement;

            (xviii) any roaming agreement (x) not terminable upon 60 days prior notice without penalty or other obligation on the part of the Business or
      (y) with respect to which the Business is obligated to direct roaming traffic to a particular carrier in preference to another;

            (xix) any agreement relating to wireless data not terminable upon 30 days prior notice without penalty or other obligation on the part of the Business; or

            (xx) any other agreement, commitment, arrangement, understanding or plan not made in the ordinary course of business.

      (b) Each Contract disclosed in any Schedule to this Agreement or required to be disclosed pursuant to this Section (each a "Scheduled Contract") is a valid and binding agreement of the Price Corporation, or its Affiliate which is a party thereto, and is in full force and effect except to the extent they have previously expired in accordance with their terms, and none of the Price Corporations or any of their Affiliates or, to the knowledge of the Price Corporations or the Company and the Company Subsidiaries, any other party thereto is in default or breach in any material respect under the terms of any Scheduled Contract, and, to the knowledge of the Price Corporations and the Company and Company Subsidiaries, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute such a breach of default, provided that the representations and warranties in this sentence above with respect to said other parties are made only as of the date of this Agreement. True and complete copies of each Scheduled Contract that is in writing and an accurate summary written of each oral Scheduled Contract have been delivered to Acquiror. Except as set forth on Schedule 6.09(b) as of the date or this Agreement, none of the Price Corporations, the Company or any Company Subsidiary has knowledge that any counterparty to any Scheduled Contract intends to cancel or otherwise adversely modify its relationship with the Business or to decrease significantly or limit its purchases, services, supplies or materials from or to the Business as a result of the Contemplated Transactions or otherwise not in the ordinary course of business, except such cancellations, modifications, decreases and limits as will not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      (c) Set forth on Schedule 6.09(c) is a true and complete copy of all forms of Contract adopted since October 1998 and in effect as of the date of this Agreement that govern the Business' provision of cellular service to its current customers, together with a statement of the period during which each such form was used by the Business to add new customers. Except as disclosed on Schedule 6.09(c), all such Contracts (including those not required to be listed thereon or any other Schedule hereto because of the amount of such Contract) are valid, in full force and effect, binding upon the Price Corporations (or the Affiliate which is a party thereto) and, to the knowledge of the Price Corporations, the Company and the Company Subsidiaries, the other parties thereto, except to the extent they have previously expired in accordance with their terms. Except for late payments by customers that are accurately reflected in the books of account of the Business, none of the Price Corporations (or the Affiliate which is a party thereto), nor to the knowledge of the Price Corporations, the Company and the Company Subsidiaries, any other party thereto (as of the date of this Agreement), is in default under any of them, nor, to the knowledge of the Price Corporations, the Company and the Company Subsidiaries, does any condition exist as of the date of this Agreement that, with notice or lapse of time or both, would constitute such a default, except for defaults which will not have, and would not reasonably be expected to have individually or in the aggregate, a Material Adverse Effect. Each Contract constituting a customer activation agreement relating to the Business entered into by the Price Corporations, the Company or any Company Subsidiary since January 1, 1998 is in one of the forms set forth in Schedule 6.09(c).

      (d) All of the Licensing Agreements between the Cellular One Group and the Company or any of its Subsidiaries have annual renewal terms commencing each January 1, and have assignment and termination provisions (including without limitation termination notice and penalty provisions) substantially identical to those contained in the License Agreement between the Cellular One Group and Price Communications Wireless II, Inc. dated as of April 18, 1999.

      SECTION 6.10. Litigation. (a) Except as set forth on Schedule 6.10, as of the date of this Agreement, there is no action, suit, investigation or proceeding (and there is no event, occurrence or state of facts or circumstances that will be, or would reasonably be expected to be a basis therefore) pending against, or to the knowledge of any of the Price Corporations, the Company or the Company Subsidiaries, threatened against or affecting, the Business or any Contributed Asset before any court or arbitrator or any Governmental Entity which, (i) individually, if determined or resolved adversely in accordance with the plaintiff's demands, will result in, or could reasonably be expected to result in, a liability to the Business of $100,000 or more, or collectively, if so determined or resolved, will result in, or could reasonably be expected to result in a liability to the Business of, or otherwise adversely affect the Business by, $1,000,000 or more, (ii) which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this

Agreement and the Ancillary Agreements, or (iii) would otherwise materially adversely affect the Business.

      (b) As of the date of this Agreement, Schedule 6.10(b) lists all civil fines, penalties, and any orders, writs, judgments, injunctions, decrees, determinations, or other awards of any courts or other Governmental Entities (collectively "Judgments"), which have been imposed or levied against any of the Price Corporations or any of their Affiliates relating in any way, in whole or in part, to the Business which remain unsatisfied and all such material Judgments imposed or levied since January 1, 1998, which have been satisfied, in each case, together with all material settlements by any of the Price Corporations or any of their Affiliates of any legal claims actually brought or threatened against any of the Price Corporations or any of their Affiliates, or to which any of the Price Corporations or any of their Affiliates or any of the Contributed Assets has or may become subject.

      SECTION 6.11. Compliance with Laws and Court Orders. None of the Price Corporations or any of their Affiliates is in violation of, and to the knowledge of the Price Corporations, the Company and the Company Subsidiaries, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any law, rule, regulation, judgment, injunction, order or decree applicable to the Contributed Assets or the conduct of the Business, except for such violations which will not have, and would not reasonably be expected to have, individually and in the aggregate, a Material Adverse Effect.

      SECTION 6.12. Properties. (a) Schedule 6.12(a) correctly describes as of the date of this Agreement all real property used or held for use in the Business included in the Contributed Assets (the "Real Property"), which the Price Corporations or an Affiliate owns, leases, operates or subleases and any Liens thereon, specifying in the case of leases or subleases, the name of the lessor or sublessor, the lease term (including renewal terms) and basic annual rent.

      (b) Schedule 6.12(b) correctly describes, as of September 30, 2000, all material personal property used or held for use in the Business included in the Contributed Assets, including, without limitation, machinery, equipment, furniture, cellular systems, cellular switches, cell site equipment, mobile switching offices, microwave equipment and other communications equipment, which the Price Corporations or an Affiliate owns, leases or subleases, and any material Liens thereon (except any Permitted Liens), specifying in the case of leases or subleases, the name of the lessor or sublessor, the lease term and basic annual rent.

      (c) The Price Corporations or an Affiliate have good and marketable, indefeasible, fee simple title to, or in the case of leased Real Property or personal property have valid leasehold interests in, all of the Network Sites and in all other Contributed Assets (whether real, personal, tangible or intangible) reflected on the Balance Sheet or acquired after the Balance Sheet Date, except for properties and assets sold since the Balance Sheet Date in the ordinary course of business consistent with past practices as permitted by
Section 8.01 and except where, with respect to Contributed Assets, other than Network Sites, the failure to have such good title or valid leasehold interests will not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No Contributed Asset is subject to any Lien, except:

            (i) Liens disclosed on the Balance Sheet or in the notes to the Price Parent Third Quarter Balance Sheet insofar as they relate to the Business;

            (ii) Liens for taxes not yet due; or

            (iii) Liens which do not materially detract from the value of such Contributed Asset, or materially interfere with any present or intended use of such Contributed Asset (clauses (i)-(iii) of this Section 6.12(c) are, collectively, the "Permitted Liens").

      (d) There are no developments affecting any of the Contributed Assets pending or, to the knowledge of the Price Corporations, the Company or the Company Subsidiaries threatened, which will or would reasonably be expected to, materially detract from the value, materially interfere with any present or intended use or materially adversely affect the marketability of such Contributed Assets (other than arising out of business conditions or other matters generally affecting the wireless telecommuncations industry).

      (e) All leases of Real Property or personal property are in good standing and are valid, binding and enforceable in accordance with their respective terms and none of the Price Corporations or their Affiliates or, to the knowledge, of the Price Corporations, the Company or any of the Company Subsidiaries, any other party thereto is in default or breach in any material respect under the terms of such Lease and, to the knowledge of the Price Corporations, the Company or any of the Company Subsidiaries, no event has occurred which with notice or lapse of time or both would constitute a default thereunder.

     (f) To the knowledge of the Price Corporations, the Company and the Company Subsidiaries, the plants, buildings, structures and equipment included in the Contributed Assets have no material defects, are in good operating condition and repair, ordinary wear and tear excepted, and are adequate and suitable for their present uses.

      (g) The plants, buildings and structures included in the Contributed Assets currently have sufficient access to public roads and to all utilities, including water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage and other utilities used in the operation of the Business, in each case as is necessary for the conduct of the Business as it has heretofore been conducted, except for such failures which will not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      (h) The Real Property, and its continued use, occupancy and operation as currently used, occupied and operated, does not constitute a nonconforming use under all applicable building, zoning, subdivision and other land use and similar laws, regulations and ordinances, except for such failures which will not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      (i) None of the Contributed Assets is an equity interest in an entity.

      SECTION 6.13. Sufficiency of and Title to the Contributed Assets. (a) The Contributed Assets constitute all of the property and assets used or held for use in the Business and are adequate to conduct the Business as currently conducted.

      (b) Upon consummation of the transactions contemplated hereby, Cellco will have acquired good and marketable title in and to, or a valid leasehold interest in, each of the Contributed Assets, free and clear of all Liens, except for Permitted Liens.

      (c) As of the date hereof, all of the assets and liabilities used or held for use in the Business are held by the Company or the Company Subsidiaries.

      SECTION 6.14. Subscriber Accounts. Schedule 6.14 hereto sets forth the following numerical breakdown, as of September 30, 2000, regarding the Business' subscriber accounts: total number; longevity of subscribers, pre-pay versus post-paid, broken out by calendar quarter of initial activation; and types of accounts, including active, suspended, employee, demo phone, loaner phone or rental phone.

      SECTION 6.15. Intellectual Property. (a) Schedule 6.15 contains as of the date of this Agreement a true and complete list of all material Owned Intellectual Property Rights and Licensed Intellectual Property Rights.

      (b) The Licensed Intellectual Property Rights and the Owned Intellectual Property Rights together constitute all the Intellectual Property Rights used or held for use in the Business and are adequate to conduct the Business as currently conducted. The Contributed Assets include working copies of all software and firmware as are necessary for or otherwise used in the current conduct of the Business, together with copies of all related manuals and other documentation. Assuming all Required Consents are obtained in connection with Licensed Intellectual Property Rights, the consummation of the transactions contemplated by this Agreement will not alter, impair or extinguish any Owned Intellectual Property Rights or Licensed Intellectual Property Rights.

      (c) None of the Price Corporations nor any Affiliate of any of the Price Corporations has infringed, misappropriated or otherwise violated any Intellectual Property Right of any third person. There is no claim, action, suit, investigation or proceeding pending against, or, to the knowledge of the Price Corporations or the Company, threatened against or affecting, the Business or any present or former Business Employee or director of the Company or any Company Subsidiary alleging that the use of the Owned Intellectual Property Rights or the Licensed Intellectual Property Rights or the conduct of the Business as presently conducted conflicts with, misappropriates, infringes or otherwise violates any Intellectual Property Right of any third party.

      (d) None of the Owned Intellectual Property Rights and Licensed Intellectual Property Rights material to the operation of the Business is subject to any outstanding material judgment, injunction, order, decree or agreement restricting the use thereof with respect to the Business or restricting the licensing thereof by the Price Corporations or any Affiliate to any Person.

      (e) The Price Corporations or an Affiliate of the Price Corporations holds all right, title and interest in and to all Owned Intellectual Property Rights and all of the licenses under the Licensed Intellectual Property Rights, free and clear of any Lien (other than Permitted Liens). The Price Corporations or an Affiliate of the Price Corporations has taken all actions reasonably necessary to maintain and protect the Owned Intellectual Property Rights and their rights in the Licensed Intellectual Property Rights, including payment of applicable maintenance fees and filing of applicable statements of use except for such failures which will not have, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All licenses under the Licensed Intellectual Property Rights are fully-paid (other than upgrade costs and purchaser maintenance costs), which the Price Corporations or their Affiliates have the right to assign to Cellco in connection with the transactions contemplated hereby.

     (f) To the knowledge of the Price Corporations and the Company, no Person has infringed, misappropriated or otherwise violated any Owned Intellectual Property Right or Licensed Intellectual Property Right. The Price Corporations or an Affiliate of the Price Corporations has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all confidential Intellectual Property Rights and to adequately protect all Owned Intellectual Property Rights by trade secret processes, confidentiality agreements and by the case of appropriate statutory notices and other proprietary markings.

      SECTION 6.16. Insurance Coverage. The Price Corporations have furnished to Acquiror a list of, and true and complete copies of, all insurance policies and fidelity bonds relating to the Contributed Assets, the business and operations of the Business and its Business Employees. As of the date hereof, there is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. All premiums payable under all such policies and bonds have been timely paid and the Business has otherwise complied in all material respects with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since January 1, 1998 and remain in full force and effect, except for such failures which, individually or in the aggregate, would not have or reasonably be expected to have, a Material Adverse Effect. Such policies and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to the Business. As of the date of this Agreement, none of the Price Corporations, the Company or any of the Company Subsidiaries knows of any threatened termination of, premium increase with respect to, or material alteration of coverage under, any of such policies or bonds. Except as disclosed in Schedule 6.16, after the Closing the Price Corporations shall continue to have coverage under such policies and bonds with respect to events occurring prior to the Closing and the Acquiror and Cellco will be entitled to the benefit of such policies.

      SECTION 6.17. Licenses and Permits. (a) Schedule 6.17(a) correctly describes each FCC Authorization, license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the Business (the "Permits") as of the date of this Agreement together with the name of the Governmental Entity issuing such Permit. Except as set forth on
Schedule 6.17, (i) the Permits are valid and in full force and effect, (ii) none of the Price Corporations nor any of their Affiliates is in default, and no event has occurred or condition exists that with notice or lapse of time or both would constitute a default (including, without limitation, grounds for revocation or modification of any of the FCC Authorizations), under the Permits and (iii) none of the Permits will, assuming the related Required Consents have been obtained prior to the Closing Date, be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby. Upon consummation of such transactions, Acquiror or an Affiliate thereof will, assuming the related Required Consents have been obtained prior to the Closing Date, have all of the right, title and interest in all the Permits.

     (b) The Permits are the only licenses, franchises, permits, certificates, approvals or other similar authorizations which are necessary for the Price Corporations or their

Affiliates to conduct the Business in the manner heretofore conducted. Each of the Permits is exclusively held by the Price Corporations or their Affiliates, is free and clear of any legal disqualifications, conditions or other restrictions (other than those routinely imposed in conjunction with such Permits) and is free and clear of all Liens except for Permitted Liens. To the knowledge of the Price Corporations, the Company and the Company Subsidiaries, each of the Permits is in compliance with all laws, rules, regulations, orders and decrees except for such failures which will not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as disclosed in Schedule 6.17(b), there are no existing applications, petitions to deny or complaints or proceedings pending before the FCC or any other Governmental Entity relating to the Permits or the Business (other than proceedings affecting the cellular telephone industry generally). Except as otherwise governed by laws, ordinances or governmental rules or regulations, all of the Permits are renewable by their terms or in the ordinary course of the Business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing and regulatory fees.

      (c) No Person other than the Price Corporations or any of their Affiliates has any interest in, or right to, contracts to provide telecommunications services to any customers of the Business except pursuant to the Business' roaming agreements.

      (d) Schedule 6.17(d) sets forth the date on which the Price Corporations or an Affiliate or their predecessors filed a System Information Update ("SIU") with the FCC for each Company Cellular Telephone System Area. The SIU accurately identifies and describes the predicted contours, cell sites, and the Cellular Geographic Service Area boundary for such Company Cellular Telephone System Area as of that date, and the information provided therein remains accurate and complete. A true and complete copy of each SIU has been delivered to the Acquiror.

      (e) The Company and the Company Subsidiaries have received all necessary authorizations from the Federal Aviation Administration ("FAA") for all existing towers that are part of the cellular systems operated by the Business and for any facilities the construction of which have been approved by the FCC or of which applications or notifications have been filed for such approval.

      (f) Schedule 6.17(f) sets forth each application and notification that the Company and the Company Subsidiaries have pending before the FCC and sets forth the expiration date for each of the FCC Authorizations. The Company and the Company Subsidiaries have provided a copy to Acquiror of each of the FCC Authorizations and the applications and notifications listed in Schedule 6.17(f), except where the FCC has not issued a written microwave authorization.

      (g) All fees due and payable to the FCC by the Business, the Company or the Company Subsidiaries have been paid.

      (h) Each of the facilities authorized by the FCC Authorizations is in compliance with the FCC's regulations pertaining to radio frequency radiation.

      SECTION 6.18. Financial Advisors' Fees. Except for Donaldson, Lufkin & Jenrette Securities Corporation, Gleacher & Co., Deutsche Banc Alex. Brown and Dresdner Kleinwort Wasserstein, whose fees will be paid by the Price Corporations, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Price Corporations or any of their Affiliates who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

      SECTION 6.19. Environmental Compliance.

      (a) Except for such matters identified in the documents listed on Schedule
6.19 which constitute a "recognized environmental condition" or which would be reasonably expected to result in Environmental Liabilities:

            (i) in connection with or relating to the Contributed Assets, Business, Real Property, the Company or any Company Subsidiary, no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed any of which remain outstanding and unresolved and which will have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and no investigation, action, claim, suit, proceeding or review is pending or, to any of the Price Corporations' or the Company's knowledge, threatened by any Governmental Entity or other Person which remain outstanding and unresolved and which will have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and which, individually or in the aggregate, will or would reasonably be expected to result in Environmental Liabilities being imposed on the Company or any Company Subsidiary;

            (ii) there are no Environmental Liabilities arising in connection with or in any way relating to the Contributed Assets, Business, Real Property, the Company or any Company Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law that will have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, to any of the Price Corporations' or the Company's knowledge, there are no facts events, conditions, situations, or set of circumstances which will or would reasonably be expected to result in or be the basis for any such liability;

            (iii) no polychlorinated biphenyls, radioactive material, asbestos-containing material, septic, or wastewater treatment or other disposal system is present at, on or under any Real Property or Contributed Asset or any other property now owned, leased or operated by the Company or any Company Subsidiary or, to any of the Price Corporations' or the Company's knowledge, has been present at, on or under such Real Property or Contributed Asset or, is or has been present at, on or under any property previously owned, leased or operated by the Company or any Company Subsidiary except as specifically authorized by and in accordance with applicable Environmental Law;

            (iv) no incinerator, surface impoundment, lagoon or landfill is present at, on or under any Real Property or Contributed Asset or any other property now owned, leased, or operated by the Company or any Company Subsidiary or to any of the Price Corporations' or the Company's knowledge, has been present at, on or under such Real Property or Contributed Asset or has been present at, on or under property previously owned, leased or operated by the Company or any Company Subsidiary;

            (v) no underground or aboveground storage tank (active or inactive) is or has been present at, on or under any Real Property or Contributed Asset or any other property now or, to any of the Price Corporations' or the Company's knowledge, previously owned, leased or operated by the Company or any Company Subsidiary, except as specifically authorized by and in accordance with applicable Environmental Law;

            (vi) no Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released at, on or under any Real Property or Contributed Asset or any other property now or previously owned, leased or operated by the Company or any Company Subsidiary during the times that the Company or any Company Subsidiary owned, leased or operated the Real Property or Contributed Asset, nor, to any of the Price Corporations' or the Company's knowledge, prior to the times the Company or any Company Subsidiary owned, leased or operated the Real Property or Contributed Assets, that will or would reasonably be expected to result in Environmental Liability that, individually or in the aggregate, would have a Material Adverse Effect;

            (vii) no Real Property is listed or, to the Price Corporations' and the Company's knowledge, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, CERCLIS (as defined in CERCLA) or on any similar federal, state, local or foreign list of sites requiring investigation or cleanup that will or would reasonably be expected to result in material Environmental Liabilities to the Company or any Company Subsidiary and, to any of the Price Corporations' or the Company's knowledge, no property previously owned, leased or operated by the Company or any Company Subsidiary, no property to which Hazardous Substances located on or resulting from the use of any real property previously owned, leased or operated by the Company or any Company Subsidiary have been transported, nor any property to which the Company or any Company Subsidiary has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substance, is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, or CERCLIS or any similar federal, state or local list of sites requiring investigation or cleanup that will or would reasonably be expected to result in material Environmental Liabilities to the Company or any Company Subsidiary; and

            (viii) the Company and each Company Subsidiary is, and in connection with the Contributed Assets, Business and Real Property, each of the Price Corporations and each of their Affiliates is, currently in compliance with all Environmental Laws and has and is in compliance with all Environmental Permits except for such non-compliance or failure to have an Environmental Permit that would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, such Environmental Permits are valid and in full force and effect.

      (b) There has been no material written environmental investigation, study, audit, test, or other assessment conducted of which the Price Corporations or the Company is in possession or custody in relation to any Contributed Asset, Real Property or any other property or facility now or previously owned, leased or operated by the Company or any Company Subsidiary other than those disclosed on Schedule 6.19.

      (c) Except for the Saddlebrook office lease, none of the Contributed Assets, the Real Property or any real property owned, leased or operated by the Company or any Company Subsidiary is located in New Jersey or Connecticut.

      (d) For purposes of this Section, the terms "Price Corporation," "Company" and "Company Subsidiary" shall include any entity which is, in whole or in part, a predecessor of any of the Price Corporations, Company or Company Subsidiaries respectively.

      SECTION 6.20. Acquiror's Environmental Reports. Within 45 days after signing this Agreement, upon reasonable notice to the Price Corporations if site access is required, and without interfering with the Business, Acquiror, in its discretion, may conduct a Phase I environmental site assessment for any Real Property owned, leased or operated by the Company or any Company Subsidiaries. The Acquiror's Phase I Reports shall be prepared using an environmental consultant reasonably acceptable to the Price Corporations and shall be prepared in accordance with the ASTM 1527-00 standards. Immediately upon completion thereof, Acquiror shall provide a copy of the Acquiror's Phase I Reports to Price Corporations. In the event that an Acquiror's Phase I Report identifies an environmental condition that reasonably could result in Environmental Liabilities to the Company or any of the Company Subsidiaries and the Acquiror's environmental consultant recommends in the Acquiror's Phase I Report that a Phase II investigation is warranted, then Acquiror shall promptly upon receipt of the results of the Phase I environmental site assessment conduct the recommended Phase II, upon a scope of work reasonably acceptable to the Price Corporations. Acquiror shall provide copies of the Phase II sampling results and the Phase II report to the Price Corporations immediately upon Acquiror's receipt thereof. If the results of the Phase II Reports, in the aggregate, indicate the existence of Environmental Liabilities that are likely to cost in excess of $1 Million to remediate, then Acquiror shall notify the Price Corporations and the Price Corporations shall have the option of (x) undertaking necessary corrective action at its cost and expense or (y) declining to undertake the corrective action and affording Acquiror the option to seek indemnification under Article 14 of this Agreement. (Acquiror's Phase I reports, Phase II reports and all associated data and reports, are collectively referred to as, "Acquiror's Environmental Reports") All costs and expenses associated with the preparation of Acquiror's Environmental Reports shall be borne solely by Acquiror.

      SECTION 6.21. Subsidiaries. (a) Except as necessary to consummate the Restructuring Transactions, the Company has no Subsidiaries other than the Company Subsidiaries. Schedule 6.21(a) lists, as to each Company Subsidiary (i) its jurisdiction of organization, (ii) its authorized capital stock or other voting securities or ownership interests; (iii) the number of shares of capital stock or other voting securities or ownership interests of each class that are outstanding and (iv) the identity of each holder of any such capital stock or other voting securities or ownership interests and the number of shares or other voting securities or ownership interests held by each such holder. All of the outstanding capital stock of, or other voting securities or ownership interests in, each Company Subsidiary owned, directly or indirectly, by the Price Corporations or an Affiliate thereof, is owned, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests) other than any Liens securing, or other restrictions arising under, the Company Debt. There are no outstanding (i) securities of any Company Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Company Subsidiary or (ii) options or other rights to acquire from the Company or any Company Subsidiary, or other obligation of the Company or any Company Subsidiary to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Company Subsidiary. There are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any of the securities referred to in the foregoing.

      (b) Schedule 6.21(b) lists each of the Persons in which the Company or any Person referred to in clauses (i), (ii) and (iii) of the definition of "Company Subsidiaries" holds any voting security or ownership interest (each, a "Minority Entity"). Schedule 6.21(b) lists for each such Minority Entity (i) its jurisdiction of organization, (ii) its authorized capital stock or other voting securities or ownership interests; (iii) the number of shares of capital stock or other voting securities or ownership interests of each class that are outstanding and (iv) the identity of each holder of any such capital stock or other voting securities or ownership interests and the number of shares or other voting securities or ownership interests held by each such holder.

      SECTION 6.22. SEC Filings. (a) The Price Corporations have delivered to Acquiror Price Parent's annual reports on Form 10-K for its fiscal years ended December 31, 1997, 1998 and 1999, its quarterly reports on Form 10-Q for its fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of Price Parent held since December 31, 1999, and all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 1999 (the documents referred to in this Section 6.22, collectively, the "Price SEC Documents".)

      (b) As of its filing date, each Price SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

      (c) As of its filing date (or, if amended or superceded by a filing prior to the date hereof, on the date of such filing), each Price SEC Document filed pursuant to the 1934 Act did not, and each such Price SEC Document filed subsequent to the date hereof will not, insofar as it pertains to the Business, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

      (d) Each Price SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not, insofar as it pertains to the Business, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      SECTION 6.23. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Price Parent included in the Price SEC Documents, and the Price Parent Third Quarter Balance Sheet, fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Price Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

      SECTION 6.24. Disclosure Documents. (a) Each document filed by any of the Price Corporations with the SEC in connection with the meeting of the stockholders of Price Parent described in Section 8.08 including, without limitation, the proxy or information statement of Price Parent and any amendments or supplements thereto (the "Price Proxy Materials") will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act.

      (b) Each time any Price Proxy Materials are distributed to stockholders of Price Parent or any other solicitation of stockholders of Price Parent is made by or on behalf of The Price Corporations or any Affiliate of The Price Corporations, and at the time such stockholders vote on adoption of the transactions contemplated hereunder and at the Effective Time, the Price Proxy Materials (as supplemented and amended, if applicable), will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not false or misleading. The representations and warranties contained in this Section 6.24 will not apply to statements or omissions included in the Price Proxy Materials based upon information furnished to the Price Corporations in writing by Acquiror specifically for use therein.

      (c) None of the information provided by the Price Corporations or the Company for inclusion in the IPO Registration Statement, the Transaction Registration Statement or the Shelf Registration Statement or any amendment or supplement thereto, at the time such registration statement or any amendment or supplement becomes effective and, in the case of the Transaction Registration Statement, at the Effective Time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

      SECTION 6.25. Tax Opinion. The Price Shareholder has received the opinion described in the first sentence of Section 13.03(c) hereof, in the form attached as Exhibit F, from Proskauer Rose LLP.

      SECTION 6.26. FCC Authorization. As of the date hereof, no waiver of any FCC rule or policy is necessary to be obtained for the approval of the FCC Application, and no processing pursuant to any exception or rule of general applicability will be requested or required in connection with the consummation of the transactions contemplated by this Agreement.

                                    ARTICLE 7

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

      Acquiror and Cellco represent and warrant to each of the Price Corporations and the Company, jointly and severally, as of the date hereof and as of the Closing Date that:

      SECTION 7.01. Existence and Power. Each of Acquiror and Cellco is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all corporate or partnership, as applicable, powers and all necessary governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted except for such failures which will not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Acquiror or Cellco.

      SECTION 7.02. Authorization. The execution, delivery and performance by Acquiror and Cellco of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby (other than the Restructuring Transactions) are within the corporate or partnership powers of Acquiror and Cellco, and have been duly authorized by all necessary corporate or partnership action on the part of Acquiror and Cellco except as set forth on Schedule 7.05. This Agreement and each of the Ancillary Agreements to which it is a party constitutes a valid and binding agreement of Acquiror and Cellco, as applicable, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy laws and other similar laws affecting creditors' rights generally, and except that the remedy of specific performance and injunctive relief and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

      SECTION 7.03. Governmental Authorization. The execution, delivery and performance by Acquiror and Cellco of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation by Acquiror and Cellco of the transactions contemplated hereby and thereby require no material action by or in respect of, or material filing with, any Governmental Entity other than
(i) the filing of the Certificate of Merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company or the Company Subsidiaries are qualified to do business; (ii) compliance with the applicable requirements of the HSR Act; (iii) the filing with the SEC of the Price Proxy Materials in definitive form, (iv) the filing and declaration by the SEC of the effectiveness of the IPO Registration Statement, the Transaction Registration Statement and the Shelf Registration Statement, (v) compliance with any other applicable securities laws, (vi) compliance with the applicable requirements of the Communications Act, (vii) the filing of an Amended and Restated Certificate of Incorporation by Acquiror to effect the restructuring contemplated in connection with the Acquiror Initial Public Offering, and (viii) such actions or filings where the failure to obtain will not, and would not reasonably be expected to, individually or in the aggregate, prevent or delay consummation of the transactions contemplated hereunder or thereunder in any material respect, or otherwise prevent Acquiror or Cellco from performing its respective obligations under this Agreement or any Ancillary Agreement to which they are parties in any material respect, and will not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Acquiror or Cellco.

      SECTION 7.04. Noncontravention. The execution, delivery and performance by Acquiror and Cellco of this Agreement or any Ancillary Agreement to which they are parties and the consummation of the transactions contemplated hereby and thereby do not and will not (i) assuming the completion of the transactions referred to in Schedule 7.05, violate the certificate of incorporation or bylaws of Acquiror or the organizational documents of Cellco, (ii) assuming compliance with the matters referred to in Section 7.03, violate any applicable material law, rule, regulation, judgment, injunction, order or decree binding on Acquiror or Cellco or (iii) assuming the obtaining of all consents referred to in Section 7.05, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Acquiror or Cellco or to a loss of any benefit to which Acquiror or Cellco is entitled under any provision of any Contract binding upon Acquiror or Cellco or to which any of their respective assets may be bound, except in the case of clauses (ii) and
(iii) above, violations or defaults that will not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Acquiror or Cellco.

      SECTION 7.05. Consents. Schedule 7.05 sets forth each Contract, binding upon Acquiror or Cellco that requires a consent or other action by any Person as a result of the execution, delivery and performance of this Agreement and identifies the consent or action required by such Person, except such consents or actions as will not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Acquiror or Cellco.

      SECTION 7.06. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Acquiror or Cellco threatened against or affecting, Acquiror or Cellco before any court or arbitrator or any Governmental Entity which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or any of the Ancillary Agreements to which they are parties or which would have a material adverse effect on Acquiror or Cellco.

      SECTION 7.07. Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Acquiror or Cellco or any of their Affiliates who might be entitled to any fee or commission from the Price Corporations or any of their Affiliates upon consummation of the transactions contemplated by this Agreement.

      SECTION 7.08. Acquiror Capitalization. (a) As of the date hereof, the authorized capital stock of the Acquiror consists of 100 shares of common stock, $.01 par value, and there are outstanding 100 shares of common stock, $.01 par value, all of which are held by Nynex PCS Inc. All of the shares of Acquiror capital stock outstanding as of the date hereof are duly authorized, validly issued and are fully paid and non-assessable. As of the date hereof, Acquiror does not have outstanding any securities convertible into or exchangeable for capital stock or other voting securities of the Acquiror or any options or rights to acquire capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Acquiror.

      (b) The shares of Acquiror Stock to be issued as part of the Merger Consideration will be, upon issuance thereof in accordance with the terms of this Agreement, duly authorized and validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right.

      SECTION 7.09. SEC Filings. (a) As of the date hereof, other than the IPO Registration Statement, Acquiror has not filed with the SEC any report, statement, schedule or registration statement. As of its filing, date, the IPO Registration Statement complied as to form in all material respects with the applicable requirements of the 1933 Act.

      (b) As of its filing date, each report, statement, schedule and registration statement filed by the Acquiror after the date hereof and on or before the Closing Date,


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

including, without limitation, any amendments to or supplements to the IPO Registration Statement, and the Transaction Registration Statement and any amendments or supplements thereto (collectively, the Subsequent Acquiror SEC Documents") will comply as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be. As of its filing date each Subsequent Acquiror SEC Document filed pursuant to the 1934 Act will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each Subsequent Acquiror SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment becomes effective, will not contain any untrue statement of a material fact to be stated therein or necessary to make the statements therein not misleading.

      (c) None of the information provided by Acquiror for inclusion in the Price Proxy Materials or any amendment or supplement thereto, at the time the Price Proxy Materials or any amendment or supplement thereto is first mailed to stockholders of the Price Corporations and at the time the stockholders vote on the transactions contemplated hereunder and at the Effective Time, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

      (d) The representations and warranties contained in this Section 7.09 will not apply to statements or omissions in the IPO Registration Statement, the Transaction Registration Statement or any amendment or supplement thereto based upon information furnished to Acquiror by the Price Corporations or the Company in writing specifically for use therein.

      SECTION 7.10. Merger Subsidiary. As of the Closing Date, (i) Merger Subsidiary will be duly organized and in good standing under the laws of the State of Delaware; (ii) all of the outstanding shares of Merger Subsidiary will be duly authorized, validly issued, fully paid and non-assessable and will be owned by Acquiror free and clear of any Lien; (iii) Merger Subsidiary shall not have engaged in any business or incurred any liabilities other than in connection with the transactions contemplated by this Agreement.

      SECTION 7.11. FCC Qualification. Cellco is and at the Closing Date will be legally, technically and otherwise qualified under the Communications Act and all rules, regulations and policies of the FCC to acquire, own or control and operate the assets and business of the Price Corporations and their Subsidiaries. There are no facts or proceedings known to Cellco which would disqualify Cellco under the Communications Act or otherwise from acquiring or operating any of the assets and business of the Price


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

Corporations and their Subsidiaries or would cause the FCC not to approve the FCC Application. As of the date hereof, no waiver of any FCC rule or policy is necessary to be obtained for the approval of the FCC Application, and no processing pursuant to any exception or rule of general applicability will be requested or required in connection with the consummation of the transactions contemplated by this Agreement.

                                    ARTICLE 8

               COVENANTS OF THE PRICE CORPORATIONS AND THE COMPANY

      Each of the Price Corporations and the Company, jointly and severally, agree that:

      SECTION 8.01. Conduct of the Business. From the date hereof until the Closing Date, the Price Corporations and the Company shall conduct the Business in the ordinary course consistent with past practice, in the public interest, convenience and necessity and in compliance in all material respects with the Communications Act and the rules and regulations of the FCC, all other material applicable laws, rules and regulations (including, without limitation, Environmental Laws and all of the FCC Authorizations). Without limiting the generality of the foregoing, from the date hereof until the Closing Date or the termination of this Agreement in accordance with Article 15, the Price Corporations (but only with respect to the Business) and the Company will, unless (i) otherwise approved by Acquiror, or (ii) otherwise contemplated by this Agreement:

      (a) collect all accounts receivable in the ordinary course of the Business, consistent with past practice, and not compromise, discount, forgive or otherwise adjust, amend or modify the terms or conditions of any of such accounts receivable other than in the ordinary course of the Business, consistent with past practice;

      (b) pay all accounts payable and applicable taxes in the ordinary course of the Business, consistent with past practice, and not adjust, amend or modify the terms or conditions of any of such accounts payable other than in the ordinary course of the Business, other than accounts payable which are being disputed in good faith and taxes which are being disputed in good faith in accordance with applicable dispute procedures and for which appropriate reserves have been made, consistent with past practice;

      (c) not sell, lease, license, or otherwise dispose of any Contributed Assets except (i) pursuant to existing contracts or commitments that have been delivered to Acquiror and (ii) in the ordinary course consistent with past practice;


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

      (d) not enter into any type of business other than the Business;

      (e) not incur any capital expenditure, or commit to incur any capital expenditure, for additions or improvements to property, plant and equipment in excess of $25 million (the "Projected Capital Expenditures");

      (f) not incur any long term liabilities;

      (g) not declare, set aside or pay any dividend or repurchase, redeem or otherwise acquire any of its capital stock if such action would prevent the Company from having the Minimum Cash Balance on the Closing Date;

      (h) not merge or consolidate with any other Person or acquire a material amount of assets of any other Person;

      (i) not (i) take or agree to take any action that would make any representation or warranty of the Price Corporations or the Company (other than any such representation or warranty made only as of the date hereof or as of another specified date) inaccurate in any respect at, or as of any time prior to the Closing Date or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty (other than any such representation or warranty made only as of the date hereof or as of another specified date) from being inaccurate in any respect at any such time;

      (j) perform in all material respects its obligations under all Contributed Contracts and not amend, terminate or waive any rights under any material Contracts or enter into any Scheduled Contracts relating to the Business, except, in any case, in the ordinary course of the Business;

      (k) not activate customers on any service plans, unless the terms and conditions of such plans (including without limitation price and duration of contract terms) are no more favorable (such terms taken together, but not individually) to customers than the plans of the Company listed on Schedule 8.01(k) change the form of any customer activation agreement from the forms set forth in Schedule 6.09(c); provided that, notwithstanding the foregoing, Company and the Price Corporations may introduce and activate customers on new plans which no more than match more favorable terms (such terms taken together, but not individually) offered by competitors, provided that the Price Corporations and the Company give Acquiror at least three (3) business days' prior written notice of the implementation of such plan; and

      (l) not agree or commit to do, nor cause or permit to occur, any of the foregoing restricted activities.


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

      SECTION 8.02. Maintenance of Assets and Insurance. The Price Corporations and the Company shall use commercially reasonable efforts to comply with and maintain the Contributed Assets in all material respects, including, without limitation, the FCC Authorizations and all Licensed Intellectual Property Rights and Owned Intellectual Property Rights, and otherwise preserve the Company's rights to provide telecommunications service in the Company Cellular Telephone System Areas. The Price Corporations and the Company shall keep in full force and effect the insurance policies maintained by the Price Corporations and/or the Company on the Contributed Assets as of the date hereof (or replacement policies providing substantially the same coverage) and shall notify Acquiror of any significant changes in the terms of the insurance policies and binders referred to in the list provided to the Acquiror pursuant to Section 6.16.

      SECTION 8.03. Compliance with Laws, Etc. The Price Corporations and the Company shall comply in all material respects with laws, ordinances, rules, regulations, and orders applicable to the Business or any of the Contributed Assets.

      SECTION 8.04. Co-Operation in Conducting the Business. The Company shall use, and the Price Corporations shall cause the Company to use, commercially reasonable efforts to (i) cooperate with Acquiror to keep available the services of the Transferred Employees and agents of the Business, (ii) maintain their relations and goodwill with the suppliers, customers, distributors and any others having business relations with the Business, (iii) cooperate with Acquiror in establishing network conversion and switching conversion arrangements and implementing other transitional arrangements as reasonably requested by Acquiror (including, without limitation, planning and taking reasonable steps to convert the Business from TDMA to CDMA technology), and (iv) to the extent requested by the Acquiror amend, renew or replace Contracts relating to the Business such that such contracts have such terms and conditions as may be requested by the Acquiror, subject to such amendments or renewals not adversely affecting the Business or the Price Corporations' or the Company's operation thereof; provided that Acquiror shall be responsible for the Company's actual out-of-pocket expenses incurred in connection with providing such cooperation. Notwithstanding anything to the contrary in this Agreement, the reimbursement to Company provided for in the immediately preceding sentence (a "Co-Operation Reimbursement") shall (i) include without limitation reimbursement of any Tax liability incurred by Company on account of the receipt of any Co-Operation Reimbursement and (ii) be reduced by any Tax Reduction actually realized by the Company with respect to an item for which any Co-Operation Reimbursement is made. If, following the Closing, the Price Corporations realize a Tax Reduction with respect to an item for which any Co-Operation
Reimbursement is made or are required to make a payment of (or suffer a diminution of credit with respect to) Federal Tax or any Combined Tax with respect to any income recognized by Company on account of any


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

Co-Operation Reimbursement, the Aggregate Transaction Consideration shall be adjusted in an amount equal to the Federal Tax or Combined Tax payment (or diminution of credit) or Tax Reduction.

      SECTION 8.05. Access to Information; Confidentiality. (a) Subject to the Acquiror's and the Price Corporation's rights pursuant to Section 6.20 with respect to environmental sampling, from the date hereof until the Closing Date, the Price Corporations and the Company will (i) give Acquiror, its counsel, financial advisors, auditors and other authorized representatives full access, upon reasonable notice and during normal business hours, to the offices, properties, books and records of the Price Corporations, the Company and the Company Subsidiaries relating to the Business including access to perform physical examinations and to take samples of the soil, ground water, air, products or other areas as desired by Acquiror, (ii) furnish to Acquiror, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Business as such Persons may reasonably request, including, without limitation, monthly operating and financial reports and (iii) instruct the employees, counsel and financial advisors of the Price Corporations, the Company and the Company Subsidiaries to cooperate with Acquiror in its investigation of the Business. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Price Corporations, the Company and the Company Subsidiaries. No investigation by Acquiror or other information received by Acquiror, either before or after the date hereof, shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Price Corporations or the Company hereunder.

     (b) After the Closing, each of the Price Corporations and their Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Business, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by any of the Price Corporations, (ii) in the public domain through no fault of any of the Price Corporations or their Affiliates or (iii) later lawfully acquired by any of the Price Corporations from sources other than those related to their prior ownership of the Business.

     (c) On and after the Closing Date, each of the Price Corporations will afford promptly to Acquiror and its agents reasonable access to its books of account, financial and other records (including, without limitation, accountant's work papers), information, employees and auditors to the extent necessary or useful for Acquiror in connection with any audit, investigation, dispute or litigation or any other reasonable business purpose relating to the Business; provided that any such access by Acquiror shall not unreasonably interfere with the conduct of the business of the Price Corporations. Acquiror shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys' fees, but excluding reimbursement for general overhead, salaries and employee benefits) reasonably incurred in connection with the foregoing.

      SECTION 8.06. Notices of Certain Events. Each of the Price Corporations and the Company shall promptly notify Acquiror of:

      (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

      (b) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

      (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting the Price Corporations, the Company or the Business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 6.10 or that relate to the consummation of the transactions contemplated by this Agreement;

      (d) the damage or destruction by fire or other casualty of any Contributed Asset or part thereof or in the event that any Contributed Asset or part thereof becomes the subject of any proceeding or, to the knowledge of any of the Price Corporations, threatened proceeding for the taking thereof or any part thereof or of any right relating thereto by condemnation, eminent domain or other similar governmental action;

      (e) any formal or written notice or other formal or written communication to any Transferred Employee relating to the Contemplated Transactions at least one day prior to the distribution of such notice or communication in order to permit Acquiror to consent to such notice or communication, such consent not to be unreasonably withheld or delayed; and

      (f) becoming aware, that there has been a breach of any of the representations and warranties made herein by the Price Corporations and the Company.

      SECTION 8.07. Noncompetition. (a) Each of the Price Corporations agrees that:

            (i) at any time prior to the third anniversary of the Closing Date, neither it nor any of its Affiliates (other than any shareholder or Affiliate of Price Parent who is not Robert Price or an Affiliate of Robert Price, (each, an "Unrestricted Person")) shall engage, either directly or indirectly, as a principal or for its own account or solely or jointly with others, or as stockholders in any corporation or joint stock association, in any business that engages in the business of constructing, developing, managing, operating, marketing or selling cellular telephone systems or service, wireless service, paging service, PCS service, commercial mobile radio service or otherwise competes with the Business as it exists on the Closing Date within the States of Georgia, Alabama or South Carolina or, if the Florida Business Acquisition is consummated, the State of Florida; provided that nothing herein shall prohibit the acquisition by any of the Price Corporations or any of their Affiliates of a diversified company having not more than 10% of its sales (based on its latest published annual audited financial statements) attributable to any business that competes with the Business; provided further, that nothing herein shall prohibit the acquisition or maintenance by any of the Price Corporations or any of their Affiliates of passive investments not more than 5% of the total voting power of all outstanding securities of any Person, directly or through general or separate accounts, mutual funds, trust arrangements or other investment vehicles;

            (ii) for a period of two years from the date hereof, neither it nor any of its Affiliates other than an Unrestricted Person shall employ or solicit, or receive or accept the performance of services by, any Transferred Employee; provided that nothing herein shall prevent any of the Price Corporations or any of their Affiliates from accepting the services of any Transferred Employee (i) who Acquiror terminates or (ii) who terminates his or her employment with Acquiror without any solicitation of any Price Corporation or Affiliate thereof and has not been employed by Acquiror or any Affiliate (including, without limitation, the Company and the Surviving Corporation) thereof in the 6 month period preceding the date of hiring by such Price Corporation or Affiliate; or

            (iii) for a period of three years from the Closing Date, neither it nor any of its Affiliates other than an Unrestricted Person shall solicit or attempt to solicit any subscribers of the Business for the purpose of offering such subscribers cellular telephone or any PCS, paging, CMRS or other type of wireless service.

      (b) If any provision contained in this Section shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law. Each of the Price Corporations acknowledges that Acquiror would be irreparably harmed by any breach of this Section and that there would be no adequate remedy at law or in damages to compensate Acquiror for any such breach. Each of the Price Corporations agrees that Acquiror shall be entitled to injunctive relief requiring specific performance by the Price Corporations of this Section, and each of the Price Corporations consents to the entry thereof.

      SECTION 8.08. Stockholder Meeting; Proxy Materials. Price Parent shall cause a meeting of its stockholders to be duly called and held as soon as reasonably practicable for the purpose of voting on and approving the transactions contemplated hereunder. The board of directors of Price Parent shall, subject to their fiduciary duties under applicable law as advised by counsel, recommend approval of the transactions contemplated hereunder by Price Parent's stockholders. In connection with such meeting Price Parent (i) will promptly prepare and file with the SEC, will use its best efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable a proxy statement and all other Price Proxy Materials for such meeting as may be required under applicable law, (ii) will use its best efforts to obtain the necessary approval of the transactions contemplated hereunder by its stockholders and (iii) will otherwise comply with all legal requirements applicable to such meeting.

      SECTION 8.09. No Shop. (a) Except with respect to the Florida Business if the Acquiror fails to make the Florida Election prior to January 31, 2001, and the Price Corporations' interest in the North Carolina 15 RSA A-Side cellular market, each of the Price Corporations and the Company will not, and will not permit their officers, directors, Affiliates, related entities, agents or representatives to (i) solicit, initiate, knowingly encourage, conduct or engage in any substantive discussions, or enter into any agreement or understanding with any other person or entity regarding (a) the transfer, directly or indirectly, of any of the capital stock of any of the Price Corporations or the Company, any material portion of the assets of any of the Price Corporations, the Company or the Business which would be reasonably anticipated in the case of Price Parent to result in a Change of Control (other than an event that is a Change of Control solely by reason of subparagraph (i) of the definition of "Change of Control"), (b) any investment by any other person or entity in capital stock of any of the Price Corporations, the Company or the Business (other than in the case of Price Parent, such investments which will not, or are reasonably likely not to constitute a Change of Control (other than an event that is a Change of Control solely by reason of subparagraph (i) of the definition of "Change of


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

Control")), or (c) any joint venture relating to the Business or other similar transaction involving any of the Price Corporations, the Company, their Affiliates or the Business; or (ii) disclose any nonpublic information relating to the Company or the Business, or afford access to the properties, books or records of any of the Price Corporations or the Company that relate, in whole or in part, to the Business, to any other person or entity that may be considering acquiring or has acquired an interest in any of the Price Corporations, the Company or the Business or engaging in any transaction of the type described in clause (i) above. Any party hereto becoming aware of any inquiry or request by another person or entity with respect to any such transfer or disclosure shall promptly notify Acquiror of such inquiry, indicate the identity of the offeror and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter keep Acquiror informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such inquiries or contacts. None of the Price Corporations of the Company shall release any third party from, or waive any provision of, any confidentiality or standstill agreement to which any of the Price Corporations or the Company is a party if the agreement relates, in whole or in part, to the Business.

      (b) Notwithstanding the foregoing or anything else to the contrary in this Agreement, the Board of Directors of Price Parent, directly or indirectly through advisors, agents or other intermediaries, may, subject to compliance with Section 8.09(c), (i) engage in negotiations or discussions with any Third Party that has made a Superior Proposal or a bona fide Acquisition Proposal that the Board of Directors of Price Parent reasonably believes will lead to a Superior Proposal, (ii) furnish to such Third Party nonpublic information relating to the Price Corporations, the Company or the Business pursuant to a confidentiality agreement with terms no less favorable to the Price Corporations or the Company than those contained in the Confidentiality Agreement, (iii) following receipt of such Superior Proposal, take and disclose to its stockholders a position contemplated by Rule 14e-2(a) under the 1934 Act, (iv) following receipt of such Superior Proposal, fail to make, withdraw, or modify in a manner adverse to Acquiror its recommendation to its stockholders referred to in Section 8.08 hereof or defer or fail to call the Price Parent stockholder meeting in accordance with Section 8.08 hereof and/or (v) take any action ordered to be taken by the Price Corporations or the Company by any court of competent jurisdiction which action has not been stayed by the court after the Price Corporations have used all reasonable efforts to obtain such a stay, but in each case referred to in the foregoing clauses (i) through (iv) only if the Board of Directors of Price Parent determines in good faith by a majority vote, on the basis of written advice from Proskauer Rose LLP, outside legal counsel to Price Parent, that it must take such action to comply with its fiduciary duties under applicable law; provided that, in rendering such written advice, such counsel may state that its conclusions are based on an assumption that the Board of Directors of Price Parent has concluded in good faith that the relevant Acquisition

Proposal is a Superior Proposal or reasonably believes that it will lead to a Superior Proposal.

      (c) The Board of Directors of Price Parent shall not take any of the actions referred to in clauses (i) through (iv) of the preceding subsection unless the Price Corporations or the Company shall have delivered to Acquiror a prior written notice advising Acquiror that it intends to take such action, and the Price Corporations and the Company shall continue to advise Acquiror after taking such action, as set forth below. In addition, the Price Corporations and the Company shall notify Acquiror promptly (but in no event later than 24 hours) after receipt by the Price Corporations or the Company, (or any of their advisors) of any Acquisition Proposal, any communication, written or oral, that a Third Party is considering making an Acquisition Proposal or of any request for information relating to the Price Corporations, the Company or any of their Subsidiaries, or for access to the business, properties, assets, books or records of the Price Corporations, the Company or any of their Subsidiaries by any Third Party that has informed the Price Corporations or the Company that it may be considering making, or has made, an Acquisition Proposal. The Price Corporations and the Company shall provide such notice orally and in writing and shall identify the Third Party making, and the terms and conditions of, any such Acquisition Proposal, indication or request. The Price Corporations and the Company shall use reasonable efforts to keep Acquiror fully informed, on a current basis, of the status and details of any such Acquisition Proposal, indication or request. The Price Corporations and the Company shall, and shall cause their Affiliates, advisors, employees and other agents of the Price Corporations, the Company or any of their Subsidiaries, as applicable, to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date hereof with respect to any Acquisition Proposal and shall use their reasonable best efforts to cause any such Party (or its agents or advisors) in possession of confidential information about the Price Corporations, the Company or any of their Subsidiaries that was furnished by or on behalf of the Price Corporations, the Company or any of their Subsidiaries, as applicable, to return or destroy all such information.

      SECTION 8.10. Company Debt. (a) The Company shall, and the Price Corporations shall cause the Company to, elect that all of the Senior Secured Notes be redeemed as permitted pursuant to Section 3.01(b) of the Senior Secured Notes Indenture (the "Senior Secured Notes Redemption") upon the occurrence of a "Change of Control" (as therein defined), and shall provide notice of the Senior Secured Notes Redemption to the trustee under the Senior Secured Notes Indenture and each holder of the Senior Secured Notes as required pursuant to the terms of the Senior Secured Notes Indenture. The Company shall provide such notice no later than 29 days prior to the Closing Date. Such notice shall provide that the "Redemption Date" with respect to the Senior Secured Notes Redemption shall be the day immediately following the Closing Date

(and shall be a date determined in accordance with the provisions of Section
3.04 of the Senior Secured Notes Indenture) and shall otherwise comply with the provisions of the Senior Secured Notes Indenture. The Company shall comply in all other respects with the provisions of Article 3 of the Senior Secured Notes Indenture with respect to the Senior Secured Notes Redemption.

      (b) No later than the date which is 30 calendar days prior to the Closing Date, the Company shall commence a tender offer and consent solicitation for all of the outstanding Senior Subordinated Notes for such price and on such terms as Acquiror may reasonably direct (the "Senior Subordinated Notes Offer"). The terms of the Senior Subordinated Notes Offer shall provide that acceptance of the Offer shall be conditioned upon the occurrence of the Closing and shall occur on the Closing Date. The dealer manager for the Senior Subordinated Notes Offer shall be one or more reputable investment banks selected by the Price Corporations.

      SECTION 8.11. Minimum Cash Balance. The Price Corporations shall ensure that, at Closing, the Company has sufficient cash balances equal to the Minimum Cash Balance. To the extent necessary to satisfy their obligation under this
Section 8.11, the Price Corporations shall contribute additional equity capital to the Company. Except as set forth in this Section 8.11, from the date hereof to the Closing, the Price Corporations shall not contribute any equity capital to the Company or any Company Subsidiary.

      SECTION 8.12. Environmental Matters. (a) Prior to Closing, the Price Corporations shall make all filings required pursuant to the Emergency Planning and Community Right-to-Know Act, 42 U.S.C.ss.ss.11001 to 11050, with respect to any Real Property or Contributed Asset.

      (b) Prior to Closing, the Price Corporations shall correct any non-compliance with any Environmental Law and remedy any contamination listed by the Acquiror on Schedule 8.12(b).

      (c) Prior to Closing, the Price Corporations shall use all commercially reasonable efforts (not including the payment of money unless reimbursed by Acquiror) to cause any and all consultants who prepared reports disclosed in
Schedule 6.19 to permit Acquiror to rely on each report prepared by such consultant.

      SECTION 8.13. Contour Extension Agreements. Within 30 days after the date hereof, the Price Corporations and the Company shall deliver to Acquiror all contour extension agreements relating to the Business in effect as of the date hereof and will deliver promptly to Acquiror any contour extension agreement relating to the Business entered into by the Price Corporations, the Company or a Company Subsidiary after the date hereof.

      SECTION 8.14. Intercompany Obligations and Cross Ownership Interest. Not later than immediately prior to the Closing, the Company will, and the Price Corporations will cause the Company to, take all actions necessary to retire and redeem (i) all obligations and liabilities that any of the Company or the Company Subsidiaries owed to the Company or any other Company Subsidiary, (ii) all ownership interests of the Company that are owned by any Company Subsidiary and (iii) all ownership interests of any Company Subsidiary (the "First Subsidiary") that are owned by any other Company Subsidiary (the "Second Subsidiary") if any ownership interest is owned (directly or indirectly through another Company Subsidiary) by the First Subsidiary.

                                    ARTICLE 9

                              COVENANTS OF ACQUIROR

      Acquiror agrees that:

      SECTION 9.01. Confidentiality. Prior to the Closing Date and after any termination of this Agreement, Acquiror and its Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Business, the Price Corporations or the Company furnished to Acquiror or its Affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Acquiror, (ii) in the public domain through no fault of Acquiror or (iii) later lawfully acquired by Acquiror from sources other than the Price Corporations; provided that Acquiror may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such Persons are informed by Acquiror of the confidential nature of such information and are directed by Acquiror to treat such information confidentially. If this Agreement is terminated, Acquiror and its Affiliates will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the Price Corporations, upon request, all documents and other materials, and all copies thereof, obtained by Acquiror or its Affiliates or on their behalf from the Price Corporations or the Company in connection with this Agreement that are subject to such confidence.


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

      SECTION 9.02. Access. On and after the Closing Date, Acquiror will afford promptly to the Price Corporations and their agents reasonable access to their properties, books, records, employees and auditors to the extent necessary to permit the Price Corporations to determine any matter relating to their rights and obligations hereunder or to any period ending on or before the Closing Date, including, without limitation, preparation of tax returns; provided that any such access by the Price Corporations shall not unreasonably interfere with the conduct of the business of Acquiror. The Price Corporations will hold, and will use their best efforts to cause their officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Acquiror or the Business provided to them pursuant to this Section.

      SECTION 9.03. Obligations of Merger Subsidiary. Acquiror will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

      SECTION 9.04. Director and Officer Liability. Acquiror shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:

      (a) For six years after the Closing Date, the Surviving Corporation shall indemnify and hold harmless the present and former officers and directors of the Company and the Company Subsidiaries (each an "Indemnified Director/Officer") in respect of acts or omissions occurring at or prior to the Closing to the fullest extent permitted by Delaware Law or any other applicable laws or provided under the Company's certificate of incorporation and bylaws in effect on the date hereof, provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

      (b) If Acquiror, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Acquiror or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 9.04.

      (c) The rights of each Indemnified Director/Officer under this Section
9.04 shall be in addition to any rights such Person may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, or under Delaware Law or any other applicable laws or under any agreement of any Indemnified Director/Officer with the


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

Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

      SECTION 9.05. Transaction Registration Statement. (a) Acquiror shall prepare and file with the SEC under the 1933 Act the Transaction Registration Statement and shall use its best efforts to cause the Transaction Registration Statement to be declared effective by the SEC as promptly as practicable after the Initial Public Offering is consummated. Acquiror shall promptly take any action required to be taken under foreign or state securities or Blue Sky laws in connection with the issuance of Acquiror Stock in the Merger.

      (b) Subject to consummation of the Acquiror Initial Public Offering, Acquiror shall cause to be included in the Transaction Registration Statement a shelf registration under Rule 415 under the 1933 Act with respect to the sale by the Price Corporations of the Merger Consideration and shall use its best efforts to cause it to be declared effective by the SEC on or before the date which is 9 months after the Closing Date, and to keep such shelf registration effective until the date which is one year after the Closing Date.

      (c) Acquiror shall provide to the Price Corporations, promptly after filing with the SEC, a copy of each Subsequent Acquiror SEC Document.

      SECTION 9.06. Stock Exchange Listing. Acquiror shall use its best efforts to cause the shares of Acquiror Stock to be issued in connection with the Merger to be listed on each stock exchange or quoted in each automated quotation system in which other shares of Acquiror Stock are listed or quoted as of the Closing Date, subject to official notice of issuance.

      SECTION 9.07. IPO. Subject to market conditions, Acquiror will use all reasonable efforts to consummate an initial public offering of Acquiror Stock on or before September 30, 2001. Notwithstanding the foregoing and anything to the contrary set forth in this Agreement, Acquiror shall not have any obligation to complete such an initial public offering if, in the judgment of Acquiror or any partner of Cellco, market or other factors preclude such an offering or the restructuring contemplated in connection with such an offering on terms acceptable to Acquiror and each partner of Cellco.

      SECTION 9.08. Exchange Act Reporting. Acquiror, for a period of one year from the Closing Date, shall file timely or caused to be filed timely all reports required under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, required to permit the Price Corporations and any Affiliate of the Price Corporations immediately before the Closing Date to sell the Merger Consideration pursuant to Rule 145(d) under the 1933 Act or pursuant to the Shelf Registration Statement.


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

                                   ARTICLE 10

                COVENANTS OF ACQUIROR AND THE PRICE CORPORATIONS

      Acquiror and each of the Price Corporations agrees that:

      SECTION 10.01. Best Efforts; Further Assurances. (a) Subject to the terms and conditions of this Agreement including, without limitation, Section 9.07, Acquiror and the Price Corporations will use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each of Acquiror and the Price Corporations agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within thirty calendar days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. Acquiror and the Price Corporations agree to use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to obtain the Required Consents and further agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Acquiror good and marketable title to the Contributed Assets.

      (b) Subject to the Price Corporations rights under Article 14, each Price Corporation hereby constitutes and appoints, effective as of the Closing Date, Acquiror and its successors and assigns as the true and lawful attorney of such Price Corporation with full power of substitution in the name of Acquiror, or in the name of such Price Corporation but for the benefit of Acquiror, (i) to collect for the account of Acquiror any items of Contributed Assets and (ii) to institute and prosecute all proceedings which Acquiror may in its sole discretion deem proper in order to assert or enforce any right, title or interest in, to or under the Contributed Assets, and to defend or compromise any and all actions, suits or proceedings in respect of the Contributed Assets. Acquiror shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

      SECTION 10.02. Certain Filings. The Price Corporations and Acquiror shall cooperate with each other (i) in connection with the preparation of the Price Proxy Materials, any amendment or supplement to the IPO Registration Statement to be filed


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

after the date hereof and the Transaction Registration Statement, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Price Proxy Materials or the Transaction Registration Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

      SECTION 10.03. Public Announcements. Each party hereto agrees not to issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby without having consulted with, and having obtained the prior written consent of each other party hereto, prior to taking any such action; provided that such prior written consent shall not be required with respect to any press release or public statement the making of which may be required by applicable law or any listing agreement with any national securities exchange.

      SECTION 10.04. Trademarks; Tradenames. (a) Except as set forth in the other subsections of this Section 10.04, after the Closing, Acquiror and its Affiliates shall not use any of the marks or names set forth on Schedule 10.04 (collectively or individually as the context requires, the "Price Trademarks and Tradenames").

      (b) After the Closing, Acquiror shall have the right to sell existing inventory and to use existing packaging, labeling, containers, supplies, advertising materials, technical data sheets and any similar materials bearing any Price Trademarks and Tradenames until one year after the Closing Date. Acquiror shall have the right to use the Price Trademarks and Tradenames in advertising that cannot be changed by Acquiror using reasonable efforts for a period not to exceed one year after the Closing Date. Acquiror shall comply with all applicable laws or regulations in any use of packaging or labeling containing the Price Trademarks and Tradenames.

      (c) Acquiror shall not be obligated to change the Price Trademarks and Tradenames on goods in the hands of dealers, distributors and customers at the time of the expiration of a time period set forth in subsection 10.04(b) above. The obliteration of the Price Trademarks and Tradenames shall be deemed compliance with the covenant not to use the Price Trademarks and Tradenames pursuant to this Section 10.04.

      (d) Subject to Sections 10.04(b) and 10.04(c), Acquiror agrees to use reasonable efforts to cease using the Price Trademarks and Tradenames on buildings, cars, trucks and other fixed assets as soon as possible within a period not to exceed one year after the Closing Date.


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

      SECTION 10.05. WARN Act. The parties agree to cooperate in good faith to determine whether any notification may be required under the Worker Adjustment and Retraining Notification Act (the "WARN Act") as a result of the transactions contemplated by this Agreement. Acquiror will be responsible for providing any notification that may be required under the WARN Act with respect to any Transferred Employees. The Price Corporations will be responsible for providing any notification that may be required under the WARN Act with respect to any employees who are not Transferred Employees; provided that Acquiror has given sufficient notice to enable the Price Corporations to provide such timely notification. If Acquiror fails to provide sufficient notice, Acquiror shall be liable for any additional expenditure resulting from the failure to provide notification required under the WARN Act with respect to any employees who are not Transferred Employees.

      SECTION 10.06. H.O. Systems Agreement. (a) Prior to Closing, the Company will use its commercially reasonable efforts to negotiate such amendments or modifications to the H.O. Agreement (and only such amendments and modifications) as may be necessary to terminate the H.O. Agreement effective on the second anniversary of the Closing (the "H.O. Agreement Termination Date") without any liability or continuing obligation of any nature on the part of the Company, Cellco (as assignee under H.O. Agreement and their Affiliates (other than liabilities or obligations arising under the H.O. Agreement after the Closing Date and before the H.O. Agreement Termination Date); provided that the Company may agree to pay at the time of such termination a cancellation amount (a "H.O. Cancellation Fee"). The Price Corporations and the Company agree that all costs and expenses incurred by the Company and its Affiliates in connection with such amendments and modifications (other than any H.O. Cancellation Fee payable after the Closing Date) will be borne by the Price Corporations, or if borne by the Company, will be paid in full by the Company prior to the Closing.

      (b) If the H.O. Agreement is amended as contemplated by Section 10.06(a), Acquiror agrees that it will cause the H.O. Agreement to be terminated as of or prior to the H.O. Agreement Termination Date. The Acquiror acknowledges that the adjustment to the Aggregate Transaction Consideration in Section 5.02(g) is being made in reliance on this representation.

      (c) If at any time after the Closing Date, the Company pays an H.O. Cancellation Fee and, as a result thereof the Company realizes, at any time within 5 years after such payment, a Tax Reduction, Acquiror will compensate the Price Corporations for such Tax Reduction by making a payment in accordance with
Section 11.06(g).


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

      SECTION 10.07. Transition Services Agreement. Unless the Florida Business Acquisition is consummated, for a period of up to 12 months following the Closing, Cellco shall provide to the Price Corporations such transitional services as the Price Corporations may reasonably request in order to permit the Price Corporations sufficient time to establish other means of providing to the Florida Business the administrative, technical and other services performed by the Company on behalf of the Florida Business prior to the Closing using Contributed Assets. The terms and conditions of such transitional services and arrangements will be set forth in a mutually agreed transition services agreement (the "Transition Services Agreement") to be negotiated prior to Closing, consistent with the foregoing provisions of this Section 10.07.

      SECTION 10.08. GiantBear Agreement. (a) Prior to January 31, 2001, the Price Corporations and the Company shall use their commercially reasonable efforts to negotiate either (i) a termination of the GiantBear Agreement effective as of the Closing Date or (ii) such amendments to the GiantBear Agreement as may be necessary in order for the execution, delivery and performance by each of the Price Corporations and the Company of this Agreement and the consummation of the transactions contemplated hereby to not constitute a breach of or a default under the GiantBear Agreement.

      (b) On or before January 31, 2001, the Price Corporations and the Company shall provide evidence reasonably satisfactory to the Acquiror that the GiantBear Agreement has been terminated or amended in a manner contemplated by
Section 10.08(a), or they shall notify the Acquiror in writing forthwith of such failure to terminate or amend the GiantBear Agreement. Following receipt of such notice, the Acquiror may terminate this Agreement by giving written notice of such termination to the Price Corporations at any time within 30 days of the receipt of such notice from the Price Corporations and the Company (the "GiantBear Election Date"). If, and to the extent that, the Acquiror elects not to terminate this Agreement pursuant to this Section 10.08(b) and the Closing shall thereafter occur, the Acquiror shall no longer have any right to indemnity under Article 14 hereof for any Damages incurred or suffered by the Acquiror, Cellco or any of their Affiliates as a result of the GiantBear Agreement.

      SECTION 10.09. BCG Agreement. In order to facilitate the efforts of the Price Corporations and the Company to terminate the BCG Agreement prior to the Closing as contemplated in Section 13.02(k), Acquiror shall provide the Price Corporations such assistance as the Price Corporations may reasonably request in connection with the negotiations with Boston Communications Group, including offering to include the Company Cellular Telephone Systems Areas in the contract between Acquiror and Boston Communications Group on the terms currently applicable under such contract.


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

      SECTION 10.10. FCC Application. (a) As promptly as practicable after the execution and delivery of this Agreement, Acquiror, Cellco, Merger Sub and the Company shall prepare all appropriate applications for FCC consent, and such other documents as may be required, with respect to the transfer of control of the Company to Acquiror (collectively, the "FCC Application"). Not later than the fifth (5th) business day following execution and delivery of this Agreement, Acquiror, Cellco and Merger Sub shall deliver to the Company their respective completed portions of the FCC Application. Not later than the tenth (10th) business day following the execution and delivery of this Agreement, the Company shall file, or cause to be filed, the FCC Application. Acquiror, Cellco, Merger Sub and the Company shall prosecute the FCC Application in good faith and with due diligence in order to obtain such FCC consent as expeditiously as practicable. No party hereto shall knowingly take, or fail to take, any action the intent or reasonably anticipated consequence of which action or failure to act would be to cause the FCC not to grant approval of the FCC Application or delay either such approval or the consummation of the transfer of control of the Company pursuant to this Agreement.

      (b) Acquiror and the Price Corporations shall each pay one-half (1/2) of any FCC fees that may be payable in connection with the filing or granting of approval of the FCC Application. Acquiror and the Price Corporations shall each oppose any objection or petition against the FCC Application, and shall oppose any request for reconsideration or judicial review of the granting of approval of the FCC Application.

                                   ARTICLE 11

                                   TAX MATTERS

      SECTION 11.01. Tax Definitions. The following terms, as used herein, have the following meanings:

      "Acquiror Indemnitee" means Acquiror, Cellco, any partner of Cellco, any of their Affiliates and, effective upon the Closing, the Company and the Company Subsidiaries.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Combined Tax" means any income or franchise Tax payable to any state, local or foreign taxing jurisdiction in which the Company or any Company Subsidiary has filed or will file a Return with a member of the Price Corporation Group on an affiliated, consolidated, combined or unitary basis with respect to such Tax.

      "Federal Tax" means any Tax with respect to which the Company or any Company Subsidiary has filed or will file a Return with a member of the Price Corporation Group on a consolidated basis pursuant to Section 1501 of the Code.

      "Final Determination" shall mean (i) any final determination of liability in respect of a Tax that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise (including becoming final because of the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations), including a "determination" as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870AD or (ii) the payment of Tax by a Acquiror Indemnitee who is responsible for payment of such Tax under applicable law, with respect to any item disallowed or adjusted by a Taxing Authority, provided that such responsible party determines that no action should be taken to recoup such payment and the indemnifying party agrees.

      "Post-Closing Tax Period" means any Tax period beginning after the Closing Date; and, with respect to a Tax period that begins on or before the Closing Date and ends thereafter, the portion of such Tax period beginning after the Closing Date.

      "Pre-Closing Tax Period" means any Tax period ending on or before the Closing Date; and, with respect to a Tax period that begins on or before the Closing Date and ends thereafter, the portion of such Tax period ending on the Closing Date.

      "Price Corporation Group" means, with respect to Federal Taxes, the affiliated group of corporations (as defined in Section 1504(a) of the Code) of which any of the Price Corporations is a member, and with respect to Taxes other than Federal Taxes, any affiliated, consolidated, combined or unitary group of which any of the Price Corporations or any of their Affiliates is a member.

      "Tax" means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), and any liability for any of the foregoing as transferee, (ii) in the case of the Company or any Company Subsidiary, liability for the payment of any amount of the type described in clause (i) as a result of being or having been on or before the Closing Date a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement entered into before the Closing, as a result of which liability of the Company or any Company Subsidiary to a Taxing Authority is determined or taken into account with reference to the activities of any other Person, and (iii) liability of the Company or any Company Subsidiary for the payment of any amount as a result of being party to any Tax Sharing Agreement entered into before the Closing or with respect to the payment of any amount imposed on any person of the type described in (i) or (ii) as a result of any existing express or implied agreement or arrangement (including, but not limited to, an indemnification agreement or arrangement) entered into before the Closing.

      "Tax Asset" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute that could reduce Taxes (including without limitation deductions and credits related to alternative minimum Taxes and Tax basis of assets).

      "Tax Reduction" means, with respect to any item for any Person, the excess of (i) the amount of Taxes that would have been payable (or the amount of the Tax refund, offset or other reduction in Tax liability actually receivable) by such Person in the absence of such item over (ii) the amount of Taxes actually payable (or the amount of the Tax refund, offset or other reduction in Tax liability that would have been receivable) by such Person after including such item.

      "Tax Sharing Agreements" means all existing agreements or arrangements (whether or not written) binding the Company or any Company Subsidiary that provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any person's Tax liability excluding any indemnification agreement or arrangement pertaining to the sale or lease of assets or subsidiaries).

      SECTION 11.02. Tax Representations. Each of the Price Corporations represent and warrant to Acquiror as of the date hereof and as of the Closing Date that:

      (a) Filing and Payment. Except as set forth on Schedule 11.02(a), (i) all material Tax returns, statements, reports and forms (including estimated tax or information returns and reports) required to be filed with any Taxing Authority with respect to any Pre-Closing Tax Period by or on behalf of the Company or any Company Subsidiary (including any schedule or attachment thereto, and any amendment thereof, collectively, the "Returns"), have, to the extent required to be filed on or before the date hereof or the Closing Date, as applicable, been filed when due in accordance with all applicable laws; (ii) as of the time of filing, the Returns were true and complete in all material respects; (iii) all material Taxes due with respect to Returns that have been filed (whether or not shown as due on any such Return) have been timely paid, or withheld and remitted to the appropriate Taxing Authority; and (iv) each of the Company and the Company Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

      (b) Financial Records. Except as set forth on Schedule 11.02(b), (i) the charges, accruals and reserves for Taxes with respect to the Company and the Company Subsidiaries reflected on the books of the Company and the Company Subsidiaries (excluding any provision for deferred income taxes reflecting either differences between the treatment of items for accounting and income tax purposes or carryforwards) are adequate to cover material Tax liabilities accruing through the end of the last period for which the Company and the Company Subsidiaries ordinarily record items on their respective books; (ii) since the end of the last period for which the Company and the Company Subsidiaries ordinarily record items on their respective books, neither the Company nor any of the Company Subsidiaries has engaged in any transaction, or taken any other action, other than in the ordinary course of business; and (iii) all information set forth in the Balance Sheet (including the notes thereto) relating to Tax matters is true and complete in all material respects.

      (c) Procedure and Compliance. Except as set forth on Schedule 11.02(c),
(i) Except for Returns with respect to which the applicable statute of limitations (after giving effect to extensions or waivers) has not expired, no Returns filed with respect to the Company and the Company Subsidiaries are open;
(ii) neither the Company nor any Company Subsidiary is delinquent in the payment of any material Tax or has requested any extension of time within which to file any Return and has not yet filed such Return; (iii) neither the Company nor any Company Subsidiary (or any member of any affiliated, consolidated, combined or unitary group of which the Company or any Company Subsidiary is or has been a member) has granted any extension or waiver of the statute of limitations period applicable to any Return, which period (after giving effect to such extension or waiver) has not yet expired; (iv) there is no claim, audit, action, suit, proceeding, or investigation now pending or threatened in writing against or with respect to the Company, any Company Subsidiary or any member of the Price Corporation Group in respect of any Tax or Tax Asset; (v) no adjustment that would increase the Tax liability, or reduce any Tax Asset, of the Company or any Company Subsidiary has been made or proposed in writing during the last three years by a Taxing Authority which could reasonably be expected to be made, proposed or threatened in an audit of any subsequent Pre- Closing Tax Period or Post-Closing Tax Period; (vi) there are no requests for rulings or determinations in respect of any Tax or Tax Asset pending between the Company or any Company Subsidiary and any Taxing Authority; (vii) none of the Company, any Company Subsidiary and any member of the Price Corporation Group have received a written tax opinion with respect to any transaction with respect to which the statute of limitations has not yet expired (giving effect to any waiver, mitigation or extension thereof) relating to the Company, any Company Subsidiary, or any member of the Price

Corporation Group, other than a transaction in the ordinary course of business; and (vii) during the three-year period ending on the date hereof, neither any Price Corporation nor the Company, any Company Subsidiary or any Affiliate of any Price Corporation has (A) made or changed any tax election, changed any annual tax accounting period, or adopted or changed any method of tax accounting, or (B) filed any amended Return, entered into any closing agreement, settled any Tax claim or assessment, or surrendered any right to claim a Tax refund, offset or other reduction in Tax liability, to the extent any action referred to in clause (A) or (B) may materially affect the Company or any Company Subsidiary with respect to a Post-Closing Tax Period.

      (d) Taxing Jurisdictions. Schedule 11.02(d) contains a list of all jurisdictions (whether foreign or domestic) in which the Company or any Company Subsidiary files Tax Returns.

      (e) Tax Sharing, Consolidation and Similar Arrangements. Except as set forth on Schedule 11.02(e), (i) neither the Company nor any Company Subsidiary has been a member of an affiliated, consolidated, combined or unitary group other than one of which Price Parent was the common parent; (ii) neither the Company nor any Company Subsidiary is party to any Tax Sharing Agreement or to any other agreement or arrangement referred to in clause (ii) or (iii) of the definition of "Tax"; (iii) no material amount of the type described in clause
(ii) or (iii) of the definition of "Tax" is currently due and payable by either the Company or any Company Subsidiary, regardless of whether such Tax is imposed on the Company or any Company Subsidiary; and (iv) neither the Company nor any Company Subsidiary has entered into any agreement or arrangement with any Taxing Authority with regard to the Tax liability of the Company or any Company Subsidiary affecting any Tax period for which the applicable statute of limitations, after giving effect to extensions or waivers, has not expired.

      (f) Certain Agreements and Arrangements. Except as set forth on Schedule 11.02(f), (i) none of the Price Corporations, the Company, any Company Subsidiary or any Affiliate of any Price Corporation is a direct or indirect beneficiary of a guarantee of tax benefits or any other arrangement that has the same economic effect (including an indemnity from a seller or lessee of property, or other insurance) with respect to any transaction or tax opinion relating to the Company, any Company Subsidiary or any member of the Price Corporation Group which affects any Tax period for which the applicable statute of limitations has not expired (giving effect to any waiver, mitigation or extension thereof); (ii) none of the Company, any Company Subsidiary and any member of the Price Corporation Group is a party to any understanding or arrangement (A) described in Section 6111(d) or (B) which is, in the good faith judgment of such Person, described in Section 6662(d)(2)(C)(iii) of the Code, which understanding or arrangement affects any Tax period for which the applicable statute of limitations has not expired (giving effect to


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any waiver, mitigation or extension thereof); and (iii) during the three-year period ending on the date hereof, none of the Company, any Company Subsidiary and any member of the Price Corporation Group was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

      (g) Post-Closing Attributes. Except as set forth on Schedule 11.02(g), (i) neither the Company nor any Company Subsidiary will be required to include any adjustment in taxable income for any Post-Closing Tax Period under Section 481(c) of the Code (or any similar provision of the Tax laws of any jurisdiction) as a result of a change in method of accounting for a Pre-Closing Tax Period; and (ii) neither the Company nor any Company Subsidiary will be required to include for a Post- Closing Tax Period taxable income attributable to income economically realized in a Pre-Closing Tax Period, including any distributions in a Pre-Closing Tax Period from an entity that is fiscally transparent for Tax purposes and any income that would be includible in a Post-Closing Tax Period as a result of the installment method or the look-back method (as defined in Section 460(b) of the Code).

      (h) Property and Leases. Except as set forth on Schedule 11.02(h), (i) to the knowledge of the Price Corporations, neither the Company nor any Company Subsidiary owns an interest in real property in any jurisdiction in which a Tax is imposed, or the value of the interest is reassessed, on the transfer of an interest in real property and which treats the transfer of an interest in an entity that owns an interest in real property as a transfer of the interest in real property; (ii) none of the property owned or used by the Company or any Company Subsidiary is subject to a tax benefit transfer lease executed in accordance with Section 168(f)(8) of the Internal Revenue Code of 1954, as amended; (iii) all of the leases to which the Company or any Company Subsidiary is party are treated by the Company or such Company Subsidiary, for federal income tax purposes, as "true" leases under which the Company or a Company Subsidiary owns or uses the property subject to the leases; (iv) none of the Company, any of the Company Subsidiaries and any of their Affiliates is party to a lease arrangement that is described in Revenue Ruling 99-14; and (v) none of the property owned by the Company or any Company Subsidiary is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

      (i) Certain Elections. Except as set forth on Schedule 11.02(i), (i) no election has been made under Treasury Regulations Section 1.7701-3 or any similar provision of Tax law to treat the Company or any Company Subsidiary as an association, corporation or partnership; (ii) neither the Company nor any Company Subsidiary is disregarded as an entity for Tax purposes; and (iii) none of the Price Corporations, the Company, any Company Subsidiary, and any other person on behalf of the Company or any Company Subsidiary, has entered into any agreement or consent pursuant to Section 341(f) of the Code.


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      SECTION 11.03. Covenants. (a) Without the prior written consent of
Acquiror, which shall not be unreasonably withheld, none of the Price Corporations, the Company, any Company Subsidiary and any Affiliate of any Price Corporation shall, to the extent it may affect or relate to the Company or any Company Subsidiary, make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, offset or other reduction in Tax liability, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission referred to in any clause of this Section 11.03(a) could have the effect of increasing the Tax liability or reducing any Tax Asset of the Company, any Company Subsidiary, or any other Acquiror Indemnitee (other than a reduction in a Tax Asset which is in the ordinary course of business and consistent with the past practices of the Company); provided that if such action or omission could have the effect of increasing the Tax liability or reducing any Tax Asset of the Company, any Company Subsidiary or any other Acquiror Indemnitee, (A) Acquiror's consent shall be deemed to have been reasonably withheld unless the Price Corporations pay Company, the Company Subsidiary, or such other Acquiror Indemnitee the cost of the increase in such Tax liability or the reduction in any such Tax Asset and (B) if the Price Corporations make the payment set forth in the immediately preceding proviso and such action shall have no other adverse effect on any Acquiror Indemnitee, Acquiror shall not withhold its consent.

      (b) Subject to Section 11.03(e), all Returns required to be filed by the Company, any Company Subsidiary or the Price Corporations on or after the Closing Date in respect of a Pre-Closing Tax Period (other than Returns in respect of a taxable year ending after the Closing Date ("Straddle Period Returns")) (i) will be prepared and filed by the Price Corporations when due in accordance with all applicable laws and (ii) as of the time of filing, will be true and complete in all material respects. All such Returns shall be furnished to Acquiror at least 45 days before the due date for filing such Returns, and Acquiror shall have the right to review and consent to all such Returns, which consent shall not be unreasonably withheld. All Straddle Period Returns will be prepared and filed by Acquiror when due in accordance with all applicable laws. All Straddle Period Returns shall be furnished to the Price Corporations at least 45 days before the due date for filing such Returns, and the Price Corporations shall have the right to review and consent to the filing of Straddle Period Tax Returns, which consent shall not be unreasonably withheld. Any dispute between the Price Corporations and Acquiror with respect to Returns shall be resolved pursuant to Section 11.09.

      (c) Price Parent shall (i) include the income of the Company and the Company Subsidiaries in its consolidated Federal Tax return and in any Combined Tax Return


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(including any deferred income triggered into income by Treasury Regulation sections 1.1502-13 and 1.1502-14 and any excess loss accounts taken into income under Treasury Regulation section 1.1502-19) for all periods through the close of business on the Closing Date (including, without limitation, income resulting from the Contemplated Transactions) and (ii) pay all income Taxes attributable to such income. Except as required by law or as consistent with past practices, Price Parent will take no position on such returns that relate to the Company and the Company Subsidiaries that would adversely affect the Company and the Company Subsidiaries after the Closing Date; provided that for purposes of this sentence, the Company and the Company Subsidiaries shall not be deemed to be adversely affected if such position (i) does not bind the Company or any Company Subsidiary, (ii) does not require any Acquiror Indemnitee to concede or accept, or preclude any Acquiror Indemnitee from taking, any Tax position with respect to any Post-Closing Tax Period, and (iii) could not increase the Tax liability or reduce a Tax Asset (other than the reduction of net operating losses of the Company carried forward from the Pre-Closing Tax Period) of any Acquiror Indemnitee with respect to any Post-Closing Tax Period. The income of the Company and the Company Subsidiaries will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of the Company and the Company Subsidiaries as of the end of the Closing Date.

      (d) The Price Corporations will allow Acquiror, the Company and its counsel at their own expense to be present at any audits of any Tax Returns to the extent that such returns relate to the Company or any Company Subsidiary. No Price Corporation will settle any such audit in a manner which would adversely affect any Acquiror Indemnitee; provided, however, that a settlement shall not be deemed to have an adverse effect on any Acquiror Indemnitee if the settlement agreement (i) merely requires the Company or any Company Subsidiary to make a payment in respect of a Pre-Closing Tax Period, which payment shall be made by Price Corporation immediately upon the settlement, (ii) does not require any Acquiror Indemnitee to concede or accept, or preclude any Acquiror Indemnitee from taking, any Tax position with respect to any Post-Closing Tax Period, and
(iii) could not increase the Tax liability or reduce any Tax Asset (other than the reduction of net operating losses of the Company carried forward from the Pre-Closing Tax Period) of any Acquiror Indemnitee with respect to a Post-Closing Tax Period (unless the Price Corporations pay such Acquiror Indemnitee the cost of any increase in Tax liability or reduction in such Tax Asset); and provided, further, that Acquiror shall have the option, exercisable in its sole discretion, to require the Price Corporations to (x) pay Acquiror the amount the Price Corporations would have paid to the relevant Taxing Authority in respect of the settlement and (y) allow Acquiror to assume the defense of the audit and settlement of such issue, in exchange for granting the Price Corporations a release from their indemnification obligations pursuant to
Section 11.06 related to the settlement.


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      (e) All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with the Restructuring Transactions and the transactions described in Article 3 (including any real property transfer tax and any similar
Tax) shall be paid by the Price Corporations when due, and the Price Corporations will, at their own expense, file all necessary Tax returns and other documentation with respect to all such Taxes and fees, and, if required by applicable law, Acquiror will, and will cause its Affiliates to, join in the execution of any such Tax returns and other documentation. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with the Merger (including any real property transfer tax and any similar Tax) ("Merger Taxes") shall be paid by the Price Corporations when due. The Price Corporations will file all necessary Returns and other documentation with respect to all such Merger Taxes and fees, and Acquiror shall (i) have the right to review and approve (which approval shall not be unreasonably withheld) the Returns related to the Merger Taxes, (ii) reimburse the Price Corporations for one-half of the amounts payable with respect to the Merger Taxes in the form of an adjustment to the Aggregate Transaction Consideration, and (iii) if required by applicable law, Acquiror will, and will cause its Affiliates to, join in the execution of any Returns and other documentation related to the Merger Taxes.

      (f) Any and all existing Tax Sharing Agreements shall be terminated as of the date hereof. After the date hereof, neither the Company nor any Company Subsidiary shall have any further rights or liabilities thereunder. This Agreement shall be the sole Tax sharing agreement relating to the Company or any Company Subsidiary. The Price Corporations shall compensate Acquiror for and hold the Company and any Company Subsidiary harmless against any liability imposed on the Company, any Company Subsidiary or any other Acquiror Indemnitee after the Closing with respect to any such Tax Sharing Agreement or the termination thereof.

      (g) The parties hereto shall, and shall cause their Affiliates to, each treat on all Tax Returns the Merger as a 368 Reorganization and a 351 Transfer and the Asset Contribution as a 721 Contribution, and not take any position in any Tax Return inconsistent therewith unless compelled to do so pursuant to a Final Determination.

      SECTION 11.04. Cooperation on Tax Matters. (a) Acquiror and the Price Corporations shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing (including the execution of any return or refund claim filed pursuant to Article 11) of any Tax return, statement, report or form, and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and


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information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Acquiror and the Price Corporations agree (i) to retain all books and records with respect to Tax matters pertinent to the Company and the Company Subsidiaries relating to any Pre-Closing Tax Period, and to abide by all record retention agreements entered into with any Taxing Authority, and (ii) to give the other party written notice at least 90 days prior to destroying or discarding any such books and records and, if the other party so requests, Acquiror or the Price Corporations, as the case may be, shall allow the other party to take possession of such books and records; provided that after the applicable statute of limitations with respect to which the Tax items contained in such books and records has expired (giving effect to any waiver, mitigation or extension thereof), clause (ii) shall not apply to any books and records which also pertain to Persons other than the Company and the Company Subsidiaries.

      (b) Acquiror and the Price Corporations further agree, upon request, to use all reasonable efforts to obtain any certificate or other document from any governmental authority or customer of the Company or any Company Subsidiary or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including but not limited to with respect to the transactions contemplated hereby).

      SECTION 11.05. No Carrybacks. (a) Acquiror and the Company shall elect not to carryback any Tax Asset of the Company or any Company Subsidiary arising in a Post-Closing Tax Period, unless required to do so by applicable law or as a result of a Final Determination. In the event there is such a carryback of any Tax Asset pursuant to the preceding sentence, the Price Corporations agree to pay to Acquiror the amount of the Tax Reduction received by the Company, any Company Subsidiary, the Price Corporations or any of their Affiliates from the use in any Pre- Closing Tax Period of such carryback. Payment of the amount of such Tax Reduction shall be made within 90 days of the filing of the applicable Tax return or any adjustment for the Tax year in which the Tax Asset is carried back.

      (b) The Price Corporations agree to file Tax Returns (including amended Returns and claims for Tax refunds) reflecting the benefits to which they are entitled from the carrybacks described in this Section 11.05; provided, however, that the Price Corporations are not required to reflect such benefits in their Tax Returns, if they determine in good faith that such benefits are likely not to be upheld.

      SECTION 11.06. Tax Indemnification. (a) Subject to Section 11.03(e) and
Section 11.06(g), the Price Corporations hereby indemnify each Acquiror Indemnitee against and agree to hold each Acquiror Indemnitee harmless from any
(v) Tax of the


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Company or any Company Subsidiary described in clause (i) of the definition of
Tax related to a Pre-Closing Tax Period (except for any Tax liability arising from any transactions (other than the Contemplated Transactions) undertaken by the Company or any Company Subsidiaries after the Closing that are not in the ordinary course of business), (w) Tax described in clause (ii) or (iii) of the definition of Tax, (x) Tax of the Company or any Company Subsidiary resulting from the Contemplated Transactions, including, without limitation, any Tax liability resulting from the excess (if any) of the aggregate amount of the Assumed Liabilities (other than the Company Debt) as of the Closing over the aggregate amount of the Tax basis as of the Closing in the Contributed Assets,
(y) Tax of the Company or any Company Subsidiary resulting from a breach of the provisions of Section 11.02, Section 11.03 or Section 8.14, and (z) liabilities, costs, expenses (including, without limitation, reasonable attorneys' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax described in
(v), (w), (x) or (y), (the sum of (v), (w), (x), (y), and (z) being referred to herein as a "Tax Loss"); provided that in the case of a Tax Loss attributable to a Tax other than a Federal Tax or a Combined Tax, the Price Corporations shall have no liability for the payment of such Tax Loss if and to the extent that such Tax Loss is reflected as a current Tax liability on the Final Closing Balance Sheet and such Tax Loss is specifically set forth on Schedule 11.06(a), to be delivered by the Price Corporations with the Estimated Closing Balance Sheet prior to the Closing and to be updated at the time the Final Closing Balance Sheet is delivered to Acquiror; and provided, further, that with respect to indemnification by the Price Corporations for any misrepresentation or breach of warranty set forth in Section 11.02 where, and only to the extent that, such breach creates a liability for Tax in respect of a Post-Closing Tax Period (determined in each case without regard to any materiality qualification contained in any representation or warranty giving rise to the claim for indemnity hereunder) (a "Tax Warranty Breach"), the Price Corporations liability shall be determined in accordance with Section 14.02(a). Notwithstanding anything to the contrary in this Agreement, the Price Corporations shall (1) not be liable for any Tax imposed on the Company resulting from the application of
Section 707 of the Code and the Treasury Regulations thereunder if and to the extent that such Tax would not be imposed but for any receipt of cash or other property by the Company from Cellco (other than with respect to any distributions or transactions that are described in the final Registration Statement filed on Form S-1 as declared effective by the SEC and the exhibits attached thereto and any distributions and corresponding allocations in respect of any gain recognized by the Company under Section 704(c) of the Code resulting from the sale of any Contributed Assets), (2) be liable for all other Taxes resulting from the application of Section 707 of the Code and the Treasury Regulation thereunder relating to the Asset Contribution and the assumption by Cellco of the Assumed Liabilities and (3) be liable for all other Taxes (including any Tax imposed in a Post-Closing Tax Period), resulting from the aggregate amount of the liabilities assumed by Cellco in connection with the Asset Contribution (which, consistent with Section


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3.03(d), shall not include the Company Debt), being in excess of the Tax basis of the Contributed Assets. Acquiror shall indemnify the Price Corporations for any Tax described in clause (1) of the immediately preceding sentence. If there is an increase in the distributions to Target from those which are described in the IPO Registration Statement and Proskauer Rose LLP reasonably determines that there is a substantial risk that such increase will result in a Tax liability by virtue of the application of Section 707 of the Code and the Treasury Regulations thereunder, then the Price Corporations shall have the right to terminate this Agreement, unless Acquiror indemnifies the Price Corporations for such Tax.

      (b) For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax related to the portion of such Tax period ending on and including the Closing Date shall (x) in the case of any Taxes other than gross receipts, sales or use Taxes and Taxes based upon or related to income, be deemed to be the amount of such Tax for the entire Tax period (which period, with respect to personal property, ad valorem and real property Taxes, shall be the calendar year in which the assessment date for such Tax falls) multiplied by a fraction the numerator of which is the number of days in the Tax period ending on and including the Closing Date and the denominator of which is the number of days in the entire Tax period, (y) in the case of any Tax based upon or related to income and any gross receipts, sales or use Tax, be deemed equal to the amount which would be payable if the relevant Tax period ended on and included the Closing Date and (z) in the case of any Tax attributable to taxable income of an entity which (i) was owned by the Company or any Company Subsidiary prior to Closing and (ii) is treated as a partnership for Tax purposes, be deemed to equal the amount which would be payable if the relevant Tax period of such entity ended on and included the Closing Date. All determinations necessary to give effect to the allocation set forth in the foregoing clause (y) shall be made in a manner consistent with prior practice of the Company and the Company Subsidiaries. For the avoidance of doubt and consistent with the provisions of Section 11.06(a)(v) above, in the case of any Tax described in subparagraph (y) of this Section 11.06(b), the portion of such Tax related to the portion of the Tax period ending on and including the Closing Date shall not include any Tax arising from any transaction (other than the Contemplated Transactions) undertaken by the Company or any Company Subsidiary at the direction of the officers of the Company appointed by Acquiror after the Closing that is not in the ordinary course of business.

      (c) Not later than 30 days after receipt by any of the Price Corporations of written notice from Acquiror stating that any Tax Loss has been incurred by a Acquiror Indemnitee and the amount thereof and of the indemnity payment requested, the Price Corporations shall discharge any obligation to indemnify the Acquiror Indemnitee against such Tax Loss by paying to Acquiror an amount equal to the amount of such Tax Loss.


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Notwithstanding the foregoing, if Acquiror provides any Price Corporation with written notice of a Tax Loss at least 30 days prior to the date on which the relevant Tax Loss is required to be paid by any Acquiror Indemnitee, within that 30-day period such Price Corporation shall discharge any obligation to indemnify the Acquiror Indemnitee against such Tax Loss by making payments to the relevant Taxing Authority or Acquiror, as directed by Acquiror, in an aggregate amount equal to the amount of such Tax Loss. The payment by a Acquiror Indemnitee of any Tax Loss shall not relieve the Price Corporations of their obligation under this Section 11.06.

      (d) Acquiror agrees to give prompt notice to a Price Corporation of any Tax Loss or the assertion of any claim, or the commencement in writing by the relevant Taxing Authority of any investigation, inquiry, examination, audit, suit, action or proceeding (each, a "Tax Proceeding") in respect of which indemnity may be sought hereunder (specifying with reasonable particularity the basis therefor and providing Price Parent with copies of all notices and other correspondence received in connection therewith) and will give a Price Corporation such additional information with respect thereto as the Price Corporations may reasonably request. The Price Corporations may, at their own expense, (i) participate in and (ii) except in the case of claims that relate to Taxes for which the Company or any of the Company Subsidiaries files separate Returns and which relate to a Tax period beginning on or before the Closing Date and ending thereafter (which claims shall be defended jointly by Acquiror and the Price Corporations who shall act in good faith in connection with such defense), upon notice to Acquiror, assume the defense of any Tax Proceeding (including, without limitation, any refund claim relating thereto); provided that (i) the Price Corporations' counsel is reasonably satisfactory to Acquiror,
(ii) the Price Corporations shall thereafter consult with Acquiror upon Acquiror's reasonable request for such consultation from time to time with respect to such Tax Proceeding and (iii) the Price Corporations shall not, without Acquiror's consent (which shall not be unreasonably withheld), agree to any settlement with respect to any Tax if such settlement could have an adverse affect on any Acquiror Indemnitee; provided, however, that a settlement shall not be deemed to have an adverse effect on any Acquiror Indemnitee if the settlement agreement (i) merely requires the Company or any Company Subsidiary to make a payment (which payment shall be paid by the Price Corporations) and
(ii) does not require any Acquiror Indemnitee to concede or accept, or preclude any Acquiror Indemnitee from taking, any Tax position with respect to any Post-Closing Tax Period, and (iii) could not increase the Tax liability or reduce any Tax Asset of any asset of any Acquiror Indemnitee (unless the Price Corporations pay such Acquiror Indemnitee the cost of any such increase in Tax liability or the cost of any such reduction in any Tax Asset); and provided, further, that in lieu of granting its consent to the settlement of any Tax item which is the subject of a Tax Loss, Acquiror shall have the option, exercisable in its sole discretion, to require the Price Corporations to (x) pay Acquiror the amount the Price Corporations would have paid to the relevant Taxing Authority in respect of the settlement of such Tax Loss and (y)


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

allow Acquiror to assume the defense of the audit and settlement of such issue, in exchange for granting the Price Corporations a release from their indemnification obligations pursuant to this Section 11.06 related to such Tax Loss. The Price Corporations shall use their best efforts to arrive at a settlement agreement with the relevant Taxing Authority that does not set forth the basis for the settlement and does not require any Acquiror Indemnitee to concede or accept, or preclude any Acquiror Indemnitee from taking, any Tax position. If the Price Corporations assume such defense, (i) Acquiror shall have the right (but not the duty) to participate in the defense thereof and to employ counsel (reasonably satisfactory to the Price Corporations), at its own expense, separate from the counsel employed by the Price Corporations and (ii) the Price Corporations shall not assert that the Tax Loss, or any portion thereof, with respect to which Acquiror seeks indemnification is not within the ambit of this
Section 11.06. If the Price Corporations elect not to assume such defense, Acquiror may pay, compromise or contest the Tax at issue. The Price Corporations shall be liable for the fees and expenses of counsel employed by Acquiror for any period during which the Price Corporations have not assumed the defense thereof. Whether or not the Price Corporations choose to defend or prosecute any claim, all of the parties hereto shall cooperate in the defense or prosecution thereof.

      (e) The Price Corporations shall not be liable under this Section 11.06 with respect to any Tax resulting from a claim the defense of which a Price Corporation was not offered the opportunity to assume as provided under Section 11.06(d), but only if any Acquiror Indemnitee has had significant substantive communications with the relevant Taxing Authority with respect to such claim or such Acquiror Indemnitee fails to give a Price Corporation notice of such claim before the opportunity to defend such claim has been closed at each judicial or administrative level. No investigation by Acquiror or any of its Affiliates at or prior to the Closing Date shall relieve the Price Corporations of any liability hereunder.

      (f) Any claim of any Acquiror Indemnitee (other than Acquiror) under this Section may be made and enforced by Acquiror on behalf of such Acquiror Indemnitee.

      (g) Any amounts payable by the Price Corporations to an Acquiror Indemnitee pursuant to this Section 11.06 shall be adjusted as follows: (i) to the extent an additional Tax is imposed on an Acquiror Indemnitee in respect of the receipt of such payment, the amount payable by the Price Corporations with respect to such payment shall be increased by an amount necessary so that after the payment of such additional Tax (including any Tax imposed on additional amounts payable pursuant to this sentence), the Acquiror Indemnitee shall have received an amount equal to what it would have received had no such additional Tax been imposed; and (ii) such amounts shall be reduced by the amount of any Tax Reduction actually realized by an Acquiror Indemnitee with respect to the adjustment giving rise to such payment for the Tax period during which such payment is


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

made or in any preceding Tax period, provided, however, that (A) if the adjustment which gives rise to Price Corporations' obligation to make a payment pursuant to this Section 11.06 relates to a Tax attribute of the Company or any Company Subsidiary, no reduction pursuant to this clause (ii) shall be made, and
(B) if any such Acquiror Indemnitee actually realizes a Tax Reduction in any of the next four succeeding Tax years and such Tax Reduction has not been taken into account in clause (ii) above, such Acquiror Indemnitee shall pay to the Price Corporations the amount of such Tax Reduction actually realized. A nationally recognized accounting firm chosen by the Acquiror Indemnitee shall provide the Price Corporations a statement certifying the amount of such Tax benefit actually realized, if any, by such Acquiror Indemnitee. The Price Corporations shall have no right to review any information related to the calculation of such Tax benefit.

      (h) To the extent permitted by law, the Price Corporations, Acquiror, Cellco and the Company shall treat any payments made pursuant to this Section
11.06 as adjustments to the Aggregate Transaction Consideration payable pursuant to Article 5.

      SECTION 11.07. Refunds. Price Parent shall be entitled to any refund of income or franchise Taxes relating to Company or any Company Subsidiary for any Pre-Closing Period (other than Taxes for which an estimated Tax payment is included in the calculation of the Closing Working Capital Adjustment), net of any additional Tax liability imposed on a Acquiror Indemnitee as a result of such refund or any adjustment giving rise to such refund. Amounts payable pursuant to the preceding sentence shall be promptly paid over to Price Parent after any such refund is received by Company, Acquiror or Cellco. Notwithstanding anything to the contrary in this Article 11, Price Parent shall not file any claim for refund for Taxes relating to Company or any Company Subsidiary without the written consent of Acquiror, which consent shall not be unreasonably withheld, provided, that if Acquiror determines in good faith that there is a substantial risk that the claim will not be upheld, Acquiror shall have the right to require Price Parent to deposit the refund relating to such claim in an escrow account until the applicable statute of limitations with respect to such refund expires, at which time such refund and all earnings thereon, reduced by any amount that a Taxing Authority determines must be repaid with respect to such refund, shall be released to Price Parent.

      SECTION 11.08. Closing Date Tax Treatment. Acquiror and the Price Corporations agree that taxable income from the Contemplated Transactions (other than the transactions contemplated by Sections 2.09 and 2.10) that occur on the Closing Date are properly allocable under Treasury Regulation 1.1502-76 to the portion of the Closing Date prior to the Merger and agree not to take any position inconsistent therewith. For the avoidance of doubt, any deduction related to the redemption of the Senior Secured Notes and the Senior Subordinated Notes shall be taken into account in the Post-Closing Tax


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

Period. To the extent such deduction is taken into account in a Pre-Closing Tax Period, the Price Corporations shall pay to Acquiror the amount of any Tax Reduction realized by the Price Corporations or any of their Affiliates in respect of such deduction.

      SECTION 11.09. Certain Disputes. Disputes arising under Section 11.03(b) and not resolved by mutual agreement as stated therein shall be resolved by a nationally recognized accounting firm with no material relationship with Acquiror, the Price Corporations or their Affiliates (the "Accounting Referee"), chosen and mutually acceptable to both Acquiror and the Price Corporations within five days of the date on which the need to choose the Accounting Referee arises. The Accounting Referee shall resolve any disputed items within 30 days of having the item referred to it pursuant to such procedures as it may require. The costs, fees and expenses of the Accounting Referee shall be borne equally by Acquiror and the Price Corporations.

                                   ARTICLE 12
                                EMPLOYEE BENEFITS

      SECTION 12.01. Employee Benefits Definitions. The following terms, as used herein, having the following meanings:

      "Employee Plans" means the plans referred to in the first sentence of
Section 12.02(a).

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

      SECTION 12.02. ERISA Representations. Each of the Price Corporations hereby represents and warrants to Acquiror that:

      (a) Schedule 12.02(a) lists each employment, severance or other similar contract, arrangement or policy (written or oral) and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance,


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

compensation or benefits, including each "employee benefit plan", as such term is defined in Section 3(3) of ERISA, which (i) is maintained, administered or contributed to by the Price Corporations or any of their Affiliates and (ii) covers any Business Employee (collectively, the "Employee Plans"). With respect to each Employee Plan, the Price Corporations have provided a true and complete copy of such contract, plan or arrangement (or a written description thereof), including all amendments thereto and written interpretations thereof, and, if applicable, the most recently filed Form 5500 and an accurate summary description of such plan.

      (b) No Employee Plan is a "multiemployer plan", as such term is defined in
Section 3(37) of ERISA, and no Employee Plan is subject to Title IV of ERISA. Neither Company nor any of its ERISA Affiliates has incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA that could become, after the Closing Date, an obligation of Acquiror or any of its Affiliates.

      (c) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code (i) has been determined by the Internal Revenue Service to be so qualified and (ii) each trust forming a part thereof has been determined to be exempt from tax pursuant to Section 501(a) of the Code and, in each case, nothing has occurred since such determination that could reasonably be expected to result in the revocation of such determination. The Price Corporations have furnished to Acquiror copies of the most recent Internal Revenue Service determination letters with respect to each such Employee Plan. Each Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code. No material audit or investigation by any Governmental Entity is pending or, to the knowledge of the Price Corporations or the Company, threatened, regarding any Employee Plan.

      (d) With respect to Business Employees, there are no post-retirement welfare benefits that are provided, except as required by Section 601 of ERISA.

      (e) Except as disclosed in writing to Acquiror prior to the date hereof, there has been no amendment to, written interpretation of or announcement (whether written or not written) by the Price Corporations or any of their Affiliates relating to, or change in employee participation or coverage under, any Employee Plan which would increase materially the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the most recent fiscal year.

      (f) The Contributed Assets are not now nor will they after the passage of time be subject to any Lien imposed under Section 412(n) of the Code by reason of the failure


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

of the Company or its ERISA Affiliates to make timely installments or other payments required by such Section 412.

      (g) Except as contemplated by Section 12.06, no Business Employee will become entitled to any retirement, severance or similar benefit or enhanced benefit solely as a result of the Contemplated Transactions.

      (h) With respect to Business Employees, (i) none of the Price Corporations or their Affiliates is a party to or subject to any union contract or collective bargaining agreement, (ii) the Price Corporations and its Affiliates are in compliance in all material respects with all applicable laws regarding employment and employment practices, terms and conditions and wages and hours, and are not engaged in any unfair labor practice that would affect the Company or any Company Subsidiary in any material respect and (iii) there is no unfair labor practice complaint pending or, to the knowledge of the Price Corporations or the Company, threatened, before the National Labor Relations Board that would affect the Company or any Company Subsidiary in any material respect.

      SECTION 12.03. No Third Party Beneficiaries. No provision of this Article 12 shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Price Corporations or of any of their Affiliates in respect of continued employment (or resumed employment) with either Acquiror or the Business or any of their Affiliates, and no provision of this Article 12 shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or any plan or arrangement which may be established by Acquiror or any of their Affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans or arrangements of Acquiror or any of their Affiliates.

      SECTION 12.04. Employees. Schedule 12.04 sets forth a true and complete list of (a) the names, titles, annual salaries and other compensation of all Business Employees and (b) the annual rates for non-salaried Business Employees (by classification). All employees primarily involved in the Business are employees of the Company or the Company Subsidiaries, except as disclosed on
Schedule 12.04. Neither the Price Corporations nor the Company have any knowledge of or have investigated the intention of any Business Employee to resign or retire as a result of the Contemplated Transactions within one year after the Closing Date.

      SECTION 12.05. Employee Benefits. (a) After the Closing Date, Acquiror or its Affiliates shall provide Transferred Employees with benefits that are, in the aggregate, substantially comparable to the benefits provided to similarly situated employees of Acquiror or its Affiliates. Acquiror or its Affiliates shall give Transferred Employees credit


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

for prior service with the Price Corporations, the Company or the Company Subsidiaries for participation, vesting and benefit entitlement purposes, but not for the purpose of benefit accrual, under the employee benefit plans, policies or programs of Acquiror or its Affiliates.

      (b) Effective as of the Closing Date, the Price Corporations or its Affiliates shall amend, to the extent necessary, each of the defined contribution plans in which Business Employees participate (collectively, the "Price Corporation DC Plans") to have the sponsoring entity of the Price Corporation DC Plans be a Person other than the Company or the Company Subsidiaries, to cause the account balances of each Transferred Employee thereunder to vest as of the Closing Date and to cause their active participation in the Price Corporation DC Plans to cease as of the Closing Date. The Price Corporations or their Affiliates shall take any steps necessary to permit such Transferred Employees to receive a distribution of their accrued benefits from each of the Price Corporation DC Plans as a result of the Contemplated Transactions; provided that the terms of those plans and applicable law would permit such a distribution. On or following the Closing Date, the defined contribution plan of Acquiror or its Affiliates (the "Acquiror DC Plan") shall (if elected by such Transferred Employees) accept individual rollovers in cash of such Transferred Employees' distributions from the Price Corporations DC Plans, subject to the terms and conditions of the Acquiror DC Plan and applicable law.

      (c) Effective as of the Closing Date, the Price Corporations or their Affiliates shall amend, to the extent necessary, any cafeteria plan in which Business Employees participate (the "Price Corporation Cafeteria Plan") to have the sponsoring entity of the Price Corporation Cafeteria Plan be a Person other than the Company or the Company Subsidiaries and to cause the active participation of Transferred Employees in the Price Corporation Cafeteria Plan to cease as of the Closing Date.

      SECTION 12.06. Excluded Employees. The employment of any Excluded Employee employed by the Company or a Company Subsidiary shall be terminated on or prior to the Closing Date. Fifty percent of any severance or stay liability, obligation or claim incurred by the Price Corporations or their Affiliates in connection with any Excluded Employee (it being understood that neither the Company nor any Company Subsidiary shall incur any liability, obligation or claim in connection with any Excluded Employee) shall be reimbursed by Acquiror or its Affiliates within 15 days after the Price Corporations give written notice to Acquiror of such Excluded Employee's termination of employment; provided that the Price Corporations have provided written notice to Acquiror of the amount of any severance payment or stay payment to such Excluded Employee prior to such termination and Acquiror has consented to such amount, such consent not to be unreasonably withheld.


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

                                   ARTICLE 13
                              CONDITIONS TO CLOSING

      SECTION 13.01. Conditions to Obligations of Each Party. The obligations of Acquiror, the Price Corporations, Company and Cellco to consummate the Closing are subject to the satisfaction of the following conditions:

      (a) The transactions contemplated hereunder shall have been approved by the stockholders of the Price Parent in accordance with New York Law.

      (b) The IPO Registration Statement shall have been declared effective, the Acquiror Initial Public Offering shall have been consummated, no stop order suspending the effectiveness of the IPO Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC.

      (c) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

      (d) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

      (e) The Transaction Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Transaction Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC.

      (f) The shares of Acquiror Stock to be issued in the Merger shall have been approved for listing or quotation as contemplated by Section 9.06, subject to official notice of issuance.

      SECTION 13.02. Conditions to Obligation of Acquiror and Cellco. The obligation of Acquiror and Cellco to consummate the Closing is subject to the satisfaction of the following further conditions:

      (a) Unless the Florida Acquisition is to be consummated at Closing, the Price Corporations and the Company shall have disposed of the Florida Business, the Florida Business Assets and the Excluded Assets relating thereto in accordance with Section 2.05.

      (b) There shall not be outstanding any indebtedness for borrowed money or other long-term liabilities of the Business other than the Company Debt.


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

      (c) There shall not have occurred since the date of this Agreement and there shall not exist any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, will have, or would reasonably be expected to have, a Material Adverse Effect.

      (d) (i) The Price Corporations and the Company shall have performed in all material respects their obligations (other than the obligations set forth in Section 8.01(i)) hereunder required to be performed by them on or prior to the Closing Date, (ii) the Price Corporations and the Company shall have performed their obligations set forth in Section 8.01(i) and the representations and warranties of the Price Corporations and the Company contained in this Agreement and in any certificate delivered by the Price Corporations or the Company pursuant hereto or pursuant to any Ancillary Agreement and the representations and warranties made by each party to the Voting Agreement, in each case disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true at and as of the Closing Date, as if made at and as of such date with only such exceptions as will not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (iii) Acquiror shall have received a certificate signed by an executive officer of each of the Price Corporations and of the Company to the foregoing effect and to the effect set forth in Section 13.02(c).

      (e) There shall not be instituted or pending any action or proceeding by any Governmental Entity or any other Person before any court or other Governmental Entity, domestic or foreign, seeking to restrain, prohibit or otherwise interfere with the consummation of the Closing, the Asset Contribution, the Merger or the ownership or operation by Acquiror, Cellco or any of their respective Affiliates of all or any material portion of the Contributed Assets or the business or assets of Acquiror, Cellco or any of their respective Affiliates or to compel Acquiror, Cellco or any of their respective Affiliates to dispose of all or any material portion of the Contributed Assets or of Acquiror, Cellco or any of their respective Affiliates or seeking to require divestiture by Acquiror, Cellco or any of their respective Affiliates of any Contributed Assets which, in the case of an action or proceeding by a Person other than a Governmental Entity, is reasonably likely to result in judgment in favor of the plaintiff.

      (f) There shall not be any statute, rule, regulation, injunction, order or decree enacted, enforced, promulgated or issued, by any court or other Governmental Entity, domestic or foreign, other than the application of the waiting period provisions of the HSR Act, that will or would reasonably be expected to, result in any of the consequences referred to in clause 13.02(e) above.

      (g) Acquiror shall have received opinions of Proskauer Rose LLP and Holland & Knight LLP, counsel to the Price Corporations, dated the Closing Date to the effect specified in Sections 6.01, 6.02, 6.03, 6.04 and 6.10. Acquiror shall also have received an opinion of Davis Wright Tremaine LLP, FCC counsel to the Price Corporations, dated the Closing Date substantially in the form attached as Exhibit G hereto. In rendering such opinions, such counsel may rely upon certificates of public officers, as to matters governed by the laws of jurisdictions other than New York and Delaware or the federal laws of the United States of America, upon opinions of counsel reasonably satisfactory to Acquiror, and, as to matters of fact, upon certificates of officers of the Price Corporations and the Company, copies of which opinions and certificates shall be contemporaneously delivered to Acquiror.

      (h) The execution and delivery of a Pledge Agreement substantially in the form of Exhibit H by the Price Corporations (the "Pledge Agreement"), and the taking of all actions necessary or desirable in order to perfect the Lien granted on the "Pledged Stock" referred to therein to Acquiror and Cellco.

      (i) The Price Corporations shall have delivered a certification of non-foreign status in a form that complies with the requirements of Section 1445 of the Code and the regulations thereunder.

      (j) The Lock-up Agreement shall have been executed and delivered by the parties thereto.

      (k) The Price Corporations and the Company shall have received or delivered, as the case may be, all Required Consents and all consents, authorizations or approvals from the governmental agencies referred to in
Section 6.03 or 6.19, in each case in form and substance reasonably satisfactory to Acquiror, and no such consent, authorization or approval shall have been revoked.

      (l) At the Closing, the Company's assets shall include the Minimum Cash Balance before giving effect to any purchase pursuant to the Senior Subordinated Notes Offer or the Subordinated Debt Defeasance.

      (m) If the Requisite Noteholder Consent has not been obtained, the Company shall have effected the Subordinated Debt Defeasance subject to the Acquiror having satisfied its obligations under this Agreement.

      (n) Acquiror shall have obtained an ALTA extended coverage form of owner's or leasehold owner's title insurance policies, or binders to issue the same, dated the Closing Date and in amounts satisfactory to Acquiror insuring or committing to insure, for the benefit of Cellco as insured and loss payee, at ordinary premium rates without any requirement for additional premiums, good and marketable title to substantially all the Real Property being transferred pursuant to the terms of this Agreement free and clear of any Liens, except for Permitted Liens and any easements necessary for the use by Acquiror or Cellco of the transferred Real Property shall have been obtained by Acquiror.

      (o) Acquiror shall have received all documents it may reasonably request relating to the existence of the Price Corporations and the Company and the authority of the Price Corporations and the Company for this Agreement, all in form and substance reasonably satisfactory to Acquiror.

      (p) Acquiror shall have received all documents it may reasonably request to evidence termination of all Liens arising in connection with the Company Debt effective upon completion of the transactions contemplated by Sections 2.09 and 2.10.

      (q) All actions by or in respect of or filings with any Governmental Entity required to permit the consummation of the Restructuring Transactions and the Closing shall have been taken, made or obtained, including written evidence of FCC approval of the Price Corporations' and Acquiror's application to transfer all FCC Authorizations which shall have been taken, made or obtained pursuant to a Final Order, free of any special conditions adverse to Acquiror and Cellco. "Final Order" means an action as to which (i) no request for a stay is pending, no stay is in effect, and any deadline for filing such request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed, (iii) the FCC does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed, and (iv) no appeal is pending or in effect and any deadline for filing any such appeal that may be designated by statue or rule has passed.

      (r) The Price Corporations and the Company shall have performed all obligations set forth in Section 8.14.

      SECTION 13.03. Conditions to Obligation of The Price Corporations and the Company. The obligation of the Price Corporations and the Company to consummate the Closing is subject to the satisfaction of the following further conditions:

      (a) (i) Acquiror and Cellco shall have performed in all material respects all of their obligations hereunder and under the Ancillary Agreements to which they are parties required to be performed by them at or prior to the Closing Date, (ii) the representations and warranties of Acquiror and Cellco contained in this Agreement and the Ancillary Agreements to which they are parties and in any certificate delivered by Acquiror or

Cellco pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect, shall be true at and as of the Closing Date, as if made at and as of such date with only such exceptions as will not have, and would not reasonably be expected to have, a material adverse effect on Acquiror or Cellco, and (iii) the Price Corporations shall have received a certificate signed by an executive officer of Acquiror to the foregoing effect.

      (b) The Price Corporations shall have received an opinion of Davis Polk & Wardwell, counsel to Acquiror, dated the Closing Date to the effect specified in Sections 7.01, 7.02, 7.03, 7.04 and 7.10(i) and (ii). In rendering such opinion, such counsel may rely upon certificates of public officers, as to matters governed by the laws of jurisdictions other than the State of New York or the federal laws of the United States of America, upon opinions of counsel reasonably satisfactory to the Price Corporations, and, as to matters of fact, upon certificates of officers of Acquiror and Cellco, copies of which opinions and certificates shall be contemporaneously delivered to the Price Corporations.

      (c) The Price Shareholder shall have received (i) on the date hereof an opinion (the "Tax Opinion") of Proskauer Rose LLP substantially in the form of Exhibit F, and (ii) on the Closing Date a written confirmation by Proskauer Rose LLP, dated as of the Closing Date, that the Tax Opinion has not been withdrawn in accordance with the last paragraph thereof and the final sentence of this
Section 13.03(c). In rendering such opinion, such counsel shall be entitled to
(A) rely upon the certifications and representations from the Price Corporations in the form of Exhibit I hereto and (B) assume that certifications and representations substantially in the form set forth in Exhibit J will be made as of the Closing Date by Acquiror and Cellco.

      (d) Acquiror shall have received all consents, authorizations or approvals from governmental agencies referred to in Section 7.03, in each case in form and substance reasonably satisfactory to the Price Corporations, and no such consent, authorization or approval shall have been revoked.

      (e) The Price Corporations shall have received all documents they may reasonably request relating to the existence of Acquiror and Cellco and the authority of Acquiror and Cellco for this Agreement, all in form and substance reasonably satisfactory to the Price Corporations.

      (f) Acquiror shall have consummated the Acquiror Initial Public Offering and shall hold a partnership interest in Cellco which shall constitute an aggregate interest of at least 5% in the capital and in the profits of Cellco. Acquiror shall be the managing general partner of Cellco and shall control Cellco's management and operations, subject to the


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

veto rights over significant decisions held by other partners specified in Acquiror's registration statement as declared effective by the SEC.

      (g) All actions by or in respect of or filings with any Governmental Entity required to permit the consummation of the Restructuring Transactions and the Closing shall have been taken, made or obtained, including written evidence of FCC approval of the Price Corporations' and Acquiror's application to transfer all FCC Authorizations which shall have been taken, made or obtained pursuant to a Final Order, free of any special conditions adverse to the Price Corporations.

      (h) The Transition Services Agreement shall have been executed and delivered by the parties thereto.

                                   ARTICLE 14
                            SURVIVAL; INDEMNIFICATION

      SECTION 14.01. Survival. Notwithstanding anything to the contrary set forth therein, the representations and warranties and covenants and agreements of the parties hereto contained in this Agreement or in the Ancillary Agreements or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing only as follows:

            (i) the representations and warranties in Section 6.19 shall survive the Closing until the third anniversary of the Closing Date;

            (ii) the representations and warranties and covenants set forth in
      Article 11 shall survive the Closing until the expiration of the applicable statute of limitation as such statute may be extended;

            (iii) the covenants and agreements contained in Section 14.02(a)(ii), (a)(iii), (a)(iv) and (a)(vi) and Section 14.02(b)(ii) shall survive the Closing for a period of 7 years;

            (iv) the covenants and agreements set forth in Sections 8.07 , 9.04, 9.05(b), 9.08 10.04(b), (c) and (d) shall each survive for the period specified in each such section plus an additional 12 months;

            (v) the covenants and agreements set forth in Sections 8.05(b) and
      (c), 8.14, 10.01(b), 10.03, 10.04(a) and Article 16 shall survive indefinitely;

            (vi) the covenants and agreements set forth in the provisos of
      Section 14.02(a) and 14.02(b) and in Section 14.03, 14.04 and 14.05 shall survive the Closing until the final resolution of all claims governed thereby;

            (vii) the Ancillary Agreements shall survive as set forth therein;
      and

            (viii) all other representations and warranties, covenants and agreements shall survive for a period of 18 months after the Closing Date.

      Notwithstanding the preceding sentence, (i) any representation or warranty or covenant or agreement in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or other breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time and (ii) no indemnity claim may be made in respect of any provision of this Agreement after the expiration of the survival period applicable to such provision.

      SECTION 14.02. Indemnification. (a) Other than with respect to Taxes, the Price Corporations' indemnity obligations in respect of which are set forth in
Article 11 and subject to the proviso of this Section 14.02(a), the Price Corporations hereby indemnify Acquiror, Cellco and their Affiliates (including, after the Closing, the Surviving Corporation) against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by Acquiror, Cellco or any of their Affiliates arising out of:

            (i) any misrepresentation or breach of warranty (determined after disregarding all qualifications and exceptions contained therein as to materiality or Material Adverse Effect) (each such misrepresentation and breach of warranty a "Warranty Breach") by the Price Corporations or the Company pursuant to this Agreement, or any Ancillary Agreement to which they are parties or by the parties to the Voting Agreement (other than the Acquiror) pursuant to the Voting Agreement;

            (ii) any activity or business of the Price Corporations, the Company, the Company Subsidiaries or any of their Affiliates other than the Business;

            (iii) the Restructuring Transactions;

            (iv) any Excluded Asset or Excluded Liability;

            (v) any breach of covenant or agreement performed or required to be performed by the Price Corporations or the Company pursuant to this Agreement or any Ancillary Agreement to which they are a party or performed or required to be performed by the parties to the Voting Agreement (other than the Acquiror) pursuant to the Voting Agreement;

            (vi) any action, suit, investigation or proceeding relating to the Business and arising out of events, states of facts or circumstances, occurring or existing prior to the Closing, including without limitation the litigation described in Schedule 6.10 but excluding any such actions, suits, investigations or proceedings arising after the date of this Agreement which are brought, at substantially the same time by the same plaintiffs, against more than ten Persons, none of which are Affiliates of each other, engaged in a business substantially similar to the Business and which are based on the same or substantially similar legal theories; or

            (vii) any Environmental Liability.

regardless of whether such Damages arise as a result of negligence, strict liability or recklessness, wilful misconduct or otherwise; provided that with respect to indemnification by the Price Corporations (x) for any Warranty Breach pursuant to Section 14.02(a)(i), any Tax Warranty Breach (other than any such Warranty Breach or Tax Warranty Breach of which the Price Corporations, the Company or the Company Subsidiaries had knowledge as of the time that the relevant representation and warranty was made (disregarding the deemed making of representations and warranties on the Closing Date pursuant to the introductory paragraph of Article 6) and which the Price Corporations and the Company failed to disclose to Acquiror), (y) any breach by the Price Corporations of the covenants contained in Section 8.01(i), and (z) any Environmental Liabilities, the Price Corporations shall not be liable unless the aggregate amount of Damages with respect to all such matters referred to in clauses (x), (y) and (z) of this paragraph exceeds $15,000,000 and then only to the extent of such excess. Notwithstanding the preceding proviso, the Price Corporations shall not be required to indemnify Acquiror, Cellco or any of their Affiliates for Damages for Environmental Liabilities unless the aggregate amount of such Damages for Environmental Liabilities exceeds $5,000,000 and then only to the extent of such excess, but it is understood that any amount of Damages incurred or suffered by Acquiror, Cellco or any of their Affiliates arising from Environmental Liabilities shall be taken into account for purposes of determining whether the $15,000,000 deductible referred to above has been satisfied.

      (b) Acquiror hereby indemnifies the Price Corporations and their Affiliates against and agrees to hold each of them harmless from any and all Damages incurred or suffered by the Price Corporations or any of their Affiliates arising out of:

            (i) any Warranty Breach by Acquiror pursuant to this Agreement or any Ancillary Agreement to which it is a party;

            (ii) any Contributed Asset or Assumed Liability; or

            (iii) any breach of covenant or agreement performed or required to be performed by Acquiror or its Affiliates (including, after the Closing Date (Cellco and the Surviving Corporation) under this Agreement or any Ancillary Agreement to which it is a party;

regardless of whether such Damages arise as a result of negligence, strict liability, recklessness, wilful misconduct or otherwise; provided that with respect to indemnification by Acquiror for any Warranty Breach pursuant to this Section other than any such Warranty Breach of which Acquiror had knowledge as of the time such representation and warranty was made (disregarding the deemed making of representations and warranties on the Closing Date pursuant to the introductory paragraph of Article VII) and which Acquiror failed to disclose to the Price Corporations, Acquiror shall not be liable unless the aggregate amount of Damages with respect to all such Warranty Breaches exceeds $15,000,000 and then only to the extent of such excess.

      SECTION 14.03. Procedures.

      (a) Other than with respect to indemnification for Taxes, the indemnity procedures for which are set out in Article 11, in the event a party seeking indemnification (the "Indemnified Party") should have a claim against another party under Section 14.02 (the "Indemnifying Party") that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall promptly send a notice of such claim or demand promptly to the Indemnifying Party and, if the Pledge Agreement shall then be in effect, also to Cellco (with its successors, the "Agent") pursuant to the Pledge Agreement, which notice(s) shall specify the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice").

      (b) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party under Article 14 is asserted against or sought to be collected from an Indemnified Party by a third party, the Indemnified Party shall promptly send a Claim Notice with respect to such claim. The Indemnifying Party shall have ten days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party (and if the Pledge Agreement shall then be in effect, the Indemnifying Party shall also give notice thereof to the Agent pursuant to the Pledge Agreement), whether or not any of the Indemnifying Parties desire, at its sole cost and expense, to defend the Indemnified Party against such claim or demand.

      If an Indemnifying Party notifies the Indemnified Party (and the Agent, if applicable) within the Notice Period that such Indemnifying Party desires to defend the Indemnified Party against such claim or demand then, except as hereinafter provided, such Indemnifying Party shall have the right, together with the other Indemnifying Parties who have notified the Indemnified Party that they desire to defend the Indemnified Party, to defend the Indemnified Party by appropriate proceedings, which proceedings shall be settled or prosecuted by it to a final conclusion; provided, however, no Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to the entry of any judgment against the Indemnified Party or enter into any settlement or compromise which (i) does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party from all liability in respect of such claim or litigation or (ii) includes terms and conditions which, in the reasonable judgment of the Indemnified Party, impose any burden, restraint, cost, liability, duty or other obligation on, or otherwise adversely affect, or have the potential to adversely affect, the Indemnified Party. If any Indemnified Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If, in the reasonable opinion of the Indemnified Party, any such claim or demand or the litigation or resolution of any such claim or demand involves an issue or matter which will have, or would reasonably be expected to have, a materially adverse effect on the business, operations, assets, properties or prospects of the Indemnified Party, including without limitation the administration of the tax returns and responsibilities under the tax laws of any Indemnified Party, then the Indemnified Party shall have the right to control the defense or settlement of any such claim or demand and its reasonable costs and expenses (including reasonable attorneys' fees and expenses) shall be included as part of the indemnification obligation of any Indemnifying Party hereunder; provided, however, that the Indemnified Party shall not settle any such claim or demand without the prior written consent of the appropriate Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnified Party should elect to exercise such right, the Indemnifying Parties shall have the right to participate in, but not control, the defense or settlement of such claim or demand at their sole cost and expense.

      (c) If any Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party (and the Agent, if applicable) timely notice as provided above or otherwise, then the amount of any such claim or demand, or if the same be defended by the Indemnified Party (but no Indemnified Party shall have any obligation to defend any such claim or demand), then that portion thereof as to which such defense is unsuccessful and the Indemnified Party's reasonable costs and expenses in conducting such defense (including reasonable attorneys' fees and expenses) shall be conclusively deemed to be a liability of the Indemnifying Parties.

      (d) The omission of any Indemnified Party to give an Indemnifying Party a Claim Notice shall not relieve the Indemnifying Party from any liability in respect of such claim, demand or action which it may have to such indemnified party on account of the indemnity agreement of such Indemnifying Party contained in Article 14, except to the extent such indemnifying party can establish actual prejudice and direct damages as a result thereof.

      (e) Nothing contained herein shall be deemed to prevent any Indemnified Party from making a claim hereunder for potential or contingent claims or demands within the time periods permitted by this Agreement provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand and the estimated amount thereof to the extent then feasible and the indemnified party has reasonable grounds to believe that such a claim or demand will be made.

      SECTION 14.04. Payment.

      (a) In the event an action for indemnification under Article 14 shall have been finally determined, the Indemnifying Party shall pay the Indemnified Party the amount of such final determination within 10 calendar days after the date of determination. The amount of any Damages payable under Article 14 by the Indemnifying Party shall be (i) net of any amounts actually recovered by the Indemnified Party under applicable insurance policies, (ii) increased, to the extent an additional Tax is imposed on an Indemnified Party in respect of the receipt of such payment, so that after payment of any additional Tax (including any Tax imposed on additional amounts payable pursuant to this sentence) the Indemnified Party shall have received on an amount equal to what it would have received if no Tax had been imposed on the receipt of such payment and (iii) reduced by the amount of any Tax Reduction actually realized by the Indemnified Party with respect to the adjustment giving rise to such payment for the Tax period during which such payment is made or in any preceding Tax period; provided, however, that (A) if the adjustment which gives rise to the Indemnifying Party's obligation to make a payment pursuant to Article 14 relates to a Tax attribute of the Company or any Company Subsidiary, no reduction pursuant to this clause (ii) shall be made and (B) if the Indemnified Party actually realizes a Tax Reduction in any of the next four succeeding Tax years and such Tax Reduction has not been taken into account in clause (ii) above, the Indemnified Party shall pay to the Indemnifying Party the amount of such Tax Reduction actually realized. A nationally recognized accounting firm chosen by the Indemnified Party shall provide the

Indemnifying Party a statement certifying the amount of such Tax Reduction actually realized, if any, by such Indemnified Party. The Indemnifying Party shall have no right to review any information related to the calculation of such Tax benefit. Any Damages payable under Article 14 shall be treated by the parties to this Agreement as adjustments to the Aggregate Transaction Consideration payable pursuant to Article 5.

      An action, and the liability for and amount of Damages therefor, shall be deemed to be "finally determined" for purposes of Article 14 when the parties to such action have so determined by mutual agreement or, if disputed, when a final, non-appealable order of a Governmental Entity respecting the action shall have been entered. Upon the payment in full of any claim, either by set off or otherwise, the party or entity making payment shall be subrogated to the rights of the Indemnified Party against any Person, firm, corporation or other entity with respect to the subject matter of such claim.

      (b) Any items as to which any Indemnified Party is entitled to payment under this Agreement shall first be paid to the Indemnified Party from the pledged stock held by the Agent pursuant to the Pledge Agreement, to the extent that the Pledge Agreement shall then be in effect and the pledged stock held under the Pledge Agreement are sufficient to pay such items. The number of shares of pledged stock necessary to satisfy the obligations of the Indemnifying Party with respect to any Damages for which indemnification is claimed pursuant to Article 14 shall be calculated by dividing the claim value, in U.S. dollars (rounded to the nearest whole dollar), by the average closing price for shares of Acquiror Stock on The New York Stock Exchange for the thirty consecutive trading days immediately preceding the date of the determination of such claim value. If the Pledge Agreement shall not then be in effect or if the pledged stock held under the Pledge Agreement are insufficient to pay any such item in full, the payment of such item as to which the Indemnified Party is entitled to payment under this Agreement and which is not able to be paid from the pledged stock shall be the joint and several obligation of the Indemnifying Parties and the Indemnifying Parties shall make full payment of any and all such items to the Indemnified Party within 10 business days after the date of determination of liability.

      (c) If all or part of any indemnification obligation under this Agreement is not paid when due, then the Indemnifying Party shall pay the Indemnified Party interest on the unpaid amount of the obligation for each day from the date the amount became due until payment in full, payable on demand, at the fluctuating rate per annum which at all times shall be three (3) percentage points in excess of the "Prime Rate" published from time to time in the "Money Rates" table of the Eastern Edition of The Wall Street Journal.

      SECTION 14.05. Other Rights and Remedies Not Affected. The indemnification rights of the parties under this Article 14 are the sole remedy for money damages but are independent of and in addition to any equitable rights or remedies, including without limitation specific performance and right to rescission because of the other parties' misrepresentation fundamentally affecting the character of the Business or the Contributed Assets or fraud, and any rights or remedies because of the other party's fraudulent action, none of which rights or remedies shall be affected or diminished hereby.

                                   ARTICLE 15
                                   TERMINATION

      SECTION 15.01. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing (notwithstanding any approval of this Agreement by the stockholders of Price Parent):

      (a) by mutual written agreement of the Price Corporations and Acquiror;

      (b) by either the Price Corporations or Acquiror if the Closing shall not have been consummated on or before September 30, 2001;

      (c) by either the Price Corporations or Acquiror if there shall be any law or regulation that makes consummation of the transactions contemplated hereunder illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or other Governmental Entity having competent jurisdiction;

      (d) by either the Price Corporations or Acquiror if the transactions contemplated hereunder shall not have been approved and adopted in accordance with New York law by Price Parent's stockholders at Price Parent's stockholder meeting (or any adjournment thereof);

      (e) by either the Price Corporations or Acquiror if as permitted by
Section 8.09, the Board of Directors of Price Parent shall have failed to make or withdrawn, or modified in a manner adverse to Acquiror, its approval or recommendation of this Agreement or the transactions contemplated hereunder, or shall have failed to call Price Parent's stockholder meeting in accordance with
Section 8.08, provided that, in the case of any termination by the Price Corporations, the Price Corporations shall have paid any amounts due pursuant to Sections 16.03(b) and 16.03(c) in accordance with the terms, and at the times, specified therein, and provided, further, that, in the case of any termination by the Price Corporations, (i) the Price Corporations notify Acquiror, in writing and at least 72 hours prior to such termination, promptly of their intention to terminate this Agreement and to enter into a binding written agreement concerning an Acquisition Proposal that constitutes a Superior Proposal, attaching the most current version of such agreement (or a description of all material terms and conditions thereof), and (ii) Acquiror does not make, within 72 hours of receipt of such written notification, an offer that is at least as favorable to the shareholders of the Price Corporations, as such Superior Proposal, it being understood that the Price Corporations, the Company or any of the Company Subsidiaries, as applicable, shall not enter into any such binding agreement during such 72-hour period;

      (f) by the Price Corporations if Acquiror withdraws from registration the IPO Registration Statement and does not announce within 30 days after such withdrawal its intent to effect the Acquiror Initial Public Offering on or before September 30, 2001 or if Acquiror announces that it does not intend to effect the Acquiror Initial Public Offering until a date subsequent to September 30, 2001; or

      (g) by Acquiror pursuant to Section 10.08; or

      (h) by Acquiror or the Price Corporations if Acquiror shall not have received evidence reasonably satisfactory to it on or before January 15, 2001 that (i) Steven Price has been appointed the guardian of the property of each of his minor children and Eileen Farbman has been appointed the guardian of each of her minor children and (ii) each of Steven Price and Eileen Farbman, as guardian, has entered into a voting agreement substantially in the form of Exhibit E hereto with respect to an aggregate of not less than 7.5 million shares of common stock of Price Parent held by such minor children.

      The party desiring to terminate this Agreement pursuant to Section 15.01(b), 15.01(c), 15.01(d), 15.01(e), 15.01(f), 15.01(g) or 15.01(h) shall give notice of such termination to the other party.

      SECTION 15.02. Effect of Termination. Subject to Section 16.03, if this Agreement is terminated as permitted by Section 15.01, such termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to any other party to this Agreement; provided that if such termination shall result from the (i) willful failure of either party to fulfill a condition to the performance of the obligations of the other party, (ii) failure to perform a covenant of this Agreement or (iii) breach by either party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 9.01, 10.03, 16.03, 16.05, 16.06,
16.07 and 16.12 shall survive any
termination hereof pursuant to Section 15.01.

                                   ARTICLE 16
                                  MISCELLANEOUS

      SECTION 16.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

      if to Acquiror, Cellco or Merger Subsidiary, or, after the Closing, to Company, to:

            S. Mark Tuller
            Vice President
            Legal and External Affairs
            Verizon Wireless
            180 Washington Valley Road
            Bedminster, NJ 07921
            Fax: (908) 306-7329

            with a copy to:

            Davis Polk & Wardwell
            450 Lexington Avenue
            New York, New York  10017
            Attention: Diane G. Kerr
            Fax: (212) 450-4800

      if to the Price Corporations, or, prior to the Closing, to Company:

            Robert Price
            President/Chief Executive Officer
            Price Communications Corporation
            45 Rockefeller Plaza
            Suite 3200
            New York, New York 10020
            Fax: (212) 397-3755
            with a copy to:

            Proskauer Rose LLP
            1585 Broadway
            New York, New York 10036
            Attention: Peter G. Samuels
            Fax: (212) 969-2900

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

      SECTION 16.02. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

      (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 16.03. Expenses. (a) Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

      (b) The Price Corporations shall pay Acquiror a fee (the "Termination Fee") of $80,000,000 (subject to adjustment as provided below), by wire transfer of immediately available funds, if:

            (i) This Agreement is terminated by the Price Corporations pursuant to Section 15.01(e), in which case the Termination Fee shall be payable simultaneously with such termination, provided that, notwithstanding
      Section 15.01(e) or anything else to the contrary in this Agreement, the Price Corporations, without being deemed to be in violation of this Agreement and without giving any right of termination of this Agreement, may enter into and perform prior to the Closing a binding written agreement concerning an Acquisition

      Proposal that constitutes a Superior Proposal (an "Alternative Agreement") and perform its pre-closing obligations thereunder without terminating this Agreement pursuant to Section 15.01(e), so long as the Alternative Agreement acknowledges expressly the existence of this Agreement and requires that the Price Corporations terminate this Agreement prior to the closing under the Alternative Agreement.

            (ii) The Price Corporations enter into an Alternative Agreement and this Agreement is not terminated by the Price Corporations pursuant to
      Section 15.01(e), in which case the Termination Fee shall be payable upon the earliest to occur of (x) the Closing of the transactions contemplated by the Alternative Agreement, (y) any subsequent termination of this Agreement by the Price Corporations under any provision set forth in
      Section 15.01, and (z) the later of (A) September 30, 2001 and (B) the four month anniversary of the date on which such Alternative Agreement was entered into.

            (iii) This Agreement is terminated pursuant to Section 15.01(b) after Price Parent's stockholders meeting (or any adjournment thereof) if at such meeting or adjournment the transactions contemplated hereunder shall not have been approved and adopted in accordance with New York law by Price Parent's stockholders or pursuant to Section 15.01(d) and either
      (x) at any time within six months after the date of such termination, the Price Corporations enter into a binding written agreement that results in or will result in a Change of Control (other than the transactions contemplated by this Agreement) or (y) at any time during the period commencing on the six month anniversary of the date of such termination and ending on the one year anniversary of such date, the Price Corporations enter into a binding written agreement that results in or will result in a Change of Control that constitutes a Superior Proposal, in either of which cases the Termination Fee shall be payable immediately upon consummation of such Change of Control; provided that if the Change of Control is a transaction referred to in clause (i) of the definition of "Change of Control" but involves not more than 50% of the consolidated assets of the Company and the Company Subsidiaries, not more than 50% of any class of equity or voting securities of the Company or the Company Subsidiaries taken as a whole and not more than 50% of the Business, the Termination Fee shall be reduced to equal the amount determined by multiplying $80,000,000 by the percentage of such consolidated assets, class of equity or voting securities or Business contemplated to be sold, merged or otherwise disposed of pursuant to the Alternative Agreement.

      (c) The Price Corporations and the Company acknowledge that the agreements contained in this Section 16.03 are an integral part of the transactions contemplated by this

Agreement and that, without these agreements, Acquiror, Cellco and Merger Subsidiary would not enter into this Agreement. Accordingly, if the Price Corporations fail promptly to pay any amount due to Acquiror pursuant to this
Section 16.03, they shall also pay any costs and expenses incurred by Acquiror, Cellco or Merger Subsidiary in connection with a legal action to enforce this Agreement that results in a judgment against the Price Corporations for such amount

      SECTION 16.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Acquiror may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Contributed Assets, but no such transfer or assignment will relieve Acquiror of its obligations hereunder.

      SECTION 16.05. Governing Law. Agreement shall be governed by and construed in accordance with the law of the State of New York.

      SECTION 16.06. Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 16.01 shall be deemed effective service of process on such party.

      SECTION 16.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO

THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      SECTION 16.08. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

      SECTION 16.09. Entire Agreement. This Agreement (including any exhibits or schedules hereto and other documents executed in connection herewith), the No-Shop Agreement, the Confidentiality Agreement, the Certificate delivered by the Acquiror to the Price Corporations pursuant to Section 5.02(b) and the Ancillary Agreements, constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

      SECTION 16.10. Bulk Sales Laws. Acquiror and the Price Corporations each hereby waive compliance by the Price Corporations and the Company with the provisions of the "bulk sales", "bulk transfer" or similar laws of any state. The Price Corporations agree to indemnify and hold Acquiror, Cellco and their respective Affiliates harmless against any and all claims, losses, damages, liabilities, costs and expenses incurred by Acquiror, Cellco or any of their respective Affiliates as a result of any failure to comply with any such "bulk sales", "bulk transfer" or similar laws.

      SECTION 16.11. Joint and Several Liability. Each of the Price Corporations shall be jointly and severally liable for the performance of all of the Price Corporations' obligations hereunder.

      SECTION 16.12. Appointment of Agent. Each of the Price Corporations hereby irrevocably constitutes and appoints Price Parent as its agent and true and lawful attorney in fact with full power and discretion, in the name of and for and on behalf of each of the Price Corporations, in connection with all matters arising from, contemplated by or relating to this Agreement. The powers of Price Parent include, without limitation, the power to represent each of the Price Corporations with respect to all aspects of this Agreement, which power shall include, without limitation, the power to (i) waive any conditions of this Agreement, (ii) amend this Agreement in any respect, (iii) receive notices or other communications, (iv) deliver any notices, certificates or other documents required and (v) take all such other action and to do all such other things as Price Parent deems necessary or advisable with respect to this Agreement. Each other party to this Agreement shall have the right to rely upon the acts taken or omitted to be taken by Price Parent on behalf of the Price Corporations, and shall have no duty to inquire as to the acts and omissions of Price Parent.

      SECTION 16.13. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              PRICE COMMUNICATIONS
                              CORPORATION

                              By: /s/
                                  -----------------------------------
                                  Name:
                                  Title:


                              PRICE COMMUNICATIONS
                              WIRELESS, INC.

                              By: /s/
                                  -----------------------------------
                                  Name:
                                  Title:


                              VERIZON WIRELESS INC.

                              By: /s/
                                  -----------------------------------
                                  Name:
                                  Title:


                              CELLCO PARTNERSHIP

                              By: /s/
                                  -----------------------------------
                                  Name:
                                  Title:


                              VWI ACQUISITION CORPORATION

                              By: /s/
                                  -----------------------------------
                                  Name:
                                  Title:

                           CROSS-REFERENCE TARGET LIST

   NOTE: Due to the number of targets some target names may not appear in the target pull-down list.
   (This list is for the use of the wordprocessor only, is not a part of this document and may be discarded.)

                ARTICLE/SECTION TARGET NAME
===============================================================

1.......................................................def.art
1.01........................................................def
1.01(a)................................................term.def
1.01(b)...............................................term.list

2.01...............................................contem.trans
2.02..........................................acqui.min.invests
2.03....................................dissolution.liquidation
2.04..........................................exch.fla.business
2.04(a)........................................exch.fla.busi(b)
2.04(b)...............................................no.consum
2.05...............................................divestitures
2.06................................................con.of.asts
2.07...........................................assumpt.of.liabs
2.08.....................................................merger
2.09................................................sen.sub.nts
2.09(a)....................................................ssno
2.09(b)........................................py.snr.sub.notes
2.09(d)......................................................dd
2.10....................................................ssnotes
2.10(a).....................................................039

3.01..............................................pur.and.sales
3.01(a)...............................................real.prop
3.01(e).......................................all.rts.contracts
3.01(f)................................................all.acct
3.01(i)..........................................rt.3rd.parties
3.01(j)..........................................patents.cpyrts
3.01(k).......................................trans.lic.permits
3.01(l)..........................................all.bk.records
3.01(m)............................................all.goodwill
3.02..................................................ex.assets
3.03...................................................ass.liab
3.03(a).........................................all.liabilities
3.04................................................exclud.liab
3.05............................................assign.cont.rts

4..................................................rep.war.sell
4.01...................................................merger.4
4.01(a)...............................................surv.corp
4.01(b)........................................file.cert.merger
4.02................................................conv.shares
4.02(a)..........................................out.share.conv
4.02(b)......................................file.cert.merger.2
4.03................................................adjustments
4.04...................................................cert.inc
4.05.....................................................bylaws
4.06....................................................dir.off

5...........................................................000
5.01..............................................closing.contr
5.01(a).....................................................001
5.01(b).....................................................002
5.01(c).....................................................003
5.01(d).....................................................004
5.01(e).....................................................005
5.01(f).....................................................006
5.01(g).....................................................007
5.02........................................................010
5.02(a).....................................................011
5.02(a).....................................................012
5.02(a).....................................................013
5.02(b).....................................................014
5.02(c).....................................................015
5.02(d).....................................................017
5.02(e).....................................................018
5.02(f)........................................agg.trnsctn.dcrs
5.02(i).....................................................020
5.03........................................................021
5.03(a).....................................................022
5.03(b).....................................................023
5.04........................................................024
5.04(a).....................................................025
5.04(b).....................................................026
5.04(c).....................................................027
5.04(d).....................................................028
5.05........................................................029

6.01................................................corp.exist.
6.02............................................sell.corp.autho
6.03................................................gov't.auth.
6.04.............................................noncontravent.
6.05................................................req.consent
6.05(a)........................................required.consent
6.05(b)..........................................other.consents
6.06............................................financial stmts
6.07..............................................abs.cert.chgs
6.07(d)..............................................any.damage
6.07(f)............................................any.chg.acct
6.07(i).......................................any.labor.dispute
6.07(j)..........................................any.cap.expend
6.08.............................................no.undisclosed
6.08(a)............................................liab.bal.sht
6.09..............................................mat.contracts
6.09(a)........................................except.contracts
6.09(b).......................................each.contract.dis
6.10...................................................sell.lit
6.11..............................................comp.w.laws..
6.12.................................................properties
6.12(a)..........................................sell.real.prop
6.12(b)..........................................sell.pers.prop
6.12(c)..........................................sell.has.title
6.12(c)(i)....................................liens.dis.bal.sht
6.12(c)(ii)...................................liens.tax.not.due
6.12(c)(iii)..................................liens.not.detract
6.12(d)...........................................no.dev.affect
6.12(e)......................................all.leases.good.st
6.12(f).........................................bldg.no.mat.def
6.12(g)........................................bldg.have.access
6.12(h).......................................no.nonconform.use
6.13................................................sufficiency
6.13(a)..........................................purch.all.prop
6.13(b)...........................................buy.acq.title
6.14...........................................subscriber.accts
6.15................................................intell.prop
6.15(a)...........................................intell.prop.a
6.15(a)...........................................intell.prop.a
6.16....................................................ins.cov
6.17............................................license.permits
6.17(a)..........................................correctly.desc
6.17(b).......................................license.permits.b
6.17(f).......................................licence.permits.f
6.18...............................................finders.fees
6.19.............................................environ.compl.
6.21...............................................subsidiaries
6.20..............................................phases.cercla
6.22.................................Price Corporation.sec.docs
6.23...........................................finan.statements
6.24.................................................disclosure
6.25.....................................................tx.pnn

7...................................................rep.war.buy
7.01.............................................org.and.exist.
7.02.............................................buy.corp.autho
7.03..............................................buy.gov.autho
7.04.........................................sec.noncontravent.
7.05.............................................buy.litigation
7.07...........................................buy.finders.fees
7.08.........................................acquiror.capitaliz
7.08(a)..........................................authorized.cap
7.09................................................sec.filings
7.09(a).............................................date.hereof
7.09(b).............................................filing.date
7.09(c)...........................................info.provided
7.09(d).........................................rep.and.warrant

8..................................................cov.sell.art
8.01.............................................sell.cond.busi
8.01(b)...........................................pay.all.accts
8.01(i)........................................not.take.or.omit
8.05.................................................acc.inform
8.05(a)........................................full.access.info
8.05(b).........................................hold.confid.doc
8.05(c)............................................on.and.after
8.06..........................................not.of.cer.events
8.07....................................................noncomp
8.07(a).............................................noncomp.sub
8.07(b)....................................invalid.will.not.aff
8.08............................................stockholder.mtg
8.09........................................................035
8.10...............................................company.debt
8.11..............................................mnmm.csh.blnc

9...................................................cov.buy.art
9.01.............................................confientiality
9.02.....................................................access
9.04...........................................dir.officer.liab
9.04(a).....................................................041
9.04(b).....................................................043
9.04(c).....................................................044
9.05............................................retis.statement
9.06.........................................stock.exch.listing
9.07........................................................ipo
9.08.......................................................9.08

10.................................................cov.buy.sell
10.01........................................best.efforts.furth
10.02..............................................cert.filings
10.03...........................................public.announce
10.01(b).........................................subject.to.the
10.04..........................................trade;tradenames
10.04(a).......................................buy.not.use.mark
10.04(b)........................................after.the.clos.
10.04(c)......................................buy.not.chg.marks
10.04(d).........................................cease.use.mark
10.05..................................................warn.act
10.06............................................ho.systems.con
10.07............................................trans.serv.agt
10.08.............................................giantbear.agr
10.08(a)...........................................for.a.period
10.08(b).................................................end.30

11..................................................tax.matters
11.01...........................................tax.definitions
11.02.............................................tax.represent
11.02(a)........................................filing.and.pymt
11.02(b)......................................financial.records
11.02(c).........................................procedure.comp
11.02(d)........................................taxing.jurisdic
11.02(e)............................................tax.sharing
11.02(f)...........................................certain.agts
11.02(g)...........................................post-closing
11.02(h)........................................property.leases
11.02(i)......................................certain.elections
11.03.................................................covenants
11.03(a)......................................without.the.prior
11.03(b)........................................all.returns.req
11.03(c)..............................................pcc.shall
11.03(d)...........................Price Corporation.will.allow
11.03(e).......................................neither.the.comp
11.03(f)...........................................all.transfer
11.03(g)............................................any.and.all
11.04..........................................coop.on.tax.matt
11.04(a).............................................coop.fully
11.04(b)..........................................further.agree
11.05.............................................no.carrybacks
11.06.................................................tax.indem
11.06(a).......................................buyer.indemnitee
11.06(b)........................................purposes.of.sec
11.06(c)........................................give.prompt.not
11.06(d)..........................................not.be.liable
11.06(e).......................................any.claim.of.any
11.09..........................................certain.disputes

12.................................................emp.bene.art
12.01............................................employ.ben.def
12.02................................................erisa.reps
12.02(a)......................................empl.benefit.plan
12.04............................................sell.employees
12.06.....................................................sever

13................................................cond.to.clos.
13.01................................................cond.oblig
13.02............................................cond.oblig.buy
13.02(c).........................................no.mat.adv.eff
13.02(e).........................................not.instituted
13.03...........................................cond.oblig.sell

14...............................................surv.indem.art
14.01..................................................survival
14.02...........................................indemnification
14.02(a)..........................................seller.hereby
14.02(a)(i).......................................dam.misrepres
14.02(b)........................................acquiror.hereby
14.03................................................procedures
14.04...................................................Payment

15.....................................................term.art
15.01..............................................grounds.term
15.02...............................................effect.term
15.01(d).........................................trans.con.here
15.01(e)........................................fail.make.withd

15.01(f).........................................ipo.reg.st.ann
15.01(h).................................................15.01h

16.....................................................misc.art
16.01...................................................notices
16.02...............................................amend.waive
16.02(a).........................................any.prov.amend
16.02(b).........................................no.delay.waive
16.03..................................................expenses
16.05.............................................governing.law
16.06..............................................jurisdiction
16.07.........................................waiver.jury.trial
16.08..............................................counterparts
16.09................................................entire.agt
16.10...........................................bulk.sales.laws
16.13..................................................captions